Filed Pursuant to Rule 424(b)(3)
Registration No.: 333-169075

AMERICAN REALTY CAPITAL HEALTHCARE TRUST, INC.

SUPPLEMENT NO. 17, DATED APRIL 30, 2012,
TO THE PROSPECTUS, DATED FEBRUARY 18, 2011

This prospectus supplement (this “Supplement No. 17”) is part of the prospectus of American Realty Capital Healthcare Trust, Inc. (the “Company”, “we”, “our” or “us”), dated February 18, 2011 (the “Prospectus”), as supplemented by Supplement No. 10, dated October 18, 2011 (“Supplement No. 10”), Supplement No. 11, dated November 14, 2011 (“Supplement No. 11”), Supplement No. 12, dated December 6, 2011 (“Supplement No. 12”).Supplement No. 13, dated December 12, 2011 (“Supplement No. 13”), Supplement No. 14, dated January 23, 2012 (“Supplement No. 14”), Supplement No. 15, dated March 19, 2012 (“Supplement No. 15”), and Supplement No. 16, dated March 28, 2012 (“Supplement No. 16”). This Supplement No. 17 consolidates, supplements, modifies, supersedes and replaces Supplement No. 10, Supplement No. 11, Supplement No. 12, Supplement No. 13, Supplement No. 14, Supplement No. 15, and Supplement No. 16 and certain information contained in the Prospectus. This Supplement No. 17 should be read in conjunction with the Prospectus. Unless otherwise indicated, the information contained herein is current as of the filing date of the prospectus supplement in which the Company initially disclosed such information. This Supplement No. 17 will be delivered with the Prospectus.

The purpose of this Supplement No. 17 is to, among other things:

•	disclose updated operating information, including the status of this offering, portfolio data (including recent real estate investments), status of distributions, distribution and borrowing policies, share repurchase program information, the shares currently available for sale, selected financial data, and the status of fees paid to and deferred by our advisor, dealer manager and their affiliates;
•	disclose updates to certain management information;
•	disclose the approval by our board of directors and our declaration of an increased distribution rate;
•	update the disclosure relating to the manner of payment of the asset management fees paid by the Company to the advisor;
•	update disclosure regarding the advisory agreement, including disclosure relating to revisions to the advisory agreement relating to the timing and manner of payment of the asset management fees by the Company to the Advisor and revisions relating to the receipt by the Advisor of a non-interest bearing promissory note in connection with the subordinated incentive listing distribution and the subordinated distribution upon termination of the advisory agreement;
•	disclose “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” similar to that filed in our Annual Report on Form 10-K for the year ended December 31, 2011, filed on February 29, 2012;
•	disclose our audited financial statements as of and for the year ended December 31, 2011, as filed in our Annual Report on Form 10-K on February 29, 2012;
•	update disclosure regarding our presentation of funds from operations and modified funds from operations;
•	update disclosure relating to recent real estate investments and potential real estate investments;
•	update disclosure regarding real estate investments;
•	disclose updated prior performance information contained in the Prospectus;
•	update disclosure on the enactment of provisions allowed under Subtitle 8;
•	disclose updates to the distribution reinvestment plan in Appendix B and the disclosure relating thereto, including with respect to Ohio and Alabama investors’ ability to invest in certain features of our distribution reinvestment plan;
•	disclose updates to the provisions of the Company’s share repurchase program that apply in the event of the death of a stockholder to include their application in the event of the disability of a stockholder, and to disclose that the Company’s board of directors may amend, suspend or terminate the Company’s share repurchase program or reduce or increase the number of shares purchased under the program upon 30 days’ notice;
•	update disclosure on reports to stockholders;
•	make clarifications to the election of successor directors by the Company’s stockholders;
•	update disclosure relating to the appointment of one or more IRA custodians;
•	clarify disclosure relating to the process of subscribing for shares and the subscription agreement;
•	update the subscription agreement in Appendix C-1 with respect to Alabama investors’ ability to invest in certain features of our distribution reinvestment plan and other revisions to the subscription agreements; and
•	update disclosure on Appendix E — Letter of Direction.

	Supplement No. 14 Page No.	Prospectus Page No.
OPERATING INFORMATION
Status of the Offering	S-1	N/A
Shares Currently Available for Sale	S-1	N/A
Status of Distributions	S-1	156
Share Repurchase Program	S-3	164
Status of Fees Paid and Deferred	S-3	N/A
Real Estate Investment Summary	S-4	N/A
Selected Financial Data	S-6	N/A
Management Updates	S-7	N/A
PROSPECTUS UPDATES
Prospectus Cover	S-8	Cover
Investor Suitability Standards	S-8	i
Questions and Answers about this Offering	S-8	2
Prospectus Summary	S-9	1
Risk Factors	S-9	22
Board of Directors	S-11	167
Management	S-12	62
Management Compensation	S-17	80
Conflicts of Interest	S-21	92
Certain Relationships and Related Transactions	S-21	78
Management’s Discussion and Analysis of Financial Condition and Results of Operations	S-22	115
Prior Performance Summary	S-38	119
Description of Real Estate Investments	S-48	N/A
Subtitle 8	S-79	159
Distribution Reinvestment Plan	S-79	161
Share Repurchase Program	S-79	164
Plan of Distribution	S-82	183
How to Subscribe	S-85	189
Reports to Stockholders	S-85	191
Experts	S-85	193
Incorporation of Certain Information by Reference	S-86	N/A
Letter of Direction	S-86	E-1
APPENDIX A — PRIOR PERFORMANCE TABLES	A-1	A-1
APPENDIX B — DISTRIBUTION REINVESTMENT PLAN	B-1	B-1
APPENDIX C-1 — SUBSCRIPTION AGREEMENT	C-1-1	C-1
APPENDIX C-2 — MULTI-OFFERING SUBSCRIPTION AGREEMENT	C-2-1	N/A
APPENDIX E — LETTER OF DIRECTION	E-1	E-1

i

OPERATING INFORMATION

Status of the Offering

We commenced our initial public offering of 150.0 million shares of common stock on February 18, 2011. On May 12, 2011, we satisfied the escrow conditions of our reasonable best efforts public offering of common stock. On such date, we had received and accepted aggregate subscriptions in excess of the minimum of $2.0 million in shares, broke escrow and issued shares of common stock to our initial investors who were admitted as stockholders. On January 13, 2012, we raised in excess of $75.0 million in aggregate gross proceeds from all investors for shares of our common stock. Accordingly, we are now accepting subscriptions from all states where we have cleared, including subscriptions from residents of Pennsylvania.

As of March 31, 2012, we had acquired 17 commercial properties which were 96.2% leased on a weighted average basis as of such date. As of March 31, 2012, we had total real estate investments, at cost, of $195.3 million. As of December 31, 2011, we had incurred, cumulatively to that date, $12.3 million in selling commissions, dealer manager fees and other organizational and offering costs for the sale of our common stock. Our leverage ratio was approximated 59.3% (calculated as secured mortgage notes payable as a percentage of total real estate investments, at cost) as of March 31, 2012.

We will offer shares of our common stock until February 18, 2013, unless this offering is extended in accordance with the Prospectus, provided that this offering will be terminated if all 150.0 million shares of our common stock are sold before such date (subject to our right to reallocate shares offered pursuant to our distribution reinvestment plan, or DRIP, for sale in the initial public offering of our common stock, or our IPO.

Shares Currently Available for Sale

As of March 31, 2012, we had received aggregate gross proceeds of $132.3 million from the sale of 13.3 million shares of common stock in our public offering. As of March 31, 2012, there were 13.4 million shares of our common stock outstanding, including restricted stock and shares issued under the DRIP. As of March 31, 2012, there were 136.7 million shares of our common stock available for sale, excluding shares available under our DRIP.

Status of Distributions

On December 10, 2011, our board of directors approved and we declared an increase to our existing distribution rate from a 6.60% to a 6.80% annualized rate based on the common share price of $10.00. The board of directors unanimously approved such dividend increase as a result of the Company’s earnings growth through accretive acquisitions.

The new distribution rate began accruing on January 1, 2012. Our distributions will continue to be payable by the 5th day following each month end to stockholders of record at the close of business each day during the prior month. The dividend will be calculated based on stockholders of record each day during the applicable period at a rate of $0.00186301370 per day.

Our first distribution was paid on August 1, 2011 to stockholders of record at the close of business each day during the period commencing July 21, 2011 (30 days after the date of our first property acquisition) through July 31, 2011. We have continued to pay distributions to our stockholders each month since our initial distribution payment in August 2011.

The amount of distributions payable to our stockholders is determined by our board of directors and is dependent on a number of factors, including funds available for distribution, financial condition, capital expenditure requirements, as applicable, requirements of Maryland law and annual distribution requirements needed to qualify and maintain our status as a real estate investment trust, or REIT, under the Internal Revenue Code of 1986, as amended (the “Code”). Our board of directors may reduce the amount of distributions paid or suspend distribution payments at any time and therefore distribution payments are not assured. We may also defer, suspend and/or waive advisor fees and expense reimbursements if we have not generated sufficient cash flow from our operations and other sources to fund distributions. For a further discussion, see the section of the Prospectus entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources.” For a discussion on MFFO, which our management uses as a supplemental measure to reflect operating performance, see the section of the Prospectus entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations  — Liquidity and Capital Resources — Funds from Operations and Modified Funds from Operations.”

During the year ended December 31, 2011, distributions paid to common stockholders totaled $0.7 million, inclusive of $0.3 million of distributions issued under the DRIP. Distribution payments are dependent on the availability of funds. Our board of directors may reduce the amount of distributions paid or suspend distribution payments at any time and therefore distribution payments are not assured.

As of December 31, 2011, cash used to pay our distributions was primarily generated from proceeds from the issuance of common stock and common stock issued under the DRIP during the year ended December 31, 2011. We have continued to pay distributions to our stockholders each month since our initial distribution payment in August 2011. There is no assurance that we will continue to declare distributions at this rate.

The following table shows the sources for the payment of distributions to common stockholders for the periods indicated. The first distribution was paid in August 2011. (dollar amounts in thousands)

	Three Months Ended September 30, 2011		Three Months Ended December 31, 2011		Total
		Percentage of Distributions		Percentage of Distributions		Percentage of Distributions
Distributions:
Distributions paid in cash	$51		$325		$376
Distributions reinvested	44		255		299
Total distributions	$95		$580		$675
Source of distributions:
Cash flows provided by operations(1)	$—	—%	$—	—%	$—	—%
Proceeds from issuance of common stock	51	53.7%	325	56.0%	376	55.7%
Common stock issued under the DRIP/Offering Proceeds	44	46.3%	255	44.0%	299	44.3%
Total sources of distributions	$95	100.0%	$580	100.0%	$675	100.0%
Cash flows used in operations (GAAP basis)	$(992)		$(895)		$(1,887)
Net loss (in accordance with GAAP)	$(1,118)		$(2,655)		$(3,773)

(1)	Cash flows used in operations for the three months ended September 30, 2011 and December 31, 2011 included acquisition and transaction related expenses of $1.1 million and $2.1 million, respectively.

The following table compares cumulative distributions paid to cumulative net loss (in accordance with GAAP) for the period from August 23, 2010 (date of inception) through December 31, 2011 (in thousands):

For the Period from August 23, 2010 (date of inception) to December 31, 2011
Distributions paid:
Common stockholders in cash	$376
Common stockholders pursuant to DRIP	299
Total distributions paid	$675
Reconciliation of net loss:
Revenues	$3,314
Acquisition and transaction-related	(3,415)
Depreciation and amortization	(1,535)
Property operating expenses	(863)
Other non-operating expenses	(1,619)
Net income attributable to non-controlling interests	32
Net loss (in accordance with GAAP)(1)	$(4,086)

(1)	Net loss as defined by GAAP includes the non-cash impact of depreciation and amortization expense as well as costs incurred relating to acquisitions and related transactions.

Share Repurchase Program

Our share repurchase program generally requires you to hold your shares for at least one year prior to submitting them for repurchase by us. Our share repurchase program also contains numerous restrictions on your ability to sell your shares to us. During any calendar year, we may repurchase no more than 5.0% of the weighted-average number of shares outstanding during the prior calendar year. Further, the cash available for redemption on any particular date will generally be limited to the proceeds from the dividend reinvestment plan and will limit the amount we spend to repurchase shares in a given quarter to the amount of proceeds we received from our distribution reinvestment plan in that same quarter; however, subject to the limitations described above, we may use other sources of cash at the discretion of our board of directors. We may amend, suspend or terminate our share repurchase program at any time upon not less than 30 days’ notice.

We first received and accepted subscriptions in this offering in March 2011. Because shares of common stock must be held for at least one year, no shares will be eligible for redemption prior to March 2012. Notwithstanding the foregoing and pursuant to our share repurchase program, we received two requests to redeem shares of our common stock resulting from the deaths of stockholders. As of December 31, 2011, we redeemed or accrued the redemption of 6,241 shares at an average of $10.00 per share for $0.1 million due to the death of stockholders. We will fund the share redemptions from the cumulative proceeds of the sale of our common shares pursuant to our DRIP.

Status of Fees Paid and Deferred

As of December 31, 2011, we had incurred, cumulatively to that date, approximately $12.3 million in offering costs for the sale of our common stock and $3.4 million for acquisition costs related to our portfolio of properties. No property management fees or asset management fees have been paid to our property manager or advisor.

Real Estate Investment Summary

Real Estate Portfolio

The Company acquires and operates commercial properties. As of March 31, 2012, the properties the Company owned were 96.2% leased on a weighted average basis. The Company’s portfolio of real estate properties is comprised of the following properties as of March 31, 2012:

Portfolio	Acquisition Date	Number of Properties	Square Feet	Occupancy	Remaining Lease Term(1)	Net Operating Income(2)	Base Purchase Price(3)	Capitalization Rate(4)	Annualized Rental Income(5) per Square Foot
						(in thousands)	(in thousands)
Texarkana	Jun. 2011	1	18,268	100%	9.3	$431	$4,500	9.6%	$23.59
DaVita, Marked Tree	Jun. 2011	1	4,596	100%	9.8	128	1,444	8.9%	27.85
DaVita, Rockford	Jul. 2011	1	7,032	100%	9.3	195	2,050	9.5%	27.87
Carson Tahoe Specialty Medical Plaza	Sept. 2011	1	154,622	100%	6.1	2,493	28,990	8.6%	16.06
Durango Medical Plaza	Sept. 2011	1	73,094	76.8%	7.8	1,900	22,886	8.3%	28.96
CareMeridian Rehabilitation Facility – Phoenix	Sept. 2011	1	13,500	100%	12.5	847	9,016	9.4%	62.74
Reliant Rehabilitation Hospital – Dallas	Nov. 2011	1	64,600	100%	23.6	3,391	33,798	10.0%	52.49
Global Rehabilitation Hospital	Nov. 2011	1	40,828	100%	13.1	1,499	16,526	9.1%	36.71
Spring Creek Medical Plaza	Nov. 2011	1	22,345	100%	8.0	860	9,966	8.6%	38.49
Methodist North Medical Office Building	Dec. 2011	1	73,302	100%	13.1	1,946	24,625	7.9%	26.55
Odessa Regional Medical Center	Dec. 2011	1	39,220	100%	11.4	596	7,359	8.1%	15.20
Cooper Health Medical Office Building	Dec. 2011	1	11,000	100%	8.3	288	3,325	8.7%	26.18
Village Healthcare Center	Jan. 2012	1	7,750	100%	13.1	417	4,482	9.3%	53.81
Biolife Plasma Services	Jan. 2012	1	15,000	100%	8.9	460	5,747	8.0%	30.67
University of Wisconsin Medical Center	Mar. 2012	1	31,374	100%	9.5	730	9,161	8.0%	23.27
Carson Tahoe Medical Office Building	Mar. 2012	1	38.426	82.1%	8.0	689	8,500	8.1%	18.74
Henry Ford Dialysis Center	Mar. 2012	1	10,100	100%	11.5	239	2,878	8.3%	23.66
		17	625,057	96.2%	12.2	$17,106	$195,253	8.8%	$27.76

(1)	Remaining lease term in years as of March 31, 2012, calculated on a weighted-average basis.
(2)	Annualized net operating income as of December 31, 2011 for the leases in place in the property portfolio as of March 31, 2011. Net operating income is rental income on a straight-line basis, which include tenant concessions such as free rent, as applicable, plus operating expense reimbursement revenue less property operating expenses.
(3)	Contract purchase price, excluding acquisition related costs.
(4)	Net operating income divided by base purchase price.
(5)	Annualized rental income as of March 31, 2012 for the property portfolio on a straight-line basis, which includes tenant concessions such as free rent, as applicable.

Future Lease Expirations

The following is a summary of lease expirations for the next ten years at the properties we owned as of March 31, 2012 (dollar amounts in thousands):

Year of Expiration	Number of Leases Expiring	Annualized Rental Income(1)	Annualized Rental Income as a Percentage of the Total Portfolio	Leased Rentable Sq. Ft.	Percent of Portfolio Rentable Sq. Ft. Expiring
2012	—	$—	—	—	—
2013	—	—	—	—	—
2014	4	261	1.5%	10,222	1.7%
2015	3	221	1.3%	8,149	1.4%
2016	3	306	1.8%	19,283	3.2%
2017	1	177	1.0%	7,086	1.2%
2018	9	3,128	18.0%	170,069	28.3%
2019	—	—	—	—	—
2020	5	1,960	11.3%	50,474	8.4%
2021	6	1,791	10.3%	74,351	12.4%
Total	31	$7,844	45.2%	339,634	56.6%

(1)	Annualized rental income as of March 31, 2012 on a straight-line basis, which includes tenant concessions such as free rent, as applicable.

Tenant Concentration

The following table lists tenants whose square footage is greater than 10% of the total portfolio square footage as of March 31, 2012:

Tenant	Number of Units Occupied by Tenant	Square Feet	Square Feet as a % of Total Portfolio	Lease Expiration	Average Remaining Lease Term(1)	Renewal Options	Annualized Rental Income(2)	Annualized Rental Income per Sq. Ft.
							(in thousands)
Carson Tahoe Regional Healthcare	7	131,752	21.9%	Various	11.4	Various	$2,331	$17.69
Methodist Services, Inc.	2	73,302	12.2%	Jan & Feb. 2025	12.9	None	$1,946	$26.55
Reliant Rehabilitation Hospital – Dallas	1	64,600	10.7%	Aug. 2035	23.4	2 – 10 yr.	$3,391	$52.49

(1)	Remaining lease term in years as of March 31, 2012.
(2)	Annualized rental income as of March 31, 2012 for the tenant on a straight-line basis.

Selected Financial Data

The following selected financial data as of December 31, 2011 and 2010 and the year ended December 31, 2011 and the period from August 23, 2010 (date of inception) December 31, 2010:

	December 31,
Balance sheet data (in thousands)	2011	2010
Total real estate investments, at cost	$165,041	$—
Total assets	172,315	844
Mortgage notes payable	110,721	—
Note payable	2,500	—
Total liabilities	118,490	645
Total equity	53,825	199

Operating data (in thousands, except share and per share data)	For the Year Ended December 31, 2011	For the Period from August 23, 2010 (date of inception) to December 31, 2010
Total revenues	$3,314		$—
Operating expenses:
Property operating expenses	863		—
Acquisition and transaction related	3,415		—
General and administrative	429		1
Depreciation and amortization	1,535		—
Total operating expenses	6,242		1
Operating loss	(2,928)		(1)
Other income (expenses):
Interest expense	(1,191)		—
Interest income	2		—
Total other expenses	(1,189)		—
Net loss	(4,117)		(1)
Net loss attributable to non-controlling interests	32		—
Net loss attributable to stockholders	$(4,085)		$(1)
Other data:
Cash flows used in operations	$(2,161)		$(1)
Cash flows used in investing activities	(53,348)		—
Cash flows provided by financing activities	60,547		1
Per share data:
Net loss per common share attributable to stockholders – basic and diluted	$(2.48)	$	NM
Distributions declared per common share	$0.66		$—
Weighted-average number of common shares outstanding, basic and diluted	1,649,649		20,000

NM — not meaningful

Management Updates

Effective March 1, 2012, Edward G. Rendell resigned as a member of the board of directors of the company, Mr. Rendell is expected to be appointed to the board of American Realty Capital Global Daily Net Asset Value Trust, Inc., or GDNAV, a non-traded, American Realty Capital-sponsored REIT, upon effectiveness of GDNAV’s Registration Statement filed with the Securities and Exchange Commission.

Simultaneous with Mr. Rendell’s resignation, the board of directors of the Company appointed Robert H. Burns as a member of the board of directors and Audit Committee in accordance with the terms of the company’s bylaws.

Effective March 6, 2012, William M. Kahane resigned as president and chief operating officer of the company, as a result of Mr. Kahane’s appointment as president and chief executive officer of American Realty Capital Trust, Inc., or ARCT. On March 1, 2012, ARCT internalized the management to services previously provided by its affiliates and ARCT’s common stock was listed on The NASDAQ Global Select Market. Mr. Kahane will remain as a member of the board of directors of the Company.

Simultaneous with Mr. Kahane’s resignation, the board of directors of the company appointed Edward M. Weil, Jr., then currently the company’s executive vice president and secretary, as president, chief operating officer and secretary, effective March 6, 2012, in accordance with the terms of the company’s bylaws. Mr. Weil has been executive vice president and secretary of the company since its formation in August 2010.

PROSPECTUS UPDATES

Prospectus Cover

The following disclosure replaces the last full paragraph on the Prospectus cover.

“This offering will end no later than February 18, 2013, which is two years from the effective date of this offering. If we have not sold all the shares within two years, we may continue the primary offering for an additional year until February 18, 2014. If we decide to continue our primary offering beyond two years from the date of this prospectus, we will provide that information in a prospectus supplement. This offering must be registered in every state in which we offer or sell shares. Generally, these registrations are for a period of one year. Thus, we may have to stop selling shares in any state in which our registration is not renewed or otherwise extended annually.”

The paragraphs relating to “Pennsylvania Investors” and “Tennessee Investors” on the Prospectus cover are deleted in their entirety.

Investor Suitability Standards

The following disclosure replaces the paragraph entitled “Massachusetts, Michigan, Ohio, Iowa, Oregon, Pennsylvania and Washington” in the section entitled “Investor Suitability Standards” on page i of the Prospectus.

“Massachusetts, Michigan, Ohio, Iowa, Oregon, Pennsylvania and Washington

Investors must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. The investor’s maximum investment in the issuer and its affiliates cannot exceed 10% of the Massachusetts, Michigan, Ohio, Iowa, Oregon, Pennsylvania or Washington resident’s net worth. Note that Ohio investors cannot participate in the distribution reinvestment plan feature that reinvests distributions into subsequent affiliated programs.”

The two paragraphs immediately following the “Maine” paragraph in the section entitled “Investor Suitability Standards” on page ii of the Prospectus are deleted in their entirety.

The following disclosure replaces in its entirety the final paragraph under the section entitled “Investor Suitability Standards” on page iii of the Prospectus.

“In order to ensure adherence to the suitability standards described above, requisite criteria must be met, as set forth in the subscription agreement in the form attached hereto as Appendix C-1. In addition, our sponsor, our dealer manager and the soliciting dealers, as our agents, must make every reasonable effort to determine that the purchase of our shares is a suitable and appropriate investment for an investor. In making this determination, the soliciting dealers will rely on relevant information provided by the investor in the investor’s subscription agreement, including information regarding the investor’s age, investment objectives, investment experience, income, net worth, financial situation, other investments, and any other pertinent information. Alternatively, except for investors in Alabama or Tennessee, the requisite criteria may be met using the multi-offerings subscription agreement in the form attached hereto as Appendix C-2, which may be used to purchase shares in this offering as well as shares of other products distributed by our dealer manager; provided, that an investor has received the relevant prospectus(es) and meets the requisite criteria and suitability standards for any such other product(s). Executed subscription agreements will be maintained in our records for six years.”

Questions and Answers about this Offering

The following disclosure replaces in its entirety the third sentence of the section entitled, “What is the experience of your sponsor?” found on page 2 of the Prospectus under the heading “Prospectus Summary.”

“Messrs. Schorsch and Weil are executive officers of seven other publicly offered REITS sponsored by the American Realty Capital group of companies.”

The following disclosure replaces in its entirety the section entitled, “What is the experience of your principal executive officers?” found on pages 2 – 3 of the Prospectus under the heading “Prospectus Summary.”

“Our real estate team is led by seasoned professionals who have institutional experience investing through various real estate cycles. Our chief executive officer has more than 23 years of real estate experience and our president, chief operating officer, treasurer and secretary has more than nine years of real estate experience. In addition, our chief investment officer has almost 20 years of real estate experience and our chief financial officer has 11 years of real estate experience.”

Prospectus Summary

The second paragraph under the section entitled “Prospectus Summary — What kind of offering is this?” on page 4 of the Prospectus is deleted in its entirety.

The following disclosure replaces in its entirety the answer to the question under the section entitled “Prospectus Summary — How do I subscribe for shares?” on page 18 of the Prospectus.

“If you choose to purchase shares in this offering and you are not already a stockholder, you will need to complete and sign the subscription agreement in the form attached hereto as Appendix C-1 for a specific number of shares and pay for the shares at the time you subscribe. Alternatively, unless you are an investor in Alabama or Tennessee, you may complete and sign the multi-offerings subscription agreement in the form attached hereto as Appendix C-2, which may be used to purchase shares in this offering as well as shares of other products distributed by our dealer manager; provided, that an investor has received the relevant prospectus(es) and meets the requisite criteria and suitability standards for any such other product(s).”

The following disclosure replaces footnote (6) under the section entitled (i) “Prospectus Summary —  What conflicts of interest will your advisor and its affiliates face?” on page 8 of the Prospectus and (ii) “Conflicts of Interest — Independent Directors” on page 99 of the Prospectus.

“(6)	Realty Capital Securities, LLC is 100% owned by AR Capital, LLC (formerly known as American Realty Capital II, LLC), which is directly or indirectly owned by Nicholas S. Schorsch, William M. Kahane, Peter M. Budko, Brian S. Block and Edward M. Weil, Jr. and controlled by Nicholas S. Schorsch and William M. Kahane.”

Risk Factors

The following disclosure replaces in its entirety the first sentence of the risk factor on page 25 of the Prospectus under the heading “If our advisor loses or is unable to obtain key personnel, including in the event another American Realty Capital-sponsored program internalizes its advisor, our ability to implement our investment strategies could be delayed or hindered, which could adversely affect our ability to make distributions and the value of your investment.”

“Our success also depends to a significant degree upon the contributions of certain of our executive officers and other key personnel of our advisor, including Nicholas S. Schorsch and Edward M. Weil, Jr., each of whom would be difficult to replace.”

The following disclosure replaces in its entirety the seventh sentence of the risk factor on page 25 of the Prospectus under the heading “If our advisor loses or is unable to obtain key personnel, including in the event another American Realty Capital-sponsored program internalizes its advisor, our ability to implement our investment strategies could be delayed or hindered, which could adversely affect our ability to make distributions and the value of your investment.”

“Further, we do not intend to separately maintain key person life insurance on Messrs. Schorsch or Weil, or any other person.”

The following risk factors are added immediately before the section entitled “Risks Related of Conflicts of Interest” on page 26 of the Prospectus.

“Distributions paid from sources other than our cash flow from operations, particularly from proceeds of this offering, will result in us having fewer funds available for the acquisition of properties and other real estate-related investments and may dilute your interests in us, which may adversely affect our ability to fund future distributions with cash flow from operations and may adversely affect your overall return.

For the six months ended December 31, 2011, our cash flow used in operations of approximately $(1.9 million) was a shortfall of approximately $0.7 million, or 100%, to our distributions paid of $0.7 million during such period, and such shortfall was paid from proceeds of this offering and common stock issued under the DRIP. Additionally, we may in the future pay distributions from sources other than from our cash flow from operations.

Until we acquire additional properties or other real estate-related investments, we may not generate sufficient cash flow from operations to pay distributions. Our inability to acquire additional properties or other real estate-related investments may result in a lower return on your investment than you expect. If we have not generated sufficient cash flow from our operations and other sources, such as from borrowings, the sale of additional securities, advances from our advisor, and/or our advisor’s deferral, suspension and/or waiver of its fees and expense reimbursements, to fund distributions, we may use the proceeds from this offering. Moreover, our board of directors may change our distribution policy, in its sole discretion, at any time. Distributions made from offering proceeds are a return of capital to stockholders, from which we will have already paid offering expenses in connection with this offering. We have not established any limit on the amount of proceeds from this offering that may be used to fund distributions, except that, in accordance with our organizational documents and Maryland law, we may not make distributions that would: (1) cause us to be unable to pay our debts as they become due in the usual course of business; (2) cause our total assets to be less than the sum of our total liabilities plus senior liquidation preferences, if any; or (3) jeopardize our ability to qualify as a REIT.

If we fund distributions from the proceeds of this offering, we will have less funds available for acquiring properties or other real estate-related investments. As a result, the return you realize on your investment may be reduced. Funding distributions from borrowings could restrict the amount we can borrow for investments, which may affect our profitability. Funding distributions with the sale of assets or the proceeds of this offering may affect our ability to generate cash flows. Funding distributions from the sale of additional securities could dilute your interest in us if we sell shares of our common stock or securities convertible or exercisable into shares of our common stock to third party investors. Payment of distributions from the mentioned sources could restrict our ability to generate sufficient cash flow from operations, affect our profitability and/or affect the distributions payable to you upon a liquidity event, any or all of which may have an adverse effect on your investment.

If any of our public communication are held to be in violation of federal securities laws relating to public communications, we could be subject to potential liability. Investors in this offering should rely only on the statements made in this prospectus, as supplemented to date, in determining whether to purchase shares of our common stock.

From time to time, we or our representatives make public statements relating to our business and its prospects. Such communications are subject to federal securities laws. If any of our public communications are held by a court to be in violation of Section 5 of the Securities Act and a claim for damages is brought against us in connection therewith by one or more of our stockholders that purchased shares of our common stock on the basis of such communications before receiving a copy of this prospectus as supplemented to date, and potentially other stockholders, we could be subject to liability in connection with the shares we sold such persons during such period. Such stockholders would have a period of 12 months following the date of any violation determined by a court to have occurred to bring a Section 5 claim. Our liability in a Section 5 claim could include statutory interest from the date of such stockholder’s purchase, in addition to possibly other damages determined by a court. In the event that any of our communications are claimed to have been made in violation of Section 5 of the Securities Act, we expect that we would vigorously contest such claim. Nevertheless, we could not give any assurance as to any court’s ultimate determination with respect to any such claim. Accordingly, there is a risk that we could be subject to potential liability with respect to any Section 5 claim brought against us, and such liability may adversely affect our operating results or financial position.”

The following disclosure replaces in its entirety the first sentence of the risk factor on page 27 of the Prospectus under the heading “Our officers and directors face conflicts of interest related to the positions they hold with affiliated entities, which could hinder our ability to successfully implement our business strategy and to generate returns to you.”

“Certain of our executive officers, including Nicholas S. Schorsch, who also serves as the chairman of our board of directors, and Edward M. Weil, Jr., president, chief operating officer and secretary, also are officers of our advisor, our property manager, our dealer manager and other affiliated entities, including the advisor and property manager of other REITs sponsored by the American Realty Capital group of companies.”

The following disclosure is added immediately after “Risk Factors — Reductions in reimbursement from third-party payors, including Medicare and Medicaid, could adversely affect the profitability of our tenants and hinder their ability to make rent payments to us.” on page 41 of the Prospectus.

“A reduction in Medicare payment rates for skilled nursing facilities may have an adverse effect on the Medicare reimbursements received by certain of our tenants, which could adversely affect us.

“On July 29, 2011, the Centers for Medicare and Medicaid Services, or CMS, announced a final rule reducing Medicare skilled nursing facility payments by 11.1%, or $3.87 billion, in fiscal year 2012. In addition to this reduction, there have been numerous initiatives on the federal and state levels for comprehensive reforms affecting the payment for and availability of healthcare services. We currently do not own any skilled nursing facility assets. We have, however, entered into a purchase and sale agreement to acquire a rehabilitation facility specializing in catastrophic brain and spinal injuries located in Phoenix, Arizona that is licensed as a skilled nursing facility. The operator of this facility estimates that approximately 5% of patient revenue is from Medicaid or Medicare. The percentage of patient revenue received from Medicaid or Medicare for this facility may increase in the future and we may acquire other skilled nursing facility assets that rely on revenue from Medicaid or Medicare. This reduction in Medicare payments and aspects of certain of these government initiatives, such as further reductions in funding of the Medicare and Medicaid programs, additional changes in reimbursement regulations by CMS, enhanced pressure to contain healthcare costs by Medicare, Medicaid and other payors, and additional operational requirements, could adversely affect us.”

Board of Directors

The following language replaces in its entirety the first paragraph on page 63 under the heading entitled “Management — General”.

“Any vacancy created by the death, resignation, removal, adjudicated incompetence or other incapacity of a director may be filled only by a vote of a majority of the remaining directors. Independent directors shall nominate replacements for vacancies in the independent director positions. If at any time there are no directors in office, successor directors shall be elected by the stockholders. Each director will be bound by the charter and the bylaws.

At the next annual meeting of stockholders, the board will recommend that stockholders approve an amendment to the charter providing that any vacancy created by an increase in the number of directors may be filled only by a vote of a majority of our stockholders, rather than by vote of the majority of remaining directors.”

The following language replaces in its entirety the first paragraph on page 167 under the heading entitled “Summary of our Organizational Documents — Board of Directors”.

“Under our organizational documents, upon commencement of this offering, we must have at least three but not more than ten directors. Our charter currently fixes the number of directors at five. A majority of these directors must be “independent” (as defined below) except for a period of up to 60 days after the death, resignation or removal of an independent director. A director may resign at any time and may be removed with or without cause by the affirmative vote of stockholders entitled to cast not less than a majority of the votes entitled to be cast generally in the election of directors. A vacancy on the board caused by the death, resignation or incapacity of a director, within the limits described above, may be filled only by the vote of a majority of the remaining directors whether or not the voting directors constitute a quorum. Any vacancy created by an increase in the number of directors may be filled only by a vote of a majority of our stockholders. Our charter and bylaws require our committees to be comprised entirely of independent directors.

At the next annual meeting of stockholders, the board will recommend that stockholders approve an amendment to the charter providing that any vacancy created by an increase in the number of directors may be filled only by a vote of a majority of our stockholders, rather than by vote of the majority of remaining directors.”

Management

The following disclosure replaces the third paragraph on page 63 of the Prospectus under the section entitled “Management”.

“Our board of directors has established policies on investments and borrowing, the general terms of which are set forth in this prospectus. The directors may establish further policies on investments and borrowings. The directors will monitor our and our advisor’s administrative procedures, investment operations and performance to ensure that the policies are fulfilled and are in the best interest of our stockholders.”

The following disclosure replaces in its entirety the table under the section entitled “Management —  Executive Officers and Directors” on page 64 of the Prospectus.

“Name	Age	Position(s)
Nicholas S. Schorsch	51	Chairman of the Board of Directors and Chief Executive Officer
Edward M. Weil, Jr.	45	President, Chief Operating Officer and Secretary
W. Todd Jensen	46	Executive Vice President and Chief Investment Officer
Peter M. Budko	52	Executive Vice President
Brian S. Block	40	Executive Vice President and Chief Financial Officer
William M. Kahane	64	Director
Leslie D. Michelson	61	Independent Director
Robert H. Burns	82	Independent Director
Walter P. Lomax, Jr.	79	Independent Director”

The following disclosure replaces in its entirety the biography for William M. Kahane found on pages 65 – 66 of the Prospectus under the heading “Management — Executive Officers and Directors.”

“William M. Kahane has served as a director of our company since our formation in August 2010. Mr. Kahane also served as president and chief operating officer of our company, our property manager and our advisor from August 2010 until March 2012. He has been active in the structuring and financial management of commercial real estate investments for over 35 years. Mr. Kahane has served as an executive officer of ARCT, the ARCT advisor and the ARCT property manager since their formation in August 2007. He also has served as a director of ARCT since August 2007. Mr. Kahane currently serves as a director of ARC RCA since its formation in July 2010. He also served as an executive officer of ARC RCA and the ARC RCA advisor from their formation in July 2010 and May 2010, respectively, until March 2012. Mr. Kahane also has been a director of PE-ARC since its formation in December 2009. Mr. Kahane has served as a director of NYRR since its formation in October 2009 and as an executive officer of NYRR from October 2009 until March 2012 and as an executive officer of the NYRR advisor and property manager from their formation in November 2009 until March 2012. Mr. Kahane served as a director and as an executive officer of ARC DNAV, and as an executive officer of the ARC DNAV advisor and the ARC DNAV property manager from their formation in September 2010 until March 2012. Mr. Kahane served as an executive officer of ARCT III from October 2010 until April 2012 and as an executive officer of the ARCT III advisor and the ARCT III property manager from their formation in October 2010 until April 2012. Mr. Kahane served as a director and executive officer of ARCP and as an executive officer of the ARCP advisor from their formation in December 2010 and November 2010, respectively, until March 2012. Mr. Kahane also has been an interested director of BDCA since its formation in May 2010 and, until March 2012, was the president of BDCA. Mr. Kahane also served as president and chief operating officer of the BDCA advisor from its formation in June 2010 until March 2012. Mr. Kahane has served as a member of the investment committee of Aetos Capital Asia Advisors, a $3 billion series of opportunistic funds focusing on assets primarily in Japan and China, since 2008.

Mr. Kahane began his career as a real estate lawyer practicing in the public and private sectors from 1974 – 1979. From 1981 – 1992, Mr. Kahane worked at Morgan Stanley & Co., specializing in real estate, becoming a managing director in 1989. In 1992, Mr. Kahane left Morgan Stanley to establish a real estate advisory and asset sales business known as Milestone Partners which continues to operate and of which Mr. Kahane is currently the chairman. Mr. Kahane worked very closely with Mr. Schorsch while a trustee at AFRT (April 2003 to August 2006), during which time Mr. Kahane served as chairman of the finance committee of AFRT’s board of trustees. Mr. Kahane has been a managing director of GF Capital Management & Advisors LLC, a New York-based merchant banking firm, where he has directed the firm’s real estate investments since 2001. GF Capital offers comprehensive wealth management services through its subsidiary TAG Associates LLC, a leading multi-client family office and portfolio management services company with approximately $5 billion of assets under management. Mr. Kahane also was on the board of directors of Catellus Development Corp., a NYSE growth-oriented real estate development company, where he served as chairman. Mr. Kahane received a B.A. from Occidental College, a J.D. from the University of California, Los Angeles Law School and an MBA from Stanford University’s Graduate School of Business. We believe that Mr. Kahane’s current experience as an executive officer and director of ARCT, his current experience as a director of ARC RCA, BDCA, NYRR and PE-ARC, his prior experience as an executive officer and director of DNAV, ARCT III and ARCP, his prior experience as chairman of the board of Catellus Development Corp. and his significant investment banking experience in real estate make him well qualified to serve as a member of our board of directors.”

The following disclosure replaces in its entirety the biography for Edward M. Weil, Jr. found on page 67 of the Prospectus under the heading “Management — Executive Officers and Directors.”

“Edward M. Weil, Jr. has served as president and chief operating officer of our company since March 2012 and as secretary since our formation in August 2010. He has also served as an executive officer of our advisor and property manager since their formation in August 2010. Mr. Weil served as an executive officer of ARCT, the ARCT advisor and the ARCT property manager from their formation in August 2007 until March 2012. Mr. Weil has served as an executive officer of NYRR from its formation in October 2009 and as an executive officer of the NYRR property manager and the NYRR advisor since their formation in November 2009. Mr. Weil has served as an executive officer of ARC RCA and the ARC RCA advisor since their formation in July 2010 and May 2010, respectively. Mr. Weil has served as a director of ARCT III since February 2012 and as an executive officer of ARCT III, the ARCT III advisor and the ARCT III property manager since their formation in October 2010. Mr. Weil has served as an executive officer, and, beginning in March 2012, a director, of ARC DNAV, the ARC DNAV advisor and the ARC DNAV property manager since their formation in September 2010. Mr. Weil has served as an executive officer, and, beginning in March 2012, a director, of ARCP since their formation in December 2010 and has served as an executive officer of the ARCP advisor since its formation in November 2010. Mr. Weil has served as an executive officer of ARC Global DNAV, the ARC Global DNAV advisor and the ARC Global DNAV property manager since their formation in July 2011, July 2011 and January 2012, respectively. Mr. Weil has been an executive officer of ARCT IV, the ARCT IV advisor and the ARCT IV property manager since their formation in February 2012. Mr. Weil has served as executive vice president and secretary of the BDCA advisor since its formation in June 2010. Mr. Weil has been the chief executive officer of Realty Capital Securities, LLC, our dealer manager, since March 2010. Mr. Weil was formerly the Senior Vice President of Sales and Leasing for American Financial Realty Trust (AFRT, from April 2004 to October 2006), where he was responsible for the disposition and leasing activity for a 33 million square foot portfolio of properties. Under the direction of Mr. Weil, his department was the sole contributor in the increase of occupancy and portfolio revenue through the sales of over 200 properties and the leasing of over 2.2 million square feet, averaging 325,000 square feet of newly executed leases per quarter. After working at AFRT, from October 2006 to May 2007, Mr. Weil was managing director of Milestone Partners Limited and prior to joining AFRT, from 1987 to April 2004. Mr. Weil was president of Plymouth Pump & Systems Co. Mr. Weil attended George Washington University. Mr. Weil holds FINRA Series 7, 24 and 63 licenses.”

The following disclosure replaces the biography of W. Todd Jensen on page 66 of the Prospectus under the section entitled “Management — Executive Officers and Directors.”

“W. Todd Jensen has served as executive vice president and chief investment officer of our company since February 2011. He also has been executive vice president and chief investment officer of our advisor and our property manager since February 2011. Mr. Jensen has almost 20 years of experience in the financing and development of commercial real estate, with more than 15 of those years focused exclusively on the development, leasing and capitalization of healthcare-related real estate. Mr. Jensen worked for The DASCO Companies, as a consultant from December 2008 to January 2009 and as senior vice president from January 2009 to February 2011, focusing on helping to grow its healthcare-related real estate development business. The DASCO Companies develop, finance, lease and manage medical office buildings and outpatient facilities. During that time, Mr. Jensen established relationships with hospitals and health systems representing more than $300 million in potential development. From August 2003 to September 2008, Mr. Jensen served as senior vice president for Lauth Property Group and started, grew and managed its Healthcare Group, which he lead to become the 8th largest healthcare developer in the United States, according to Modern Healthcare Magazine, with more than $150 million in annual development volume. From 1995 to 2003, Mr. Jensen was a partner and regional vice president of Hammes Company, where he established the Mid-Atlantic and Northeast regional offices and sourced more than $315 million in development and project management work for the firm. From 1992 to 1995, Mr. Jensen worked as assistant vice president for Citicorp Securities in its Real Estate Capital Markets group. Mr. Jensen received a B.A. in Economics and Mathematics from Kalamazoo College and an MBA from University of Pennsylvania’s Wharton School.”

The following language replaces in its entirety the second sentence in the biography of Leslie D. Michelson on page 68 of the Prospectus under the section entitled “Management — Executive Officers and Directors”.

“Mr. Michelson also serves as an independent director of ARCT since January 2008, ARC HT since January 2011, ARC RCA since March 2012 and BDCA since January 2011. Mr. Michelson also served as an independent director of ARC DNAV from August 2011 until March 2012 and as a director of NYRR from October 2009 until August 2011.”

The following language replaces in its entirety the last sentence in the biography of Leslie D. Michelson on page 68 of the Prospectus under the section entitled “Management — Executive Officers and Directors”.

“We believe that Mr. Michelson’s previous experience as a member of the board of directors of Catellus Development Corp., a NYSE growth-oriented real estate development company, where he served as a member of the audit committee, his current role as a member of the board of directors of ARCT, RCA and BDCA and his legal education make him well qualified to serve as a member of our board of directors.”

The following disclosure replaces in its entirety the biography for Edward G. Rendell found on page 68 of the Prospectus under the heading “Management — Executive Officers and Directors.”

“Robert H. Burns was appointed as an independent director of our company in March 2012. Mr. Burns has also served as an independent director of NYRR since October 2009, ARCT since January 2008 and ARC HT since March 2012. Mr. Burns also served as an independent director of ARCT III from January 2011 until March 2012. Mr. Burns is a hotel industry veteran with an international reputation and over thirty years of hotel, real estate, food and beverage and retail experience. He founded and built the luxurious Regent International Hotels brand, which he sold in 1992. From 1970 to 1992, Mr. Burns served as Chairman and Chief Executive Officer of Regent International Hotels, where he was personally involved in all strategic and major operating decisions. Mr. Burns and his team of professionals performed site selection, obtained land use and zoning approvals, performed all property due diligence, financed each project by raising equity and arranging debt, oversaw planning, design and construction of each hotel property, and managed each asset. Each Regent hotel typically contained a significant food and beverage element and high-end retail component, frequently including luxury goods such as clothing, jewelry, as well as retail shops. Mr. Burns is extremely familiar with the retail landscape as his flagship hotel in Hong Kong was part of a mixed-use complex anchored by a major enclosed shopping center connected to the Regent Hong Kong. Mr. Burns opened the first Regent hotel in Honolulu, Hawaii in 1970. From 1970 to 1979, the company opened and managed a number of prominent hotels, but gained truly international recognition in 1980 with the opening of The Regent Hong Kong, which brought a new dimension in amenities and service to hotels in the city and attracted attention throughout the world. In all, Mr. Burns developed over 18 major hotel projects, including the Four Seasons Hotel in New York City, the Beverly Wilshire Hotel in Beverly Hills, the Four Seasons Hotel in Milan, Italy, and the Four Seasons Hotel in Bali, Indonesia. Mr. Burns currently serves as Chairman of Barings’ Chrysalis Emerging Markets Fund, a position he has held since 1991, and as a director of Barings’ Asia Pacific Fund, a position he has held since 1986. Additionally, he has been a member of the executive committee of the board of directors of Jazz at Lincoln Center in New York City since 2000. He also chairs the Robert H. Burns Foundation which he founded in 1992. The Robert H. Burns Foundation funds the education of Asian students at American schools. Mr. Burns frequently lectures at Stanford Business School. Mr. Burns served as a faculty member at the University of Hawaii from 1963 to 1994 and as President of the Hawaii Hotel Association from 1968 to 1970. Mr. Burns began his career in Sheraton’s Executive Training Program in 1958, and advanced within Sheraton and then within Westin Hotels from 1962 to 1963. He later spent eight years with Hilton International Hotels from 1963 to 1970. Mr. Burns graduated from the School of Hotel Management at Michigan State University in 1958 and the University of Michigan’s Graduate School of Business in 1960 after serving three years in the U.S. Army in Korea. For the past five years Mr. Burns has devoted his time to owning and operating Villa Feltrinelli on Lago di Garda, in Northern Italy, a small, luxury hotel, and working on developing hotel projects in Asia, focusing on Vietnam and China. We believe that Mr. Burns’ current experience as a director of ARCT and ARC HT and previous experience as a director of ARCT III and NYRR and his experience as a real estate developer for over 40 years, during which he developed over eighteen 18 major hotel projects, make him well qualified to serve as a member of our board of directors.”

The following disclosure is added as the second sentence in the biography of Dr. Walter Lomax, MD on page 68 of the Prospectus under the section entitled “Management — Executive Officers and Directors”.

“Dr. Lomax also serves as an independent director of ARCP since July 2011.”

The following disclosure is added as the first and second full paragraphs on page 69 of the Prospectus.

“Other Key Employees

Sean Leahy has served as the Vice President of Asset Management of the Company since February 2012. Prior to joining the Company, Mr. Leahy served as a member of the management team for Healthcare Trust of America, Inc. (“HTA”) as a Regional Vice President from December 2009 until February 2012. From August 2008 to December 2009, Mr. Leahy served as Managing Director of Tradition Realty Advisors (“TRA”). Prior to TRA, Mr. Leahy was the Director of Portfolio Management and Director of Real Estate for Cole Real Estate Investments (“Cole”) from September 2003 to August 2008. From July 1999 to August 2003, Mr. Leahy served as Assistant Vice President for Lowe Enterprises, a national pension fund advisor. From June 1994 to July 1999, Mr. Leahy worked as a Real Estate Consulting Manager for the Phoenix Office of Ernst & Young LLP (formerly Kenneth Leventhal & Company). Mr. Leahy is a licensed real estate broker and certified public accountant in the State of Arizona. Mr. Leahy received a Bachelor of Science Degree in Finance in December 1992 and a second Bachelors of Science degree in Accounting in May 2004 from the University of Arizona.

Steven Leathers has served as Vice President, Acquisitions of our company since February 2011. Mr. Leathers previously served as a senior member of the real estate investment management platform for Grubb & Ellis Realty Investors specializing in healthcare, where he was directly responsible for sourcing acquisitions and portfolio asset management.

John Wilkins has served as Chief Marketing Officer and Product Manager of our company since October 2010. Mr. Wilkins provides the key interface between our senior management and the broker-dealer community. Mr. Wilkins began his career in the real estate industry and over the last 25 years has worked primarily in property development, asset management, consulting and distributing real estate investment products.”

The following disclosure replaces the first sentence of the third paragraph under the section entitled “Management — Affiliated Companies — Dealer Manager” on page 77 of the Prospectus.

“Our dealer manager is a wholly owned subsidiary of AR Capital, LLC (formerly known as American Realty Capital II, LLC).”

The following disclosure replaces in its entirety the first three paragraphs under the section entitled “Management — The Advisor” on page 74 of the Prospectus.

Our advisor is American Realty Capital Healthcare Advisors, LLC. Our officers and one of our directors also are officers, key personnel and/or members of our advisor. Our advisor has contractual responsibility to us and our stockholders pursuant to the advisory agreement to be executed on the effective date of the registration statement with respect to the shares offered hereby. Our advisor is indirectly majority-owned and controlled by Messrs. Schorsch and Kahane. The officers and key personnel of our advisor are as follows:

Name	Age	Position(s)
Thomas D’Arcy	52	Chief Executive Officer
Edward M. Weil, Jr.	45	President, Chief Operating Officer and Secretary
W. Todd Jensen	46	Executive Vice President and Chief Investment Officer
Peter M. Budko	52	Executive Vice President
Brian S. Block	40	Executive Vice President and Chief Financial Officer

The backgrounds of Messrs. Weil, Jensen, Budko and Block are described in the “Management — Executive Officers and Directors” section of this prospectus.

Thomas P. D’Arcy has served as the chief executive officer of our advisor since April 2012. Mr. D’Arcy has over 28 years of commercial real estate experience. Mr. D’Arcy currently serves as the chairman of the board of directors of Inland Real Estate Corporation (“Inland”) since April 2008 and as an independent director of Inland since 2005. Prior to joining our advisor, Mr. D’Arcy served as president and chief executive officer for Grubb & Ellis Company (“Grubb & Ellis”) since November 2009. He was also a member of its board of directors. Prior to Grubb & Ellis, he was a principal of Bayside Realty Partners, a private real estate company focused on acquiring, renovating and developing land and income-producing real estate from 2004 to 2009. From 2001 to 2003, he served as president and chief executive officer of Equity Investment Group, a private real estate investment trust, and as chairman and chief executive officer of Bradley Real Estate, Inc., a NYSE-listed REIT from 1989 to 2000. Mr. D’Arcy is a graduate of Bates College.”

The following disclosure replaces in its entirety the fourth sentence of the first paragraph under the section entitled, “Management — Affiliated Companies — Property Manager” found on page 76 of the Prospectus.

“Edward M. Weil, Jr. serves as president, chief operating officer and secretary of our property manager.”

The following disclosure replaces in its entirety the first sentence under the heading entitled, “Management — Investment Decisions” on page 78 of the Prospectus.

“The primary responsibility for the investment decisions of our advisor and its affiliates, the negotiation for these investments, and the property management and leasing of these investment properties resides with Nicholas S. Schorsch, Edward M. Weil, Jr., W. Todd Jensen, Peter M. Budko and Brian S. Block.”

The following disclosure replaces in its entirety the second sentence of the second paragraph under the section entitled, “Management — Certain Relationship and Related Transactions — Advisory Agreement” found on pages 78 – 79 of the Prospectus.

“Edward M. Weil, Jr., our president, chief operating officer and secretary, also is the president, chief operating officer and secretary of our advisor.”

The following disclosure replaces in its entirety the second sentence of the section entitled, “Management — Certain Relationship and Related Transactions — Dealer Manager Agreement” found on page 79 of the Prospectus.

“Nicholas S. Schorsch, our chief executive officer and chairman of our board of directors, and William M. Kahane, a director, together indirectly own a majority of the ownership and voting interests of our dealer manager.”

Management Compensation

The following disclosure is added as the fourth sentence in the paragraph on page 9 immediately following the caption “Prospectus Summary — What are the fees that you will pay to the advisor, the advisor’s affiliates, the dealer manager and your directors?

“In the discretion of our board of directors, the asset management fee may be paid in cash, common stock or restricted stock grants, or any combination thereof.”

The following disclosure replaces the section of the management compensation table entitled “Compensation and Restricted Stock Awards to Independent Directors” on (i) page 15 of the Prospectus under the section entitled “Prospectus Summary — What are the fees that you will pay to the advisor, its affiliates, the dealer manager and your directors? — Compensation and Restricted Stock Awards to Independent Directors” and (ii) page 86 of the Prospectus under the section entitled “Management Compensation”.

“Type of Compensation	Determination of Amount	Estimated Amount for Minimum Offering (200,000 shares)/ Maximum Offering (150,000,000 shares)
Compensation and Restricted Stock Awards to Independent Directors	We pay to each of our independent directors a retainer of $30,000 per year, plus $2,000 for each board or board committee meeting the director attends in person ($2,500 for attendance by the chairperson of the audit committee at each meeting of the audit committee), $750 for each meeting the director attends virtually and $1,500 for each meeting the director attends by telephone. If there is a meeting of the board and one or more committees in a single day, the fees will be limited to $2,500 per day ($3,000 for the chairperson of the audit committee if there is a meeting of such committee). Each independent director also is entitled to receive an award of 3,000 restricted shares of common stock under our employee and director incentive restricted share plan when he or she joins the board and on the date of each annual stockholder’s meeting thereafter. Restricted stock issued to independent directors will vest over a five-year period following the first anniversary of the date of grant in increments of 20% per annum.	The independent directors, as a group, will receive for a full fiscal year: (i) estimated aggregate compensation of approximately $107,000 and (ii) 9,000 restricted shares of common stock.”

The following disclosure replaces in its entirety the first paragraph of the section entitled “Management  — Compensation of Directors” on page 69 of the Prospectus.

“We pay to each of our independent directors a retainer of $30,000 per year, plus $2,000 for each board or board committee meeting the director attends in person ($2,500 for attendance by the chairperson of the audit committee at each meeting of the audit committee) and $1,500 for each meeting the director attends by telephone. If there is a meeting of the board and one or more committees in a single day, the fees will be limited to $2,500 per day ($3,000 for the chairperson of the audit committee if there is a meeting of such committee). Our board of directors also may approve the acquisition of real property and other related investments valued at $20,000,000 or less; and in which any portfolio of properties is valued in the aggregate of $75,000,000 or less, via electronic board meetings whereby the directors cast their votes in favor or against a proposed acquisition via email. The independent directors are entitled to receive $750 for each transaction reviewed and voted upon with a maximum of $2,250 for three or more transactions reviewed and voted upon per meeting.”

The following disclosure replaces the section of the management compensation table entitled “Subordinated Distribution upon Termination of the Advisory Agreement” on (i) page 17 of the Prospectus under the section entitled “Prospectus Summary — What are the fees that you will pay to the advisor, its affiliates, the dealer manager and your directors? — Subordinated Distribution upon Termination of the Advisory Agreement” and (ii) page 88 of the Prospectus under the section entitled “Management Compensation — Subordinated Distribution upon Termination of the Advisory Agreement.”

“Type of Compensation	Determination of Amount	Estimated Amount for Minimum Offering (200,000 shares)/ Maximum Offering (150,000,000 shares)
Subordinated Distribution upon Termination of the Advisory Agreement	Upon termination or non-renewal of the advisory agreement, our advisor or its assignees will receive distributions from our operating partnership payable in the form of a non-interest bearing promissory note. In addition, our advisor or its assignees may elect to defer its right to receive a subordinated distribution upon termination until either a listing on a national securities exchange or other liquidity event occurs.	Not determinable at this time. There is no maximum amount of this distribution.”

The following disclosure replaces the section of the Management Compensation table entitled “Asset Management Fees” on (i) page 12 of the Prospectus under the section entitled “Prospectus Summary —  What are the fees that you will pay to the advisor, its affiliates, the dealer manager and your directors?” and (ii) page 81 of the Prospectus under the section entitled “Management Compensation.”

“Type of Compensation	Determination of Amount	Estimated Amount for Minimum Offering (200,000 shares)/ Maximum Offering (150,000,000 shares)
Asset Management Fees	We will pay our advisor or its assignees a fee equal to 0.75% per annum of average invested assets. For purposes of this prospectus, “average invested assets” means, for any period, the average of the aggregate book value of our assets invested, directly or indirectly, in properties, mortgage loans and other debt financing investments and other real estate-related investments permitted under our charter secured by real estate before reserves for depreciation or bad debts or other similar non-cash reserves, computed by taking the average of these values at the end of each month during the period; provided, however, that the asset management fee shall be reduced by any amounts payable to our property manager as an oversight fee, such that the aggregate of the asset management fee and the oversight fee does not exceed 0.75% per annum of average invested assets. This fee will be payable on the first business day of each month for the respective current month in the amount of 0.0625% of average invested assets as of such date, adjusted for appropriate closing dates for individual investments. This fee shall be payable, at the discretion of our board of directors, in cash, common stock or restricted stock grants, or any combination thereof. The amount of the asset management fee will be reduced to the extent that funds from operations, or FFO, as adjusted, during the six months ending on the last day of the calendar quarter immediately preceding the date that such asset management fee is payable, is less than the dividends declared with respect to the six month period. For purposes of this determination, FFO, as adjusted, is FFO (as defined by NAREIT), adjusted to add back (i) acquisition fees and related expenses and (ii) non-cash restricted stock grant amortization, if any. FFO, as adjusted, is not the same as FFO.	Not determinable at this time. Because the fee is based on a fixed percentage of aggregate asset value, there is no maximum dollar amount of this fee.”

The following sentence is added to as a new first sentence to the last paragraph under the section entitled “Management — The Advisor — The Advisory Agreement” on page 76 of the Prospectus.

“We will pay our advisor fees and distributions and reimburse it for certain expenses incurred on our behalf; provided, however, that our advisor has agreed that (i) it will not be entitled to acquisition fees or reimbursement of acquisition expenses if there are insufficient offering proceeds or capital proceeds to pay such expenses and (ii) such expenses not paid to our advisor will not be accrued and paid in subsequent periods to the extent that there are not sufficient offering or capital proceeds to pay them.”

The following disclosure replaces footnote (2) under the heading “Management Compensation” on page 88 of the Prospectus.

“(2)	These organization and offering expenses include all expenses (other than selling commissions and the dealer manager fee) to be paid by us in connection with this offering, including our legal, accounting, printing, mailing and filing fees, charge of our escrow holder, due diligence expense reimbursements to participating broker-dealers and amounts to reimburse our advisor for its portion of the salaries of the employees of its affiliates who provide services to our advisor and other costs in connection with administrative oversight of this offering and marketing process and preparing supplemental sales materials, holding educational conferences and attending retail seminars conducted by broker-dealers. Our advisor will not be reimbursed for the direct payment of such organization and offering expenses that exceed 1.5% of the aggregate gross proceeds of this offering, which may include reimbursements to our advisor for other organization and offering expenses for due diligence fees included in a detailed and itemized invoice. In the sole discretion of our advisor, our advisor may elect to have these fees paid, in whole or in part, in cash or shares of our common stock. For the purposes of the payment of these fees in common stock, if an offering is underway, each share will be valued at the per-share offering price minus the maximum selling commissions and dealer manager fee allowed in this offering. At all other times, each share will be valued by the board of directors in good faith either at the estimated value thereof, calculated in accordance with the provisions of NASD Rule 2340(c)(1) (or any successor rule), or if no such rule then exists, at fair market value.”

The following disclosure replaces footnote (3) under the heading “Management Compensation” on page 88 of the Prospectus.

“(3)	In the sole discretion of our advisor, our advisor may elect to have these fees paid, in whole or in part, in cash or shares of our common stock. For the purposes of the payment of these fees in common stock, if an offering is underway, each share will be valued at the per-share offering price minus the maximum selling commissions and dealer manager fee allowed in this offering. At all other times, each share will be valued by the board of directors in good faith either at the estimated value thereof, calculated in accordance with the provisions of NASD Rule 2340(c)(1) (or any successor rule), or if no such rule then exists, at fair market value.”

The following disclosure replaces footnote (5) under the heading “Management Compensation” on page 89 of the Prospectus.

“(5)	Since the advisor will be reimbursed for its expenses in connection with providing asset management services, the amount of asset management fees will be a profit to the advisor. The asset management fee may be paid, at the discretion of our board of directors, in cash, common stock or restricted stock grants, or any combination thereof. See footnote 3 above.”

The following language replaces in its entirety the second sentence under footnote (9) under the heading “Management Compensation” on page 89 of the Prospectus.

“The subordinated incentive listing distribution will be paid in the form of a non-interest bearing promissory note that will be repaid from the net sale proceeds of each sale of a property, loan or other investment after the date of the listing.”

The following language replaces in its entirety the first sentence under footnote (11) under the heading “Management Compensation” on page 89 of the Prospectus.

“The subordinated distribution upon termination, if any, will be payable in the form of a non-interest bearing promissory note equal to (A) 15.0% of the amount, if any, by which (1) the sum of (w) the fair market value (determined by appraisal as of the termination date) of our investments on the termination date, less (x) any loans secured by such investments, plus (y) total distributions paid through the termination date on shares issued in offerings through the termination date, less (z) any amounts distributable as of the termination date to limited partners who received OP Units in connection with the acquisition of any investments upon the liquidation or sale of such investments (assuming the liquidation or sale of such investments on the termination date), exceeds (2) the sum of the gross proceeds raised in all offerings through the termination date (less amounts paid on or prior to the termination date to purchase or redeem any shares of our common stock purchased in an offering pursuant to our share repurchase plan or otherwise) and the total amount of cash that, if distributed to those stockholders who purchased shares of our common stock in an offering on or prior to the termination date, would have provided such stockholders an annual 6.0% cumulative, non-compounded return on the gross proceeds raised in all offerings through the termination date, measured for the period from inception through the termination date, less (B) any prior payments to the advisor of the subordinated participation in net sales proceeds or the subordinated incentive listing distribution.”

Conflicts of Interest

The following disclosure replaces in its entirety the second sentence of the fourth paragraph under the heading, “Conflicts of Interest” on page 92 of the Prospectus.

“Each of the officers and key personnel, including Messrs. Schorsch and Weil, is currently expected to spend a portion of their time on our behalf.”

The following disclosure replaces in its entirety the first sentence in the first paragraph on page 93 of the Prospectus under the heading, “Conflicts of Interest.”

“In addition, certain of our executive officers, Messrs. Schorsch and Weil also are officers of our advisor, our property manager, our dealer manager and other affiliated entities, including the advisor and property manager of other REITs sponsored by the American Realty Capital group of companies, many of which are in the development stage.”

The following disclosure is added as the second full paragraph on page 95 of the Prospectus under the section entitled “Conflicts of Interest.”

“Affiliated Transactions Best Practices Policy

On March 17, 2011, all of the members of the board of directors voted affirmatively to approve our affiliated transactions best practices policy, which provides that we may not enter into any co-investments or any other business transaction with, or make loans or provide other funding to, directly or indirectly, any investment program or other entity sponsored by the American Realty Capital group of companies or otherwise controlled or sponsored, or in which ownership (other than certain minority interests) is held, directly or indirectly, by Nicholas Schorsch and/or William Kahane, that is a non-traded REIT or private investment vehicle in which ownership interests are offered through securities broker-dealers in a public or private offering. We may, however, enter into a joint investment with a Delaware statutory trust (a “DST”) or a group of unaffiliated tenant in common owners, or TICs, in connection with a private retail securities offering by a DST or to TICs, provided that such investments are in the form of pari passu equity investments, are fully and promptly disclosed to our stockholders and are fully documented among the parties with all the rights, duties and obligations assumed by the parties as are normally attendant to such an equity investment. We must also retain a controlling interest in the underlying investment and the transaction must be approved by the independent directors of the board of directors after due and documented deliberation, including deliberation of any conflicts of interest. The board of directors must determine that the co-investment is fair, both financially and otherwise. In the case of such co-investment, our advisor will be permitted to charge fees at no more than the rate corresponding to our percentage co-investment and in line with the fees ordinarily attendant to such transaction. At any one time, our investment in such co-investments will not exceed 10% of the value of our portfolio.”

Certain Relationships and Related Transactions

The following disclosure replaces the first paragraph under the heading “Management — Certain Relationships and Related Transactions — Advisory Agreement” on page 78 of the Prospectus.

“We entered into an advisory agreement with American Realty Capital Healthcare Advisors, LLC, our advisor, on February 18, 2011, as amended from time to time, whereby our advisor will manage our day-to-day operations. We will pay our advisor a fee equal to 0.75% per annum of the average invested assets); provided, however, that the asset management fee shall be reduced by any amounts payable to our property manager as an oversight fee, such that the aggregate of the asset management fee and the oversight fee does not exceed 0.75% per annum of the average invested assets. This fee will be payable on the first business day of each month for the respective current month in the amount of 0.0625% of average invested assets as of such date, adjusted for appropriate closing dates for individual investments. The asset management fee may be paid, at the discretion of our board of directors, in cash, common stock or restricted stock grants, or any combination thereof. See the section entitled “Management Compensation” for a description of such fees and expense reimbursements.”

Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following disclosure replaces in its entirety the disclosure beginning on page 115 of the Prospectus under the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations”.

Significant Accounting Estimates and Critical Accounting Policies

Set forth below is a summary of the significant accounting estimates and critical accounting policies that management believes are important to the preparation of our financial statements. Certain of our accounting estimates are particularly important for an understanding of our financial position and results of operations and require the application of significant judgment by our management. As a result, these estimates are subject to a degree of uncertainty. These significant accounting estimates and critical accounting policies include:

Organization, Offering, and Related Costs

Organization, offering and related costs include all expenses incurred in connection with our IPO. Organization and offering costs (other than selling commissions and the dealer manager fees) include costs that may be paid by the Advisor, the Dealer Manager or their affiliates on our behalf. These costs include but are not limited to (i) legal, accounting, printing, mailing, and filing fees; (ii) escrow service related fees; (iii) reimbursement of the Dealer Manager for amounts it may pay to reimburse the bona fide diligence expenses of broker-dealers; and (iv) reimbursement to the Advisor for a portion of the costs of its employees and other costs in connection with preparing supplemental sales materials and related offering activities. We are obligated to reimburse the Advisor or its affiliates, as applicable, for organization and offering costs paid by them on our behalf, provided that the Advisor is obligated to reimburse us to the extent organization and offering costs (excluding selling commissions and the dealer manager fee) incurred by us in this offering exceed 1.5% of gross offering proceeds. As a result, these costs are only our liability to the extent aggregate selling commissions, the dealer manager fee and other organization and offering costs do not exceed 11.5% of the gross proceeds determined at the end of our IPO.

Revenue Recognition

Our revenues, which are derived primarily from rental income, include rents that each tenant pays in accordance with the terms of each lease reported on a straight-line basis over the initial term of the lease. Since many of our leases provide for rental increases at specified intervals, straight-line basis accounting requires us to record a receivable, and include in revenues, unbilled rent receivables that we will only receive if the tenant makes all rent payments required through the expiration of the initial term of the lease.

We continually review receivables related to rent and unbilled rent receivables and determine collectability by taking into consideration the tenant’s payment history, the financial condition of the tenant, business conditions in the industry in which the tenant operates and economic conditions in the area in which the property is located. In the event that the collectability of a receivable is in doubt, we record an increase in our allowance for uncollectible accounts or record a direct write-off of the receivable in our consolidated statements of operations.

Investments in Real Estate

Investments in real estate are recorded at cost. Improvements and replacements are capitalized when they extend the useful life of the asset. Costs of repairs and maintenance are expensed as incurred. Depreciation is computed using the straight-line method over the estimated useful lives of up to 40 years for buildings, 15 years for land improvements, five years for fixtures and improvements and the shorter of the useful life or the remaining lease term for tenant improvements and leasehold interests.

We are required to make subjective assessments as to the useful lives of our properties for purposes of determining the amount of depreciation to record on an annual basis with respect to our investments in real estate. These assessments have a direct impact on our net income because if we were to shorten the expected useful lives of our investments in real estate, we would depreciate these investments over fewer years, resulting in more depreciation expense and lower net income on an annual basis. We are required to present the operations related to properties that have been sold or properties that are intended to be sold as discontinued operations in the statement of operations at fair value for all periods presented. Properties that are intended to be sold are to be designated as “held for sale” on the balance sheet.

Long-lived assets are carried at cost and evaluated for impairment when events or changes in circumstances indicate such an evaluation is warranted or when they are designated as held for sale. Valuation of real estate is considered a “critical accounting estimate” because the evaluation of impairment and the determination of fair values involve a number of management assumptions relating to future economic events that could materially affect the determination of the ultimate value, and therefore, the carrying amounts of our real estate. Additionally, decisions regarding when a property should be classified as held for sale are also highly subjective and require significant management judgment.

Events or changes in circumstances that could cause an evaluation for impairment include the following:

•	a significant decrease in the market price of a long-lived asset;
•	a significant adverse change in the extent or manner in which a long-lived asset is being used or in its physical condition;
•	a significant adverse change in legal factors or in the business climate that could affect the value of a long-lived asset, including an adverse action or assessment by a regulator;
•	an accumulation of costs significantly in excess of the amount originally expected for the acquisition or construction of a long-lived asset; and
•	a current-period operating or cash flow loss combined with a history of operating or cash flow losses or a projection or forecast that demonstrates continuing losses associated with the use of a long-lived asset.

We review our portfolio on an ongoing basis to evaluate the existence of any of the aforementioned events or changes in circumstances that would require us to test for recoverability. In general, our review of recoverability is based on an estimate of the future undiscounted cash flows, excluding interest charges, expected to result from the property’s use and eventual disposition. These estimates consider factors such as expected future operating income, market and other applicable trends and residual value expected, as well as the effects of leasing demand, competition and other factors. If impairment exists due to the inability to recover the carrying value of a property, an impairment loss is recorded to the extent that the carrying value exceeds the estimated fair value of the property. We are required to make subjective assessments as to whether there are impairments in the values of our investments in real estate. These assessments have a direct impact on our net income because recording an impairment loss results in an immediate negative adjustment to net income.

Purchase Price Allocation

We allocate the purchase price of acquired properties to tangible and identifiable intangible assets acquired based on their respective fair values. Tangible assets include land, land improvements, buildings, fixtures and tenant improvements on an as-if vacant basis. We utilize various estimates, processes and information to determine the as-if vacant property value. Estimates of value are made using customary methods, including data from appraisals, comparable sales, discounted cash flow analysis and other methods. Amounts allocated to land, land improvements, buildings and fixtures are based on cost segregation studies performed by independent third-parties or on our analysis of comparable properties in our portfolio. Identifiable intangible assets include amounts allocated to acquire leases for above- and below-market lease rates, the value of in-place leases, and the value of customer relationships.

The aggregate value of intangible assets related to in-place leases is primarily the difference between the property valued with existing in-place leases adjusted to market rental rates and the property valued as if vacant. Factors considered by us in our analysis of the in-place lease intangibles include an estimate of carrying costs during the expected lease-up period for each property, taking into account current market conditions and costs to execute similar leases. In estimating carrying costs, we include real estate taxes, insurance and other operating expenses and estimates of lost rentals at market rates during the expected lease-up period, which typically ranges from six to 12 months. We also estimate costs to execute similar leases including leasing commissions, legal and other related expenses.

Above-market and below-market in-place lease values for owned properties are recorded based on the present value (using an interest rate which reflects the risks associated with the leases acquired) of the difference between the contractual amounts to be paid pursuant to the in-place leases and management’s estimate of fair market lease rates for the corresponding in-place leases, measured over a period equal to the remaining non-cancelable term of the lease. The capitalized above-market lease intangibles are amortized as a decrease to rental income over the remaining term of the lease. The capitalized below-market lease values are amortized as an increase to rental income over the remaining term and any fixed rate renewal periods provided within the respective leases. In determining the amortization period for below-market lease intangibles, we initially will consider, and periodically evaluate on a quarterly basis, the likelihood that a lessee will execute the renewal option. The likelihood that a lessee will execute the renewal option is determined by taking into consideration the tenant’s payment history, the financial condition of the tenant, business conditions in the industry in which the tenant operates and economic conditions in the area in which the property is located.

The aggregate value of intangible assets related to customer relationship is measured based on our evaluation of the specific characteristics of each tenant’s lease and our overall relationship with the tenant. Characteristics considered by us in determining these values include the nature and extent of our existing business relationships with the tenant, growth prospects for developing new business with the tenant, the tenant’s credit quality and expectations of lease renewals, among other factors.

The value of in-place leases is amortized to expense over the initial term of the respective leases, which range primarily from two to 24 years. The value of customer relationship intangibles is amortized to expense over the initial term and any renewal periods in the respective leases, but in no event does the amortization period for intangible assets exceed the remaining depreciable life of the building. If a tenant terminates its lease, the unamortized portion of the in-place lease value and customer relationship intangibles is charged to expense.

In making estimates of fair values for purposes of allocating purchase price, we utilize a number of sources, including independent appraisals that may be obtained in connection with the acquisition or financing of the respective property and other market data. We also consider information obtained about each property as a result of our pre-acquisition due diligence, as well as subsequent marketing and leasing activities, in estimating the fair value of the tangible and intangible assets acquired and intangible liabilities assumed. The allocations presented in the accompanying consolidated balance sheets are substantially complete; however, there are certain items that we will finalize once we receive additional information. Accordingly, these allocations are subject to revision when final information is available, although we do not expect future revisions to have a significant impact on our financial position or results of operations.

Derivative Instruments

We may use derivative financial instruments to hedge all or a portion of the interest rate risk associated with our borrowings. The principal objective of such agreements is to minimize the risks and/or costs associated with our operating and financial structure as well as to hedge specific anticipated transactions.

We record all derivatives on the balance sheet at fair value. The accounting for changes in the fair value of derivatives depends on the intended use of the derivative, whether we have elected to designate a derivative in a hedging relationship and apply hedge accounting and whether the hedging relationship has satisfied the criteria necessary to apply hedge accounting. Derivatives designated and qualifying as a hedge of the exposure to changes in the fair value of an asset, liability, or firm commitment attributable to a particular risk, such as interest rate risk, are considered fair value hedges. Derivatives designated and qualifying as a hedge of the exposure to variability in expected future cash flows, or other types of forecasted transactions, are considered cash flow hedges. Derivatives may also be designated as hedges of the foreign currency exposure of a net investment in a foreign operation. Hedge accounting generally provides for the matching of the timing of gain or loss recognition on the hedging instrument with the recognition of the changes in the fair value of the hedged asset or liability that is attributable to the hedged risk in a fair value hedge or the earnings effect of the hedged forecasted transactions in a cash flow hedge. We may enter into derivative contracts that are intended to economically hedge certain of its risk, even though hedge accounting does not apply or we elect not to apply hedge accounting.

Recently Issued Accounting Pronouncements

In January 2010, the Financial Accounting Standards Board, or FASB, amended guidance to require a number of additional disclosures regarding fair value measurements. Specifically, the guidance revises two disclosure requirements concerning fair value measurements and clarifies two others. It requires separate presentation of significant transactions into and out of Levels 1 and 2 of the fair value hierarchy and disclosure of the reasons for such transfers. Also, it requires the presentation of purchases, sales, issuances and settlements within level 3 on a gross basis rather than on a net basis. The amendments clarify that disclosures should be disaggregated by class of asset or liability and that disclosures about inputs and valuation techniques should be provided for both recurring and non-recurring fair value measurements. The adoption of the guidance related to Levels 1 and 2 were effective January 1, 2010, and did not have a material impact on our financial position or results of operations. The adoption of the guidance related to Level 3 was effective January 1, 2011, and did not have a material impact on our financial position or results of operations.

In December 2010, the FASB updated its guidance related to goodwill which affected all entities that have recognized goodwill and have one or more reporting units whose carrying amount for purposes of performing Step 1 of the goodwill impairment test is zero or negative. The guidance modifies Step 1 so that for those reporting units, an entity is required to perform Step 2 of the goodwill impairment test if it is more likely than not that a goodwill impairment exists. In determining whether it is more likely than not that a goodwill impairment exists, an entity should consider whether there are any adverse qualitative factors indicating that an impairment may exist. The qualitative factors are consistent with existing guidance, which requires that goodwill of a reporting unit be tested for impairment between annual tests if an event occurs or circumstances change that would more likely than not reduce the fair value of a reporting unit below its carrying amount. This guidance was adopted on January 1, 2011. The adoption of this guidance did not have a material impact on our financial position or results of operations.

In December 2010, the FASB updated the guidance related to business combinations to address diversity in practice about the interpretation of the pro forma revenue and earnings disclosure requirements for business combinations. The amendment specifies that if a public entity presents comparative financial statements, the entity should disclose revenue and earnings of the combined entity as though the business combination(s) that occurred during the current year had occurred as of the beginning of the comparable prior annual reporting period only. The amendments also expand the supplemental pro forma disclosures to include a description of the nature and amount of material, non-recurring pro forma adjustments directly attributable to the business combination included in the reported pro forma revenue and earnings. The amendment affects any public entity, as defined, that enters into business combinations that are material on an individual or aggregate basis. This guidance was adopted for acquisitions occurring on or after January 1, 2011. The adoption of this guidance did not have a material impact upon our financial position or results of operations.

In May 2011, the FASB issued guidance that expands the existing disclosure requirements for fair value measurements, primarily for Level 3 measurements, which are measurements based on unobservable inputs such as our own data. This guidance is largely consistent with current fair value measurement principles with few exceptions that do not result in a change in general practice. The guidance will be applied prospectively and will be effective for interim and annual reporting periods ending after December 15, 2011. The adoption of this guidance is not expected to have a material impact on our financial position or results of operations as the guidance relates only to disclosure requirements.

In June 2011, the FASB issued guidance requiring entities to present items of net income and other comprehensive income either in one continuous statement — referred to as the statement of comprehensive income — or in two separate, but consecutive, statements of net income and other comprehensive income. The new guidance does not change which components of comprehensive income are recognized in net income or other comprehensive income, or when an item of other comprehensive income must be reclassified to net income. The guidance will be applied prospectively and will be effective for interim and annual reporting periods ending after December 15, 2011. In December 2011, the FASB deferred certain provisions of this guidance related to the presentation of certain reclassification adjustments our of accumulated other comprehensive income, by component in both the statement of comprehensive income and the statement where the reclassification is presented. The adoption of this guidance is not expected to have a material impact on the our financial position or results of operations but will change the location of the presentation of other comprehensive income to more closely associate the disclosure with net income.

In September 2011, the FASB issued guidance that allows entities to perform a qualitative analysis as the first step in determining whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount. If it is determined that it is not more likely than not that the fair value of the reporting unit is less than its carrying amount, then a quantitative analysis for impairment is not required. The guidance is effective for interim and annual impairment tests for fiscal periods beginning after December 15, 2011. The adoption of this guidance is not expected to have a material impact on our financial position or results of operations.

In December 2011, the FASB issued guidance which contains new disclosure requirements regarding the nature of and entity’s rights of offset and related arrangements associated with its financial instruments and derivative instruments. The new disclosures are designed to make financial statements prepared under generally accepted accounting principals (“GAAP”) more comparable to those prepared under International Financial Reporting Standards and will give the financial statement users information about both gross and net exposures. The guidance is effective for interim and annual reporting periods beginning on or after January 1, 2013. The adoption of this guidance is not expected to have a material impact on our financial position or results of operations.

Results of Operations

Comparison of year ended December 31, 2011 to the period from August 23, 2010 (date of inception) to December 31, 2010

As of December 31, 2011, we owned 12 properties with an aggregate purchase price of $164.5 million, comprising 522,407 square feet which were 96.8% occupied on a weighted average basis. The annualized rental income per square foot of the properties at December 31, 2011 was $28.30 with a weighted average remaining lease term of approximately 12.9 years. As of December 31, 2010, we did not own any properties. Accordingly, our results of operations for the year ended December 31, 2011 as compared to the period from August 23, 2010 (date of inception) to December 31, 2010 reflect significant increases in most categories.

Rental income

Rental income was $2.6 million for the year ended December 31, 2011. Rental income was driven by our acquisitions during the year ended December 31, 2011 of $164.5 million of properties, representing 522,407 square feet, which were 96.8% leased as of December 31, 2011 with an annualized rental income per square foot of $28.30. We did not own any properties and therefore, had no rental income for the period from August 23, 2010 (date of inception) to December 31, 2010.

Operating expense reimbursement

Operating expense reimbursement and property operating expense was $0.8 million for the year ended of December 31, 2011. Pursuant to many of our lease agreements, tenants are required to pay their pro rata share of all other operating expenses, in addition to base rent, whereas under certain other lease agreements, the tenants are directly responsible for all operating costs of the respective properties. We did not own any properties and therefore, had no operating expense reimbursement revenue for the period from August 23, 2010 (date of inception) to December 31, 2010.

Fees to Affiliates

Our Advisor and Property Manager are entitled to fees for the management of our properties. The Advisor and Property Manager has elected to waive all asset management and property management fees for the year ended December 31, 2011. For the year ended December 31, 2011, we would have incurred additional asset management fees and property management fees of $0.2 million had these fees not been waived. There were no fees incurred or waived for the period from August 23, 2010 (date of inception) to December 31, 2010.

Property Operating Expenses

Property operating expenses for the year ended December 31, 2011 were $0.9 million. These costs primarily relate to the costs associated with maintaining our properties including real estate taxes, utilities, repairs, maintenance and unaffiliated third party property management fees. We did not own any properties and therefore, had no property operating expenses for the period from August 23, 2010 (date of inception) to December 31, 2010.

Acquisition and Transaction Related Costs

Acquisition and transaction related costs for the year ended of December 31, 2011 were $3.4 million. These costs related to our acquisition of 12 properties with an aggregate purchase price of $164.5 million. There were no properties purchased and therefore no acquisition and transaction related costs for the period from August 23, 2010 (date of inception) to December 31, 2010.

General and Administrative Expenses

General and administrative expenses of $0.4 million for the year ended December 31, 2011 primarily included board member compensation, directors and officers liability insurance and professional fees. General and administrative expenses for the period from August 23, 2010 (date of inception) to December 31, 2010 were immaterial.

Depreciation and Amortization Expense

Depreciation and amortization expense of $1.5 million for the year ended December 31, 2011, related to the purchase of 12 properties acquired in 2011 for an aggregate purchase price of $164.5 million. The purchase price of acquired properties is allocated to tangible and identifiable intangible assets and depreciated or amortized over the estimated useful lives. There were no properties purchased and therefore no depreciation and amortization expense for the period from August 23, 2010 (date of inception) to December 31, 2010.

Interest Expense

Interest expense of $1.2 million for the year ended December 31, 2011, related to mortgage notes payable of $110.7 million with a weighted average effective interest rate of 5.0% and a weight average maturity of 3.9 years. We view these secured financing sources as an efficient and accretive means to acquire properties. There were no properties purchased or financed and therefore no interest expense during the period from August 23, 2010 (date of inception) to December 31, 2010. Interest expense also includes interest related to our unsecured note payable of $2.5 million received in September 2011, which bears interest a fixed interest rate of 8.0% and matures in September 2014.

Our interest expense in future periods will vary based on our level of future borrowings, which will depend on the level of proceeds raised in our offering, the cost of borrowings, and the opportunity to acquire real estate assets which meet our investment objectives.

Net Loss Attributable to Non-Controlling Interests

Net loss attributable to non-controlling interests of $32,000 during the year ended December 31, 2011 represents the net loss that is related to non-controlling interest holders. The net loss primarily related to acquisition and transaction related expenses. There were no non-controlling interest arrangements for the period from August 23, 2010 (date of inception) to December 31, 2010.

Cash Flows for the year ended December 31, 2011

For the year ended December 31, 2011, net cash used in operating activities was $2.2 million. The level of cash flows used in or provided by operating activities is affected by the timing of interest payments and the amount of borrowings outstanding during the period, as well as the receipt of scheduled rent payments. Cash flows used in operating activities during the year ended December 31, 2011 include $3.4 million of acquisition and transaction costs. Results include a net loss adjusted for non-cash items of $2.3 million (net loss of $4.1 million adjusted for depreciation and amortization of tangible and intangible real estate assets, amortization of deferred financing costs and share based compensation of $1.7 million) and an increase in prepaid and other assets of $0.8 million, due to rent receivables, unbilled rent receivables recorded in accordance with straight-line basis accounting and utility related deposits. This cash outflow was partially offset by an increase of $0.8 million in accounts payable and accrued expenses due to interest payable related to mortgages and deferred rent of $0.2 million.

The net cash used in investing activities during the year ended December 31, 2011 of $53.3 million related to the acquisition of 12 properties with an aggregate gross purchase price of $164.5 million. Most of the properties were financed at acquisition date with $110.7 million of mortgage note payables. We assumed $0.4 million of other liabilities in connection with the acquisitions related to tenant deposits and improvements.

Net cash provided by financing activities of $60.5 million during the year ended December 31, 2011 related to proceeds, net of receivables and common stock redemptions, from the issuance of common stock of $68.4 million, $4.5 million of proceeds from notes payable and $4.4 million of contributions from non-controlling interest holders. These inflows were partially offset by payments related to offering costs of $11.5 million, payments related to financing costs of $2.8 million, payments related to notes and mortgage payables of $2.0 million, distributions to stockholders of $0.4 million and $0.1 million of net payments to affiliated entities and an increase in restricted cash.

Cash Flows for the Period from August 23, 2010 (date of inception) to December 31, 2010

Net cash used in operating activities for the period from August 23, 2010 (date of inception) to December 31, 2010 related to a net loss of $1,000 primarily due to bank fees.

Net cash provided by financing activities consisted of proceeds from the issuance of common stock of $0.2 million, partially offset by payments related to offering costs of $0.2 million.

Liquidity and Capital Resources

In May 2011, we had raised proceeds sufficient to break escrow in connection with our IPO. We received and accepted aggregate subscriptions in excess of the $2.0 million minimum and issued shares of common stock to our initial investors who were simultaneously admitted as stockholders. We purchased our first property and commenced our real estate operations in June 2011. As of December 31, 2011, we owned 12 properties with an aggregate purchase price of approximately $164.5 million.

Our principal demands for funds will continue to be for property acquisitions, either directly or through investment interests, for the payment of operating expenses, distributions to our stockholders and non-controlling interest holders, and for the payment of principal and interest on our outstanding indebtedness. Generally, capital needs for property acquisitions will be met through net proceeds received from the sale of common stock through this offering. We may also from time to time enter into other agreements with third parties whereby third parties will make equity investments in specific properties or groups of properties that we acquire. Expenditures other than property acquisitions are expected to be met from a combination of the proceeds from the sale of common stock and cash flows from operations.

We expect to meet our future short-term operating liquidity requirements through a combination of net cash provided by our current property operations and the operations of properties to be acquired in the future and proceeds from the sale of common stock. Management expects that in the future, as our portfolio matures, our properties will generate sufficient cash flow to cover operating expenses and the payment of our monthly distribution. Other potential future sources of capital include proceeds from secured or unsecured financings from banks or other lenders, proceeds from private offerings and undistributed funds from operations.

We expect to continue to raise capital through the sale of our common stock and to utilize the net proceeds from the sale of our common stock and proceeds from secured financings to complete future property acquisitions. As of December 31, 2011, we had 7.0 million shares of common stock outstanding, including restricted stock and shares issues under the DRIP from gross proceeds of approximately $69.1 million. In September 2011, we entered into a $150.0 million multi-tranche mortgage loan agreement to provide funding for a portfolio of 11 properties. During the year ended December 31, 2011, we entered into mortgage loans aggregating $90.9 million in connection with the acquisition of the first six properties in the portfolio of 11 properties and the first and second tranches of this multi-tranche mortgage loan. Thus, approximately $59.1 million of mortgage proceeds remains available to purchase the remaining five properties in the portfolio.

Our board of directors has adopted a share repurchase plan that enables our stockholders to sell their shares to us under limited circumstances. At the time a stockholder requests a redemption, we may, subject to certain conditions, redeem the shares presented for repurchase for cash to the extent we have sufficient funds available to fund such purchase. As of December 31, 2011, we had redeemed or accrued to be redeemed a total 6,241 shares at $10.00 per share for $0.1 million due to the deaths of shareholders.

As of December 31, 2011, we had cash of $5.0 million. We expect cash flows from operations and the sale of common stock to be used primarily to invest in additional real estate, pay debt service, pay operating expenses and pay stockholder distributions.

Acquisitions

Our Advisor evaluates potential acquisitions of real estate and real estate related assets and engages in negotiations with sellers and borrowers on our behalf. Investors should be aware that after a purchase contract is executed that contains specific terms the property will not be purchased until the successful completion of due diligence and negotiation of final binding agreements. During this period, we may decide to temporarily invest any unused proceeds from common stock offerings in certain investments that could yield lower returns than the properties. These lower returns may affect our ability to make distributions.

Funds from Operations and Modified Funds from Operations

Due to certain unique operating characteristics of real estate companies, as discussed below, the National Association of Real Estate Investment Trusts, or NAREIT, an industry trade group, has promulgated a measure known as funds from operations, or FFO, which we believe to be an appropriate supplemental measure to reflect the operating performance of a REIT. The use of FFO is recommended by the REIT industry as a supplemental performance measure. FFO is not equivalent to our net income or loss as determined under GAAP.

We define FFO, a non-GAAP measure, consistent with the standards established by the White Paper on FFO approved by the Board of Governors of NAREIT, as revised in February 2004 (the “White Paper”). The White Paper defines FFO as net income or loss computed in accordance with GAAP, excluding gains or losses from sales of property and asset impairment writedowns, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO. Our FFO calculation complies with NAREIT’s policy described above.

The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, which implies that the value of real estate assets diminishes predictably over time, especially if such assets are not adequately maintained or repaired and renovated as required by relevant circumstances and/or is requested or required by lessees for operational purposes in order to maintain the value disclosed. We believe that, since real estate values historically rise and fall with market conditions, including inflation, interest rates, the business cycle, unemployment and consumer spending, presentations of operating results for a REIT using historical accounting for depreciation may be less informative. Additionally, we believe it is appropriate to disregard impairment charges, as this is a fair value adjustment that is largely based on market fluctuations and assessments regarding general market conditions which can change over time. An asset will only be evaluated for impairment if certain impairment indications exist and if the carrying, or book value, exceeds the total estimated undiscounted future cash flows (including net rental and lease revenues, net proceeds on the sale of the property, and any other ancillary cash flows at a property or group level under GAAP) from such asset. Investors should note, however, that determinations of whether impairment charges have been incurred are based partly on anticipated operating performance, because estimated undiscounted future cash flows from a property, including estimated future net rental and lease revenues, net proceeds on the sale of the property, and certain other ancillary cash flows, are taken into account in determining whether an impairment charge has been incurred. While impairment charges are excluded from the calculation of FFO as described above, investors are cautioned that due to the fact that impairments are based on estimated future undiscounted cash flows and the relatively limited term of our operations, it could be difficult to recover any impairment charges.

Historical accounting for real estate involves the use of GAAP. Any other method of accounting for real estate such as the fair value method cannot be construed to be any more accurate or relevant than the comparable methodologies of real estate valuation found in GAAP. Nevertheless, we believe that the use of FFO, which excludes the impact of real estate related depreciation and amortization and impairments, provides a more complete understanding of our performance to investors and to management, and when compared year over year, reflects the impact on our operations from trends in occupancy rates, rental rates, operating costs, general and administrative expenses, and interest costs, which may not be immediately apparent from net income. However, FFO and MFFO, as described below, should not be construed to be more relevant or accurate than the current GAAP methodology in calculating net income or in its applicability in evaluating our operating performance. The method utilized to evaluate the value and performance of real estate under GAAP should be construed as a more relevant measure of operational performance and considered more prominently than the non-GAAP FFO and MFFO measures and the adjustments to GAAP in calculating FFO and MFFO.

Changes in the accounting and reporting promulgations under GAAP (for acquisition fees and expenses from a capitalization/depreciation model to an expensed-as-incurred model) that were put into effect in 2009 and other changes to GAAP accounting for real estate subsequent to the establishment of NAREIT’s definition of FFO have prompted an increase in cash-settled expenses, specifically acquisition fees and expenses for all industries as items that are expensed under GAAP, that are typically accounted for as operating expenses. Management believes these fees and expenses do not affect our overall long-term operating performance. Publicly registered, non-listed REITs typically have a significant amount of acquisition activity and are substantially more dynamic during their initial years of investment and operation. While other start up entities may also experience significant acquisition activity during their initial years, we believe that non-listed REITs are unique in that they have a limited life with targeted exit strategies within a relatively limited time frame after the acquisition activity ceases. As disclosed in the prospectus for this offering, or the Prospectus, we will use the proceeds raised in this offering to acquire properties, and intend to begin the process of achieving a liquidity event (i.e., listing of our common stock on a national exchange, a merger or sale or another similar transaction) within three to five years of the completion of our offering. Thus, we will not continuously purchase assets and will have a limited life. Due to the above factors and other unique features of publicly registered, non-listed REITs, the Investment Program Association, or IPA, an industry trade group, has standardized a measure known as MFFO, which the IPA has recommended as a supplemental measure for publicly registered non-listed REITs and which we believe to be another appropriate supplemental measure to reflect the operating performance of a non-listed REIT having the characteristics described above. MFFO is not equivalent to our net income or loss as determined under GAAP, and MFFO may not be a useful measure of the impact of long-term operating performance on value if we do not continue to operate with a limited life and targeted exit strategy, as currently intended. We believe that, because MFFO excludes costs that we consider more reflective of investing activities and other non-operating items included in FFO and also excludes acquisition fees and expenses that affect our operations only in periods in which properties are acquired, MFFO can provide, on a going forward basis, an indication of the sustainability (that is, the capacity to continue to be maintained) of our operating performance after the period in which we are acquiring our properties and once our portfolio is in place. By providing MFFO, we believe we are presenting useful information that assists investors and analysts to better assess the sustainability of our operating performance after our IPO has been completed and our properties have been acquired. We also believe that MFFO is a recognized measure of sustainable operating performance by the non-listed REIT industry. Further, we believe MFFO is useful in comparing the sustainability of our operating performance after our IPO and acquisitions are completed with the sustainability of the operating performance of other real estate companies that are not as involved in acquisition activities. Investors are cautioned that MFFO should only be used to assess the sustainability of our operating performance after this offering has been completed and properties have been acquired, as it excludes acquisition costs that have a negative effect on our operating performance during the periods in which properties are acquired.

We define MFFO, a non-GAAP measure, consistent with the IPA’s Guideline 2010-01, Supplemental Performance Measure for Publicly Registered, Non-Listed REITs: Modified Funds from Operations, or the Practice Guideline, issued by the IPA in November 2010. The Practice Guideline defines MFFO as FFO further adjusted for the following items, as applicable, included in the determination of GAAP net income: acquisition fees and expenses; amounts relating to deferred rent receivables and amortization of above and below market leases and liabilities (which are adjusted in order to reflect such payments from a GAAP accrual basis to a cash basis of disclosing the rent and lease payments); accretion of discounts and amortization of premiums on debt investments; mark-to-market adjustments included in net income; nonrecurring gains or losses included in net income from the extinguishment or sale of debt, hedges, foreign exchange, derivatives or securities holdings where trading of such holdings is not a fundamental attribute of the business plan, unrealized gains or losses resulting from consolidation from, or deconsolidation to, equity accounting, and after adjustments for consolidated and unconsolidated partnerships and joint ventures, with such adjustments calculated to reflect MFFO on the same basis. The accretion of discounts and amortization of premiums on debt investments, nonrecurring unrealized gains and losses on hedges, foreign exchange, derivatives or securities holdings, unrealized gains and losses resulting from consolidations, as well as other listed cash flow adjustments are adjustments made to net income in calculating the cash flows provided by operating activities and, in some cases, reflect gains or losses which are unrealized and may not ultimately be realized. While we are responsible for managing interest rate, hedge and foreign exchange risk, we do retain an outside consultant to review all our hedging agreements. Inasmuch as interest rate hedges are not a fundamental part of our operations, we believe it is appropriate to exclude such non-recurring gains and losses in calculating MFFO, as such gains and losses are not reflective of on-going operations.

Our MFFO calculation complies with the IPA’s Practice Guideline described above. In calculating MFFO, we exclude acquisition related expenses, amortization of above and below market leases, fair value adjustments of derivative financial instruments, deferred rent receivables and the adjustments of such items related to noncontrolling interests. Under GAAP, acquisition fees and expenses are characterized as operating expenses in determining operating net income. These expenses are paid in cash, and therefore such funds will not be available to distribute to investors. All paid and accrued acquisition fees and expenses negatively impact our operating performance during the period in which properties are acquired and will have negative effects on returns to investors, the potential for future distributions, and cash flows generated, unless earnings from operations or net sales proceeds from the disposition of other properties are generated to cover the purchase price of the property, these fees and expenses and other costs related to such property. Therefore, MFFO may not be an accurate indicator of our operating performance, especially during periods in which properties are being acquired. MFFO that excludes such costs and expenses would only be comparable to non-listed REITs that have completed their acquisition activities and have similar operating characteristics. Further, under GAAP, certain contemplated non-cash fair value and other non-cash adjustments are considered operating non-cash adjustments to net income in determining cash flow from operating activities. In addition, we view fair value adjustments of derivatives and gains and losses from dispositions of assets as non-recurring items or items which are unrealized and may not ultimately be realized, and which are not reflective of on-going operations and are therefore typically adjusted for when assessing operating performance. As disclosed elsewhere in the Prospectus, the purchase of properties, and the corresponding expenses associated with that process, is a key operational feature of our business plan to generate operational income and cash flows in order to make distributions to investors. Acquisition fees and expenses will not be reimbursed by our Advisor if there are no further proceeds from the sale of shares in this offering, and therefore such fees and expenses will need to be paid from either additional debt, operational earnings or cash flows, net proceeds from the sale of properties or from ancillary cash flows.

Our management uses MFFO and the adjustments used to calculate it in order to evaluate our performance against other non-listed REITs which have limited lives with short and defined acquisition periods and targeted exit strategies shortly thereafter. As noted above, MFFO may not be a useful measure of the impact of long-term operating performance on value if we do not continue to operate in this manner. We believe that our use of MFFO and the adjustments used to calculate it allows us to present our performance in a manner that reflects certain characteristics that are unique to non-listed REITs, such as their limited life, limited and defined acquisition period and targeted exit strategy, and hence that the use of such measures is useful to investors. For example, acquisition costs are funded from the proceeds of our IPO and other financing sources and not from operations. By excluding expensed acquisition costs, the use of MFFO provides information consistent with management’s analysis of the operating performance of the properties. Additionally, fair value adjustments, which are based on the impact of current market fluctuations and underlying assessments of general market conditions, but can also result from operational factors such as rental and occupancy rates, may not be directly related or attributable to our current operating performance. By excluding such changes that may reflect anticipated and unrealized gains or losses, we believe MFFO provides useful supplemental information.

Presentation of this information is intended to provide useful information to investors as they compare the operating performance of different REITs, although it should be noted that not all REITs calculate FFO and MFFO the same way, so comparisons with other REITs may not be meaningful. Furthermore, FFO and MFFO are not necessarily indicative of cash flow available to fund cash needs and should not be considered as an alternative to net income (loss) or income (loss) from continuing operations as an indication of our performance, as an alternative to cash flows from operations as an indication of our liquidity, or indicative of funds available to fund our cash needs including our ability to make distributions to our stockholders. FFO and MFFO should be reviewed in conjunction with other GAAP measurements as an indication of our performance. MFFO has limitations as a performance measure in an offering such as ours where the price of a share of common stock is a stated value and there is no net asset value determination during the offering stage and for a period thereafter. MFFO is useful in assisting management and investors in assessing the sustainability of operating performance in future operating periods, and in particular, after our offering and acquisition stages are complete and net asset value is disclosed. FFO and MFFO are not useful measures in evaluating net asset value because impairments are taken into account in determining net asset value but not in determining FFO or MFFO.

Neither the SEC, NAREIT nor any other regulatory body has passed judgment on the acceptability of the adjustments that we use to calculate FFO or MFFO. In the future, the SEC, NAREIT or another regulatory body may decide to standardize the allowable adjustments across the non-listed REIT industry and we would have to adjust our calculation and characterization of FFO or MFFO.

The below table reflects the items deducted or added to net income (loss) in our calculation of FFO and MFFO for the quarters ended September 30, 2011 and December 31, 2011 (in thousands). We did not have FFO or MFFO prior to the quarter ended September 30, 2011, because we did not purchase our first property and commence real estate operations until June 2011. Items are presented net of non-controlling interest portions where applicable.

	Three Months Ended September 30, 2011	Three Months Ended December 31, 2011	Total
Net loss attributable to stockholders (in accordance with GAAP)	$(1,118)	$(2,655)	$(3,773)
Depreciation and amortization	105	1,430	1,535
FFO	(1,013)	(1,225)	(2,238)
Acquisition fees and expenses(1)	1,149	2,056	3,205
Amortization of above or below market leases and liabilities(2)	—	60	60
Straight-line rent(3)	(32)	(244)	(276)
MFFO	$104	$647	$751

(1)	In evaluating investments in real estate, management differentiates the costs to acquire the investment from the operations derived from the investment. Such information would be comparable only for non-listed REITs that have completed their acquisition activity and have other similar operating characteristics. By excluding expensed acquisition costs, management believes MFFO provides useful supplemental information that is comparable for each type of real estate investment and is consistent with management’s analysis of the investing and operating performance of our properties. Acquisition fees and expenses include payments to our Advisor or third parties. Acquisition fees and expenses under GAAP are considered operating expenses and as expenses included in the determination of net income and income from continuing operations, both of which are performance measures under GAAP. All paid and accrued acquisition fees and expenses will have negative effects on returns to investors, the potential for future distributions, and cash flows generated by us, unless earnings from operations or net sales proceeds from the disposition of properties are generated to cover the purchase price of the property, these fees and expenses and other costs related to the property.
(2)	Under GAAP, certain intangibles are accounted for at cost and reviewed at least annually for impairment, and certain intangibles are assumed to diminish predictably in value over time and amortized, similar to depreciation and amortization of other real estate related assets that are excluded from FFO. However, because real estate values and market lease rates historically rise or fall with market conditions, management believes that by excluding charges relating to amortization of these intangibles, MFFO provides useful supplemental information on the performance of the real estate.
(3)	Under GAAP, rental receipts are allocated to periods using various methodologies. This may result in income recognition that is significantly different than underlying contract terms. By adjusting for these items (to reflect such payments from a GAAP accrual basis to a cash basis of disclosing the rent and lease payments), MFFO provides useful supplemental information on the realized economic impact of lease terms and debt investments, providing insight on the contractual cash flows of such lease terms and debt investments, and aligns results with management’s analysis of operating performance.

Distributions

On May 12, 2011, our board of directors declared a distribution, which is calculated based on stockholders of record each day during the applicable period at a rate of $0.0018082192 per day. On December 10, 2011, our board of directors declared an increase in the distribution, which will be calculated based on stockholders of record each day during the applicable period at a rate of $0.00186301370 per day beginning January 1, 2012. Our distributions are payable by the 5th day following each month end to stockholders of record at the close of business each day during the prior month.

During the year ended December 31, 2011, distributions paid to common stockholders totaled $0.7 million, inclusive of $0.3 million of distributions issued under the DRIP. Distribution payments are dependent on the availability of funds. Our board of directors may reduce the amount of distributions paid or suspend distribution payments at any time and therefore distribution payments are not assured.

As of December 31, 2011, cash used to pay our distributions was primarily generated from property operating results and the sale of shares of common stock during the year ended December 31, 2011. We have continued to pay distributions to our stockholders each month since our initial distribution payment in August 2011. There is no assurance that we will continue to declare distributions at this rate.

The following table shows the sources for the payment of distributions to common stockholders for the periods indicated. The first distribution was paid in August 2011.

	Three Months Ended September 30, 2011		Three Months Ended December 31, 2011		Total
		Percentage of Distributions		Percentage of Distributions		Percentage of Distributions
Distributions:
Total distributions	$95		$580		$675
Distributions reinvested	44		255		299
Distributions paid in cash	$51		$325		$376
Source of distributions:
Cash flows provided by operations(1)	$—	—%	$—	—%	$—	—%
Proceeds from issuance of common stock	51	100.0%	325	100.0%	376	100.0%
Total sources of distributions	$51	100.0%	$325	100.0%	$376	100.0%
Cash flows used in operations (GAAP basis)	$(992)		$(895)		$(1,887)
Net loss (in accordance with GAAP)	$(1,118)		$(2,655)		$(3,773)

(1)	Cash flows used in operations for the three months ended September 30, 2011 and December 31, 2011 included acquisition and transaction related expenses of $1.1 million and $2.1 million, respectively.

The following table compares cumulative distributions paid to cumulative net loss (in accordance with GAAP) for the period from August 23, 2010 (date of inception) through December 31, 2011 (in thousands):

For the Period from August 23, 2010 (date of inception) to December 31, 2011
Distributions paid:
Common stockholders in cash	$376
Common stockholders pursuant to DRIP	299
Total distributions paid	$675
Reconciliation of net loss:
Revenues	$3,314
Acquisition and transaction-related	(3,415)
Depreciation and amortization	(1,535)
Property operating expenses	(863)
Other non-operating expenses	(1,619)
Net income attributable to non-controlling interests	32
Net loss (in accordance with GAAP)(1)	$(4,086)

(1)	Net loss as defined by GAAP includes the non-cash impact of depreciation and amortization expense as well as costs incurred relating to acquisitions and related transactions.

Dilution

Our net tangible book value per share is a mechanical calculation using amounts from our balance sheet, and is calculated as (1) total book value of our assets less the net value of intangible assets, (2) minus total liabilities less the net value of intangible liabilities, (3) divided by the total number of shares of common and preferred stock outstanding. It assumes that the value of real estate, and real estate related assets and liabilities diminish predictably over time as shown through the depreciation and amortization of real estate investments. Real estate values have historically risen or fallen with market conditions. Net tangible book value is used generally as a conservative measure of net worth that we do not believe reflects our estimated value per share. It is not intended to reflect the value of our assets upon an orderly liquidation in accordance with our investment objectives. Our net tangible book value reflects dilution in the value of our common and preferred stock from the issue price as a result of (i) operating losses, which reflect accumulated depreciation and amortization of real estate investments, (ii) the funding of distributions from sources other than our cash flow from operations, and (iii) fees paid in connection with IPO, including commissions, dealer manager fees and other offering costs. As of December 31, 2011, our net tangible book value per share was $4.36. The offering price of shares under this offering (ignoring purchase price discounts for certain categories of purchasers) at December 31, 2011 was $10.00.

Our offering price was not established on an independent basis and bears no relationship to the net value of our assets. Further, even without depreciation in the value of our assets, the other factors described above with respect to the dilution in the value of our common stock are likely to cause our offering price to be higher than the amount you would receive per share if we were to liquidate at this time.

Loan Obligations

The payment terms of our loan obligations require principal and interest amounts payable monthly with all unpaid principal and interest due at maturity. Our loan agreements stipulate that we comply with specific reporting covenants. As of December 31, 2011, we were in compliance with the debt covenants under our loan agreements.

Our Advisor may, with approval from our independent board of directors, seek to borrow short-term capital that, combined with secured mortgage financing, exceeds our targeted leverage ratio. Such short-term borrowings may be obtained from third-parties on a case-by-case basis as acquisition opportunities present themselves simultaneous with our capital raising efforts. We view the use of short-term borrowings as an efficient and accretive means of acquiring real estate in advance of raising equity capital. Accordingly, we can take advantage of buying opportunities as we expand our fund raising activities. As additional equity capital is obtained, these short-term borrowings will be repaid. Our leverage ratio approximated 67.3% (secured mortgage notes payable as a percentage of total real estate investments, at cost) as of December 31, 2011.

Contractual Obligations

The following is a summary of our contractual obligations as of December 31, 2011 (in thousands):

		Years Ended December 31,
	Total	2012	2013 – 2014	2015 – 2016	Thereafter
Principal Payments Due:
Mortgage notes payable	$110,721	$42	$93	$110,586	$—
Note payable	2,500	—	2,500	—	—
	$113,221	$42	$2,593	$110,586	$—
Interest Payments Due:
Mortgage notes payable	$21,298	$5,495	$10,952	$4,851	$—
Note payable	551	203	348	—	—
	$21,849	$5,698	$11,300	$4,851	$—

Election as a REIT

We intend to elect to be taxed as a REIT under Sections 856 through 860 of the Code, effective for our taxable year ending December 31, 2011. We believe that, commencing with such taxable year, we are organized and operate in such a manner as to qualify for taxation as a REIT under the Code. We intend to continue to operate in such a manner to qualify for taxation as a REIT, but no assurance can be given that we will operate in a manner so as to qualify or remain qualified as a REIT. If we continue to qualify for taxation as a REIT, we generally will not be subject to federal corporate income tax to the extent we distribute our REIT taxable income to our stockholders, and so long as we distribute at least 90% of our REIT taxable income. REITs are subject to a number of other organizational and operational requirements. Even if we qualify for taxation as a REIT, we may be subject to certain state and local taxes on our income and property, and federal income and excise taxes on our undistributed income. We believe we are organized and operating in such a manner as to qualify to be taxed as a REIT for the taxable year ending December 31, 2011.

Inflation

Some of our leases contain provisions designed to mitigate the adverse impact of inflation. These provisions generally increase rental rates during the terms of the leases either at fixed rates or indexed escalations (based on the Consumer Price Index or other measures). We may be adversely impacted by inflation on the leases that do not contain indexed escalation provisions. In addition, our net leases require the tenant to pay its allocable share of operating expenses, which may include common area maintenance costs, real estate taxes and insurance. This may reduce our exposure to increases in costs and operating expenses resulting from inflation.

Related Party Transactions and Agreements

We have entered into agreements with affiliates of our Sponsor, whereby we pay certain fees or reimbursements to our Advisor or its affiliates in connection with acquisition and financing activities, sales of common stock under this offering, asset and property management services and reimbursement of operating and offering related costs. See Note 10 — Related Party Transactions and Arrangements to our financial statements included in this report for a discussion of the various related party transactions, agreements and fees.

Off-Balance Sheet Arrangements

In September 2011, we entered into a $150.0 million multi-tranche mortgage loan agreement to provide funding for a portfolio of 11 properties. During the year ended December 31, 2011, we entered into mortgage loans aggregating $90.9 million in connection with the acquisition of the first six properties in the portfolio of 11 properties and the first and second tranches of this multi-tranche mortgage loan. Thus, $59.1 million of mortgage proceeds remains available to purchase the remaining five properties in the portfolio. If we acquire the properties relating to the third and fourth tranches of the mortgage loan without financing under this loan, then we will be subject to a penalty equal to 1% of the unfunded loan commitments.

We have no other off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

Quantitative and Qualitative Disclosures About Market Risk

The market risk associated with financial instruments and derivative financial instruments is the risk of loss from adverse changes in market prices or interest rates. Our long-term debt, which consists of secured financings, bears interest at fixed rates. Our interest rate risk management objectives are to limit the impact of interest rate changes in earnings and cash flows and to lower our overall borrowing costs. To achieve these objectives, from time to time, we may enter into interest rate hedge contracts such as swaps, collars, and treasury lock agreements in order to mitigate our interest rate risk with respect to various debt instruments. We would not hold or issue these derivative contracts for trading or speculative purposes. We do not have any foreign operations and thus we are not exposed to foreign currency fluctuations.

As of December 31, 2011, our debt included fixed-rate mortgage notes, with a carrying value of $110.7 million and a fair value of $110.9 million. Changes in market interest rates on our fixed-rate debt impact the fair value of the notes, but it has no impact on interest incurred or cash flow. For instance, if interest rates rise 100 basis points and our fixed rate debt balance remains constant, we expect the fair value of our obligation to decrease, the same way the price of a bond declines as interest rates rise.

The sensitivity analysis related to our fixed-rate debt assumes an immediate 100 basis point move in interest rates from their December 31, 2011 levels, with all other variables held constant. A 100 basis point increase in market interest rates would result in a decrease in the fair value of our fixed-rate debt by $8.8 million. A 100 basis point decrease in market interest rates would result in an increase in the fair value of our fixed-rate debt by $8.5 million. At December 31, 2011, we do not have any variable rate debt. These amounts were determined by considering the impact of hypothetical interest rates changes on our borrowing costs, and, assuming no other changes in our capital structure.

As the information presented above includes only those exposures that existed as of December 31, 2011, it does not consider exposures or positions arising after that date. The information represented herein has limited predictive value. Future actual realized gains or losses with respect to interest rate fluctuations will depend on cumulative exposures, hedging strategies employed and the magnitude of the fluctuations.

Prior Performance

The following language replaces the disclosure under the heading “Prior Performance Summary” beginning on page 119 of the Prospectus.

“PRIOR INVESTMENT SUMMARY

Prior Investment Programs

The information presented in this section represents the historical experience of the real estate programs managed or sponsored over the last ten years by Messrs. Schorsch and Kahane. In connection with ARCT’s internalization and listing on The NASDAQ Global Select Market in March 2012, Mr. Kahane has resigned from the various officer positions he held with the sponsor and its affiliates. Investors should not assume that they will experience returns, if any, comparable to those experienced by investors in such prior real estate programs. The prior performance of real estate investment programs sponsored by affiliates of Messrs. Schorsch and Kahane and our advisor may not be indicative of our future results. For an additional description of this risk, see “Risk Factors — Risks Related to an Investment in American Realty Capital Healthcare Trust, Inc.” We have no prior operating history or established financing sources, and the prior performance of real estate investment programs sponsored by affiliates of our advisor may not be an indication of our future results.” The information summarized below is current as of December 31, 2011 (unless specifically stated otherwise) and is set forth in greater detail in the Prior Performance Tables included in this prospectus. In addition, we will provide upon request to us and without charge, a copy of the most recent Annual Report on Form 10-K filed with the SEC by any public program within the last 24 months, and for a reasonable fee, a copy of the exhibits filed with such report.

We intend to conduct this offering in conjunction with future offerings by one or more public and private real estate entities sponsored by American Realty Capital and its affiliates. To the extent that such entities have the same or similar objectives as ours or involve similar or nearby properties, such entities may be in competition with the properties acquired by us. See the section entitled “Conflicts of Interest” in this prospectus for additional information.

Summary Information

During the period from August 2007 (inception of the first program) to December 31, 2011, affiliates of our advisor have sponsored nine public programs, of which there were five public programs that had raised funds as of December 31, 2011 and five non-public programs which had similar investment objectives to our program. From August 2007 (inception of the first public program) to December 31, 2011, our sponsor’s public programs, which include this program, ARCT, NYRR, PE-ARC, ARC DNAV, ARCT III, ARCP, and ARC Global DNAV, and the programs consolidated into ARCT which were ARC Income Properties II and all of the Section 1031 Exchange Programs described below, had raised $2.0 billion from 47,342 investors in public offerings and an additional $37.5 million from 205 investors in a private offering by ARC Income Properties II and 45 investors in private offerings by the Section 1031 Exchange Programs. The public programs purchased 639 properties with an aggregate purchase price of $2.7 billion, including acquisition fees, in 47 states and U.S. territories.

The following table details the percentage of properties by state based on purchase price:

State/Possession	Purchase Price
Alabama	1.2%
Arizona	2.8%
Arkansas	1.4%
California	3.9%
Colorado	0.5%
Connecticut	0.1%
Delaware	0.0%
Florida	2.6%
Georgia	3.8%
Idaho	0.2%
Illinois	6.9%
Indiana	0.7%
Iowa	1.2%
Kansas	1.7%
Kentucky	2.6%
Louisiana	1.3%
Maine	0.3%
Maryland	2.5%
Massachusetts	1.3%
Michigan	3.6%
Minnesota	0.7%
Mississippi	0.6%
Missouri	4.6%
Montana	0.3%
Nebraska	1.2%
Nevada	2.2%
New Hampshire	0.5%
New Jersey	1.8%
New Mexico	0.1%
New York	15.6%
North Carolina	1.9%
North Dakota	0.1%
Ohio	7.1%
Oklahoma	0.6%
Oregon	0.2%
Pennsylvania	4.6%
Puerto Rico	0.4%
South Carolina	3.0%
South Dakota	0.1%
Tennessee	1.1%
Texas	9.9%
Utah	1.2%
Vermont	0.1%
Virginia	1.2%
Washington	0.3%
West Virginia	0.8%
Wisconsin	1.1%
100%

The properties are all commercial properties in the following industries based on purchase price.

Industry	Purchase Price
Aerospace	0.5%
Auto Retail	1.5%
Auto Services	3.0%
Consumer Goods	0.9%
Consumer Products	2.7%
Discount Retail	6.2%
Financial Services	1.0%
Freight	13.9%
Gas/Convenience	1.9%
Government Services	3.8%
Healthcare	11.6%
Home Maintenance	3.0%
Manufacturing	4.4%
Parking	0.2%
Pharmacy	16.3%
Restaurant	3.1%
Retail	6.8%
Retail Banking	9.1%
Specialty Retail	6.5%
Supermarket	1.9%
Technology	1.2%
Telecommunications	0.5%
100.0%

The purchased properties were 37.2% new and 62.8% used, based on purchase price. None of the purchased properties were construction properties. As of December 31, 2011, two properties had been sold. The acquired properties were purchased with a combination of proceeds from the issuance of common stock, the issuance of convertible preferred stock, mortgage notes payable, short-term notes payable, revolving lines of credit, long-term notes payable issued in private placements and joint venture arrangements.

During the period from June 2008 (inception of the first non-public program) to December 31, 2011, our non-public programs, which were ARC Income Properties, ARC Income Properties II, ARC Income Properties III, ARC Income Properties IV and ARC Growth Fund, LLC, had raised $54.4 million from 694 investors. The non-public programs purchased 171 properties with an aggregate purchase price of $247.9 million including acquisition fees, in 18 states.

The following table details the percentage of properties by state based on purchase price:

State location	Purchase Price %
Alabama	0.1%
Connecticut	0.6%
Delaware	4.8%
Florida	11.0%
Georgia	3.5%
Illinois	6.6%
Louisiana	2.3%
Michigan	11.5%
North Carolina	0.1%
New Hampshire	0.5%
New Jersey	13.0%
New York	9.7%
Ohio	10.3%
Pennsylvania	9.5%
South Carolina	8.4%
Texas	5.0%
Virginia	1.2%
Vermont	2.2%
100%

The properties are all commercial single tenant facilities with 81.0% retail banking and 10.5% retail distribution facilities and 8.6% specialty retail. The purchased properties were 11.0% new and 89.0% used, based on purchase price. None of the purchased properties were construction properties. As of December 31, 2011, 53 properties had been sold. The acquired properties were purchased with a combination of equity investments, mortgage notes payable and long-term notes payable issued in private placements.

The investment objectives of these programs are similar to our investment objectives, which aim to acquire primarily net leased single tenant facilities.

For a more detailed description, please see Table VI in Part II of the registration statement of which this prospectus is a part. In addition, we will provide upon request to us and without charge, the more detailed information in Part II.

Programs of Our Sponsor

American Realty Capital Trust, Inc.

American Realty Capital Trust, Inc., or ARCT, a Maryland corporation, is the first publicly offered REIT sponsored by American Realty Capital. ARCT was incorporated on August 17, 2007, and qualified as a REIT beginning with the taxable year ended December 31, 2008. ARCT commenced its initial public offering of 150.0 million shares of common stock on January 25, 2008. As of December 31, 2011, ARCT had received aggregate gross offering proceeds of approximately $1.7 billion from the sale of approximately 171.9 million shares in its initial public offering. On August 5, 2010, ARCT filed a registration statement on Form S-11 to register 32.5 million shares of common stock in connection with a follow-on offering. ARCT’s initial public offering was originally set to expire on January 25, 2011, three years after its effective date. However, as permitted by Rule 415 of the Securities Act, ARCT was permitted to continue its initial public offering until July 25, 2011. On July 7, 2011 ARCT had sold all of the 150.0 million shares that were registered in connection with the initial public offering and as permitted, began to sell the remaining 25.0 million shares that were initially registered for ARCT’s distribution reinvestment plan. On July 11, 2011, ARCT filed a request to withdraw the registration of the additional 32.5 million shares, and on July 15, 2011, ARCT filed a registration statement on Form S-3 to register an additional 24.0 million shares to be used in connection with its distribution reinvestment plan. On March 1, 2012, ARCT internalized the management services previously provided by its advisor and ARCT’s common stock was listed on The NASDAQ Global Select Market under the symbol “ARCT”. On March 28, 2012, ARCT concluded its modified “Dutch Auction” tender offer, accepting for purchase approximately 21.0 million shares of common stock at a purchase price of $10.50 per common share, for an aggregate cost of approximately $220.0 million. On March 29, 2012, ARCT voluntarily withdrew its registration statement on Form S-11 that had been filed on February 15, 2012 with the SEC to register additional shares of common stock in a follow-on offering. As of March 31, 2012, ARCT had acquired 485 properties, primarily comprised of free standing, single-tenant retail and commercial properties that are net leased to investment grade and other creditworthy tenants. As of March 31, 2012, ARCT had total real estate investments, at cost, of approximately $2.1 billion. As of December 31, 2011, ARCT had incurred, cumulatively to that date, $198.0 million in offering costs, commissions and dealer manager fees for the sale of its common stock and $43.0 million for acquisition costs related to its portfolio of properties. As of April 27, 2012, the closing price per share of common stock of ARCT was $10.88.

American Realty Capital New York Recovery REIT, Inc.

American Realty Capital New York Recovery REIT, Inc., or NYRR, a Maryland corporation, is the second publicly offered REIT sponsored by American Realty Capital. NYRR was incorporated on October 6, 2009 and qualified as a REIT beginning with the taxable year ending December 31, 2010. NYRR filed its initial registration statement with the SEC on November 12, 2009 and became effective on September 2, 2010. To date, NYRR had received aggregate gross offering proceeds of approximately $17.0 million from the sale of 2.0 million shares from a private offering to “accredited investors” (as defined in Regulation D as promulgated under the Securities Act). On December 15, 2011, NYRR exercised its option to convert all its outstanding preferred shares into approximately 2.0 million shares of common stock on a one-to-one basis. As of March 31, 2012, NYRR had received aggregate gross proceeds of approximately $66.9 million from the sale of 6.7 million shares in its public offering. As of March 31, 2012, there were approximately 8.8 million shares of NYRR common stock outstanding, including restricted stock, converted preferred shares, and shares issued under its distribution reinvestment plan. As of March 31, 2012, NYRR had total real estate investments, at cost, of approximately $144.9 million. As of December 31, 2011, NYRR had incurred, cumulatively to that date, approximately $12.6 million in selling commissions, dealer manager fees and offering costs for the sale of its common stock.

Phillips Edison — ARC Shopping Center REIT, Inc.

Phillips Edison — ARC Shopping Center REIT Inc., or PE-ARC, a Maryland corporation, is the third publicly offered REIT sponsored by American Realty Capital. PE-ARC was incorporated on October 13, 2009 and qualified as a REIT beginning with the taxable year ending December 31, 2010. PE-ARC filed its registration statement with the SEC on January 13, 2010 and became effective on August 12, 2010. PE-ARC invests primarily in necessity-based neighborhood and community shopping centers throughout the United States with a focus on well-located grocery-anchored shopping centers that are well occupied at the time of purchase and typically cost less than $20.0 million per property. As of March 31, 2012, PE-ARC had received aggregate gross offering proceeds of $36.6 million from the sale of 3.8 million shares of common stock in its public offering. As of March 31, 2012, PE-ARC had acquired nine properties and had total real estate investments at cost of $88.5 million, all held through a 54% owned joint venture. As of December 31, 2011, PE-ARC had incurred, cumulatively to that date, approximately $8.5 million in offering costs for the sale of its common stock and $2.1 million for acquisition costs related to its portfolio of properties.

American Realty Capital — Retail Centers of America, Inc.

American Realty Capital — Retail Centers of America, Inc., or ARC RCA, a Maryland corporation, is the fifth publicly offered REIT sponsored by American Realty Capital. ARC RCA was organized on July 29, 2010 and intends to qualify as a REIT beginning with the taxable year ending December 31, 2012. ARC RCA filed its registration statement with the SEC on September 14, 2010 and became effective on March 17, 2011. As of March 31, 2012, ARC RCA had received aggregate gross proceeds of approximately $2.4 million from the sale of 0.3 million shares in its public offering, but had not acquired any properties.

American Realty Capital Daily Net Asset Value Trust, Inc.

American Realty Capital Daily Net Asset Value Trust, Inc. (formerly known as American Realty Capital Trust II, Inc.), or ARC DNAV, a Maryland corporation, is the sixth publicly offered REIT sponsored by American Realty Capital. ARC Daily NAV was incorporated on September 10, 2010 and intends to qualify as a REIT beginning with the taxable year ending December 31, 2012. ARC DNAV filed its registration statement with the SEC on October 8, 2010 and became effective on August 15, 2011. As of March 31, 2012, ARC DNAV had received aggregate gross proceeds of approximately $2.4 million from the sale of 0.3 million shares in its public offering. As of March 31, 2012, ARC DNAV had acquired five properties with total real estate investments, at cost, of approximately $23.2 million.

American Realty Capital Trust III, Inc.

American Realty Capital Trust III, Inc., or ARCT III, a Maryland corporation, is the seventh publicly offered REIT sponsored by American Realty Capital. ARCT III was incorporated on October 15, 2010 and qualified as a REIT beginning with the taxable year ending December 31, 2011. ARCT III filed its registration statement with the SEC on November 2, 2010 and became effective on March 31, 2011. As of March 31, 2012, ARCT III had received aggregate gross proceeds of approximately $318.2 million from the sale of 32.0 million shares in its public offering. As of March 31, 2012, ARCT III owned 93 single tenant, free standing properties and had total real estate investments, at cost, of $268.2 million. As of December 31, 2011, ARCT III had incurred, cumulatively to that date, approximately $15.9 million in offering costs for the sale of its common stock and approximately $2.0 million for acquisition costs related to its portfolio of properties.

American Realty Capital Properties, Inc.

American Realty Capital Properties, Inc., or ARCP, a Maryland corporation, is the eighth publicly offered REIT sponsored by American Realty Capital. ARCP was incorporated on December 2, 2010 and qualified as a REIT beginning with the taxable year ending December 31, 2011. ARCP filed its registration statement with the SEC on February 11, 2011 and became effective by the SEC on July 7, 2011. On September 6, 2011, ARCP completed its initial public offering of approximately 5.6 million shares of common stock. ARCP’s common stock is traded on The NASDAQ Capital Market under the symbol “ARCP.” On September 22, 2011, ARCP filed its registration statement with the SEC in connection with an underwritten follow-on offering of 1.5 million shares of its common stock. On November 2, 2011, ARCP completed its secondary offering of 1.5 million shares of common stock. In addition, on November 7, 2011, ARCP closed on the underwriters’ overallotment option of an additional 0.1 million shares of common stock. In aggregate, ARCP has received $83.9 million of proceeds from the sale of common stock. As of March 31, 2012, ARCP owned 92 single tenant, free standing properties and real estate investments, at a purchase price of approximately $157.3 million. On April 27, 2012, the closing price per share of common stock of ARCP was $11.05.

American Realty Capital Global Daily Net Asset Value Trust, Inc.

American Realty Capital Global Daily Net Asset Value Trust, Inc., or ARC Global DNAV, a Maryland corporation, is the ninth publicly offered REIT sponsored by American Realty Capital. ARC Global DNAV was incorporated on July 13, 2011 and intends to qualify as a REIT beginning with the taxable year ending December 31, 2012. ARC Global DNAV filed its registration statement with the SEC on October 27, 2011, which was declared effective by the SEC on April 20, 2012. As of March 31, 2012, ARC Global DNAV had not raised any money in connection with the sale of its common stock nor had it acquired any properties.

American Realty Capital Trust IV, Inc.

American Realty Capital Trust IV, Inc., or ARCT IV, a Maryland corporation, is the tenth publicly offered REIT sponsored by American Realty Capital. ARCT IV was incorporated on February 14, 2012 and intends to qualify as a REIT beginning with the taxable year ending December 31, 2012. ARCT IV filed its registration statement with the SEC on March 21, 2012, which has not yet been declared effective. As of March 31, 2012, ARCT IV had not raised any money in connection with the sale of its common stock nor had it acquired any properties.

Business Development Corporation of America

The American Realty Capital group of companies also has sponsored Business Development Corporation of America, or Business Development Corporation, a Maryland corporation. Business Development Corporation was organized on May 5, 2010 and is a publicly offered specialty finance company which has elected to be treated as a business development company under the Investment Company Act of 1940. As of March 31, 2012, Business Development Corporation had raised gross proceeds of $26.9 million from the sale of 2.7 million shares in its public offering. As of March 31, 2012, Business Development Corporation’s investments, at original cost, were $32.8 million.

Liquidity of Public Programs

FINRA Rule 2310(b)(3)(D) requires that we disclose the liquidity of prior public programs sponsored by American Realty Capital, our sponsor. American Realty Capital has sponsored the following other public programs: ARCT, NYRR, PE-ARC, ARC HT, ARC DNAV, ARCT III, ARCP, ARC Global DNAV, ARCT IV and Business Development Corporation. Although the prospectus for each of these public programs states a date or time period by which it may be liquidated, NYRR, PE-ARC, ARC HT, ARC DNAV, ARCT III and Business Development Corporation are in their offering and acquisition stages. On March 1, 2012, ARCT internalized the management services previously provided by its advisor and ARCT’s common stock was listed on The NASDAQ Global Select Market under the symbol “ARCT”. ARCP closed its initial offering and secondary offering and is in its acquisition stage. ARCT IV has not yet been declared effective. Other than ARCT, none of these public programs have reached the stated date or time period by which they may be liquidated.

Private Note Programs

ARC Income Properties, LLC implemented a note program that raised aggregate gross proceeds of $19.5 million. The net proceeds were used to acquire, and pay related expenses in connection with, a portfolio of 65 bank branch properties triple-net leased to RBS Citizens, N.A. and Citizens Bank of Pennsylvania. The purchase price for those bank branch properties also was funded with proceeds received from mortgage loans, as well as equity capital invested by AR Capital, LLC. Such properties contain approximately 323,000 square feet with a purchase price of approximately $98.8 million. The properties are triple-net leased for a primary term of five years and include extension provisions. The notes issued under this note program by ARC Income Properties, LLC were sold by our dealer manager through participating broker-dealers. On September 7, 2011, the note holders were repaid, the properties were contributed to ARCP as part of its formation transaction, and the mortgage loans were repaid.

ARC Income Properties II, LLC implemented a note program that raised aggregate gross proceeds of $13.0 million. The net proceeds were used to acquire, and pay related expenses in connection with, a portfolio of 50 bank branch properties triple-net leased to PNC Bank. The purchase price for those bank branch properties also was funded with proceeds received from a mortgage loan, as well as equity capital raised by ARCT in connection with its public offering of equity securities. The properties are triple-net leased with a primary term of ten years with a 10% rent increase after five years. The notes issued under this note program by ARC Income Properties II, LLC were sold by our dealer manager through participating broker-dealers. In May 2011, the notes were repaid in full including accrued interest and the program was closed.

ARC Income Properties III, LLC implemented a note program that raised aggregate gross proceeds of $11.2 million. The net proceeds were used to acquire, and pay related expenses in connection with the acquisition of a distribution facility triple-net leased to Home Depot. The purchase price for the property was also funded with proceeds received from a mortgage loan. The property has a primary lease term of twenty years which commenced on January 30, 2010 with a 2% escalation each year. The notes issued under this note program by ARC Income Properties III, LLC were sold by our dealer manager through participating broker-dealers. On September 7, 2011, the note holders were repaid and the property was contributed to ARCP as part of its formation transaction.

ARC Income Properties IV, LLC implemented a note program that raised proceeds of $5.4 million. The proceeds were used to acquire and pay related expenses in connection with the acquisition of six Tractor Supply stores. An existing mortgage loan of $16.5 million was assumed in connection with the acquisition. The properties had a remaining average lease term of 11.8 years with a 6.25% rental escalation every 5 years. The notes issued under this program by ARC Income Properties IV, LLC were sold by our dealer manager through participating broker-dealers.

ARC Growth Fund, LLC

ARC Growth Fund, LLC is a non-public real estate program formed to acquire vacant bank branch properties and opportunistically sell such properties, either vacant or subsequent to leasing the bank branch to a financial institution or other third-party tenant. Total gross proceeds of approximately $7.9 million were used to acquire, and pay related expenses in connection with, a portfolio of vacant bank branches. The purchase price of the properties also was funded with proceeds received from a one-year revolving warehouse facility. The purchase price for each bank branch is derived from a formulated price contract entered into with a financial institution. During the period from July 2008 to January 2009, ARC Growth Fund, LLC acquired 54 vacant bank branches from Wachovia Bank, N.A., under nine separate transactions. Such properties contain approximately 230,000 square feet with a gross purchase price of approximately $63.6 million. As of December 31, 2010, all properties were sold, 28 of which were acquired and simultaneously sold, resulting in an aggregate gain of approximately $4.8 million.

Section 1031 Exchange Programs

American Realty Capital Exchange, LLC, or ARCX, an affiliate of American Realty Capital, developed a program pursuant to which persons selling real estate held for investment can reinvest the proceeds of that sale in another real estate investment in an effort to obtain favorable tax treatment under Section 1031 of the Code, or a Section 1031 Exchange Program. ARCX acquires real estate to be owned in co-tenancy arrangements with persons desiring to engage in such like-kind exchanges. ARCX acquires the subject property or portfolio of properties and, either concurrently with or following such acquisition, prepares and markets a private placement memorandum for the sale of co-tenancy interests in that property. ARCX has engaged in four Section 1031 Exchange Programs raising aggregate gross proceeds of $10.1 million.

American Realty Capital Operating Partnership, L.P. purchased a Walgreens property in Sealy, TX under a tenant in common structure with an unaffiliated third party, a Section 1031 Exchange Program. The third party’s investment of $1.1 million represented a 44.0% ownership interest in the property. The remaining interest of 56% will be retained by American Realty Capital Operating Partnership, L.P. To date, $1.1 million has been accepted by American Realty Capital Operating Partnership, L.P. pursuant to this program.

American Realty Capital Operating Partnership, L.P., an affiliate of American Realty Capital, previously had transferred 49% of its ownership interest in a Federal Express distribution facility, located in Snowshoe, Pennsylvania, and a PNC Bank branch, located in Palm Coast, Florida, to American Realty Capital DST I, or ARC DST I, a Section 1031 Exchange Program. Realty Capital Securities, LLC, our dealer manager, has offered membership interests of up to 49%, or $2.6 million, in ARC DST I to investors in a private offering. The remaining interests of no less than 51% will be retained by American Realty Capital Operating Partnership, L.P. To date, cash payments of $2.6 million have been accepted by American Realty Capital Operating Partnership, L.P. pursuant to this program.

American Realty Capital Operating Partnership, L.P. also has transferred 35.2% of its ownership interest in a PNC Bank branch location, located in Pompano Beach, Florida, to American Realty Capital DST II, or ARC DST II, a Section 1031 Exchange Program. Realty Capital Securities, our dealer manager, has offered membership interests of 35.2%, or $0.5 million, in ARC DST II to investors in a private offering. The remaining interests of no less than 64.8% will be retained by American Realty Capital Operating Partnership, L.P. To date, cash payments of $0.5 million have been accepted by American Realty Capital Operating Partnership, L.P pursuant to this program.

American Realty Capital Operating Partnership, L.P. also has transferred 49% of its ownership interest in three CVS properties, located in Smyrna, Georgia, Chicago, Illinois and Visalia, California, to American Realty Capital DST III, or ARC DST III, a Section 1031 Exchange Program. Realty Capital Securities, our dealer manager, has offered membership interests of up to 49%, or $3.1 million, in ARC DST III to investors in a private offering. The remaining interests of no less than 51% will be retained by American Realty Capital Operating Partnership, L.P. To date, cash payments of $3.1 million have been accepted by American Realty Capital Operating Partnership, L.P. pursuant to this program.

American Realty Capital Operating Partnership, L.P. has transferred 49% of its ownership interest in six Bridgestone Firestone properties, located in Texas and New Mexico, to American Realty Capital DST IV, or ARC DST IV, a Section 1031 Exchange Program. Realty Capital Securities, our dealer manager, has offered membership interests of up to 49%, or $7.3 million, in ARC DST IV to investors in a private offering. The remaining interests of no less than 51% will be retained by American Realty Capital Operating Partnership, L.P. To date, cash payments of $7.3 million had been accepted by American Realty Capital Operating Partnership, L.P. pursuant to this program. American Realty Capital Operating Partnership, L.P. also has sold 24.9% of its ownership interest in a Jared Jewelry property located in Lake Grove, NY, under a tenant-in-common structure with an affiliated third party. The remaining interest of 75.1% will be retained by American Realty Capital Operating Partnership, L.P. To date cash payments of $0.6 million has been accepted by American Realty Capital Operating Partnership, L.P. pursuant to this program.

Other Investment Programs of Mr. Schorsch and Mr. Kahane

American Realty Capital, LLC

American Realty Capital, LLC began acquiring properties in December 2006. During the period of January 1, 2007 to December 31, 2007 American Realty Capital, LLC acquired 73 property portfolios, totaling just over 1,767,000 gross leasable square feet for an aggregate purchase price of approximately $407.5 million. These properties included a mixture of tenants, including Hy Vee supermarkets, CVS, Rite Aid, Walgreens, Harleysville bank branches, Logan’s Roadhouse Restaurants, Tractor Supply Company, Shop N Save, FedEx, Dollar General and Bridgestone Firestone. The underlying leases within these acquisitions ranged from 10 to 25 years before any tenant termination rights, with a dollar-weighted-average lease term of approximately 21 years based on rental revenue. During the period of April 1, 2007 through October 20, 2009, American Realty Capital, LLC sold nine properties: four Walgreens drug stores, four Logan’s Roadhouse Restaurants and one CVS pharmacy for total sales proceeds of $50.2 million.

American Realty Capital, LLC has operated in three capacities: as a joint-venture partner, as a sole investor and as an advisor. No money was raised from investors in connection with the properties acquired by American Realty Capital, LLC. All American Realty Capital, LLC transactions were done with the equity of the principals or joint-venture partners of American Realty Capital, LLC.

In instances where American Realty Capital, LLC was not an investor in the transaction, but rather solely an advisor, American Realty Capital, LLC typically performed the following advisory services:

•	identified potential properties for acquisition;
•	negotiated letters of intent and purchase and sale contracts;
•	obtained financing;
•	performed due diligence;
•	closed properties;
•	managed properties; and
•	sold properties.

Nicholas S. Schorsch

During the period from 1998 to 2002, one of the principals of our sponsor, Nicholas S. Schorsch, sponsored seven private programs, consisting of First States Properties, L.P., First States Partners, L.P., First States Partners II, First States Partners III, First States Holdings, Chester Court Realty and Dresher Court Realty, which raised approximately $38.3 million from 93 investors and acquired properties with an aggregate purchase price of approximately $272.3 million. These private programs, or Predecessor Entities, financed their investments with investor equity and institutional first mortgages. These properties are located throughout the United States as indicated in the table below. Ninety-four percent of the properties acquired were bank branches and 6% of the properties acquired were office buildings. None of the properties included in the aforesaid figures were newly constructed. Each of these Predecessor Entities is similar to our program because they invested in long-term net lease commercial properties. The Predecessor Entities properties are located as follows:

State	No. of Properties	Square Feet
Pennsylvania	34	1,193,741
New Jersey	38	149,351
South Carolina	3	65,992
Kansas	1	17,434
Florida	4	16,202
Oklahoma	2	13,837
Missouri	1	9,660
Arkansas	4	8,139
North Carolina	2	7,612
Texas	1	6,700

Attached hereto as Appendix A-1 is further prior performance information on Nicholas S. Schorsch.

American Financial Realty Trust

In 2002, American Financial Realty Trust, or AFRT, was founded by Nicholas S. Schorsch. In September and October 2002, AFRT sold approximately 40.8 million shares of common stock in a Rule 144A private placement. These sales resulted in aggregate net proceeds of approximately $378.6 million. Simultaneous with the sale of such shares, AFRT acquired certain real estate assets from a predecessor entity for an aggregate purchase price of $230.5 million, including the assumption of indebtedness, consisting of a portfolio of 87 bank branches and six office buildings containing approximately 1.5 million rentable square feet. Mr. Schorsch was the president, chief executive officer and vice-chairman of AFRT from its inception as a REIT in September 2002 until August 2006. Mr. Kahane was the chairman of the Finance Committee of AFRT’s Board of Trustees from its inception as a REIT in September 2002 until August 2006. AFRT went public on the New York Stock Exchange in June 2003 in what was at the time the second largest REIT initial public offering in U.S. history, raising over $800 million. Three years following its initial public offering, AFRT was an industry leader, acquiring over $4.3 billion in assets, over 1,110 properties (net of dispositions) in more than 37 states and over 35.0 million square feet with 175 employees and a well diversified portfolio of bank tenants. On April 1, 2008 AFRT was acquired by Gramercy Capital Corp. Neither Mr. Schorsch nor Mr. Kahane owned any equity interest in AFRT at the time of the acquisition, and neither Mr. Schorsch nor Mr. Kahane currently owns an equity interest in AFRT.

Adverse Business Developments and Conditions

The net losses incurred by ARCT, NYRR, ARC Income Properties, LLC, ARC Income Properties II, LLC, ARC Income Properties III, LLC and ARC Income Properties IV, LLC are primarily attributable to non-cash items and acquisition expenses incurred for the purchases of properties which are not ongoing expenses for the operation of the properties and not the impairment of the programs’ real estate assets. With respect to ARCT, our largest program to date, for the years ended December 31, 2011, 2010 and 2009, the entire net loss was attributable to depreciation and amortization expenses incurred on the properties during the ownership period; and for the year ended December 31, 2008, 71% of the net losses were attributable to depreciation and amortization, and the remaining 29% of the net losses was attributable to the fair market valuation of certain derivative investments held.

Additionally, each of ARC Income Properties, LLC, ARC Income Properties II, LLC, ARC Income Properties III, LLC and ARC Income Properties IV, LLC is an offering of debt securities. Despite incurring net losses during certain periods, all anticipated distributions to investors have been paid on these programs through interest payments on the debt securities. The equity interests in each of these entities are owned by Nicholas Schorsch and William Kahane and their respective families. Any losses pursuant to a reduction in value of the equity in any of these entities (which has not occurred and which is not anticipated), will be borne by Messrs. Schorsch and Kahane and their respective families. On September 7, 2011, the note holders in ARC Income Properties, LLC and ARC Income Properties III, LLC were repaid and the properties were contributed to ARCP as part of its formation transaction. Additionally, the mortgage loans in ARC Income Properties, LLC were repaid.

Since its inception, ARCT has paid distributions through a combination of cash flows from operations, proceeds from the sale of common stock and the issuance of shares in accordance with the distribution reinvestment plan. Distributions paid from cash flows from operations, excluding distributions paid in shares, for the years ended December 31, 2008, 2009, 2010 and 2011 were 100.0%, 79.1%, 84.8% and 94.1%, respectively. Cumulative to date as of December 31, 2011, 89.5% of distributions paid in cash were paid from cash flows from operations with the remaining 10.5% paid from the issuance of new shares.

ARC Growth Fund, LLC was different from our other programs in that all of the properties were vacant when the portfolio was purchased and the properties were purchased with the intention of reselling them. Losses from operations represent carrying costs on the properties as well as acquisition and disposition costs in addition to non-cash depreciation and amortization costs. Upon final distribution in 2010, all investors received their entire investment plus an incremental return based on a percentage of their initial investment and the Sponsor retained the remaining available funds and four properties which were unsold at the end of the program.

None of the referenced programs have been subject to any tenant turnover and have experienced a non-renewal of only two leases. Further, none of the referenced programs have been subject to mortgage foreclosure or significant losses on the sales of properties.

Attached hereto as Appendices A-1 and A-2 are further prior performance information on AFRT and Nicholas S. Schorsch, respectively.

Other than as disclosed above, there have been no major adverse business developments or conditions experienced by any program or non-program property that would be material to investors, including as a result of recent general economic conditions.”

Description of Real Estate Investments

The following disclosure hereby replaces in its entirety the section entitled “Description of Real Estate Investments” in the Prospectus.

“Description of Real Estate Investments

Texarkana Surgery Center

On June 21, 2011, we closed the acquisition of a fee simple interest in one free-standing ambulatory surgery center in Texarkana, Texas, or Texarkana Surgery Center. We acquired the property through an indirect wholly owned subsidiary of our operating partnership. The seller of the property was Westminster Texarkana, L.P., an entity which has no material relationship with us and the acquisition was not an affiliated transaction.

The tenant of the property is Texarkana Surgery Center, L.P., or Texarkana Surgery, which is an operating joint venture between Symbion, Inc., or Symbion, and a 23-member physician group. The physician group and Symbion own 42% and 58% of Texarkana Surgery, respectively.

The Texarkana Surgery Center contains 18,268 rentable square feet which includes four operating rooms, a pre-op holding area, a recovery room, an x-ray room and a minor procedure room. The Texarkana Surgery Center was completed as a build-to-suit facility for the physicians in 1995 that later formed Texarkana Surgery with Symbion in 2000.

Capitalization

The contract purchase price of the Texarkana Surgery Center was $4.5 million, exclusive of closing costs, at a capitalization rate of 9.6% (calculated by dividing annualized rental income on a straight-line basis plus operating expense reimbursement revenue less estimated property operating costs by the purchase price) at the closing of the acquisition. At closing, we funded the acquisition, excluding acquisition costs, of the Texarkana Surgery Center with (a) net proceeds from this offering of $2.2 million and (b) a $2.25 million mortgage loan received from Guaranty Bond Bank (the “Guaranty Bond Bank Mortgage Loan”). The Guaranty Bond Bank Mortgage Loan bears an interest rate of 5.50% and matures in June 2016. Payments of principal and interest will be made on a 25-year amortization schedule, with all principal outstanding being repaid on the maturity date. The mortgage loan was incurred under the terms and subject to the conditions of the Guaranty Bond Bank Mortgage Loan as described in further detail in “— Financial Obligations —
Guaranty Bond Bank Mortgage Loan” below.

Major Tenants/Lease Expiration

The property is 100% leased to Texarkana Surgery. The lease commenced in April 2001 and has a twenty-year term, which expires in April 2021. At the closing of the acquisition, 9.9 years remained on the lease. The lease contains 2.0% fixed annual rental escalations during the initial term and one renewal option of five years with 2.0% fixed annual rental escalations.

The lease is net whereby we are responsible for maintaining the roof and structure of the building and Texarkana Surgery is required to pay substantially all other operating expenses, in addition to base rent. The annualized straight-line rent for the initial lease term will be $0.4 million or $23.59 per rentable square foot.

The table below describes the occupancy rate and the average effective annual rent per rentable square foot as of December 31 for each of the last five years:

	2011	2010	2009	2008	2007
Occupancy rate	100.00%	100.00%	100.00%	98.46%	100.00%
Average effective annual rent per rentable square foot	$21.50	$21.08	$22.58	$22.13	$21.70

Other

We believe the property is suitable and adequate for its uses.

We believe that the Texarkana Surgery Center is adequately insured.

The annual realty taxes payable on the Texarkana Surgery Center for the calendar year 2011 were $0.1 million. Such real estate taxes are required to be paid directly by the tenant under the terms of the lease.

Approximately 50 doctors practice at the Texarkana Surgery Center within various specialties with no procedure type representing more than 20% of the revenues. Primary services include ophthalmology and ear, nose and throat.

Symbion, located in Nashville, Tennessee, is an operator of short-stay surgical facilities. Symbion was founded in 1999 to acquire, develop and operate short-stay surgical facilities in partnership with physicians, hospitals and health systems. Symbion’s network has grown to include more than 70 short-stay surgical facilities across 27 states.

DaVita Dialysis Centers

Marked Tree, Arkansas

On June 30, 2011, we closed the acquisition of a fee simple interest in one free-standing DaVita Dialysis Center located in Marked Tree, Arkansas. We acquired the property through an indirect wholly owned subsidiary of our operating partnership. The seller of the property was Palestra Arkansas, LLC, an entity which has no material relationship with us and the acquisition was not an affiliated transaction.

The tenant of the property is Renal Treatment Centers — Southeast, LP, or Renal Treatment Center, which is a subsidiary of DaVita Inc. (NYSE: “DVA”). DaVita Inc. has guaranteed Renal Treatment Center’s obligations under the lease. The property consists of 4,596 rentable square feet and is located approximately 40 miles northwest of Memphis, Tennessee.

Capitalization

The contract purchase price of the property was $1.4 million, exclusive of closing costs, at a capitalization rate of 8.9% (calculated by dividing annualized rental income on a straight-line basis plus operating expense reimbursement revenue less estimated property operating costs by the base purchase price) at the closing of the acquisition. We funded the acquisition of the property with net proceeds from this offering. We may seek to attain financing on the property post-closing, however, there is no guarantee that we will be able to obtain financing on terms we believe are favorable or at all.

Major Tenants/Lease Expiration

The property is 100% leased to Renal Treatment Center. The tenant took possession of the property upon its completion in October 2009. The lease has a 12-year term and expires in October 2021. At the closing of the acquisition, 10.3 years remained on the lease. The lease contains 2.0% fixed annual rental escalations during the initial lease term. The lease provides two renewal options of five years each at market rates. The lease is net whereby Renal Treatment Center is required to pay substantially all operating expenses, including all costs to maintain and repair the roof and structure of the building, and the cost of all capital expenditures, in addition to base rent. The annualized straight-line rent for the initial lease term will be $0.1 million or $27.85 per rentable square foot.

The table below describes the occupancy rate and the average effective annual rent per square foot as of December 31 for each of the last five years where such information is available:

	2011	2010	2009	2008(1)	2007(1)
Occupancy rate	100.00%	100.00%	100.00%	N/A	N/A
Average effective annual rent per square foot	$25.43	$24.52	$24.44	N/A	N/A

(1)	The tenant took possession of the property upon its completion in October 2009. Accordingly, no occupancy rate or average effective annual rent information is available for prior periods.

Other

We believe the property is suitable and adequate for its uses.

We believe the property is adequately insured.

The annual real estate taxes payable on the property for the calendar year 2011 were approximately $3,100. Such real estate taxes are required to be paid directly by the tenant under the terms of the lease.

As of December 31, 2010, DaVita Inc. operated or provided administrative services to over 1,600 outpatient dialysis centers located in 42 states and the District of Columbia, serving approximately 125,000 patients. DaVita Inc. also provides acute inpatient dialysis services in approximately 750 hospitals and related laboratory services. DaVita Inc. was incorporated in 1994 as Total Renal Care, Inc.

DaVita Inc. currently files its financial statements in reports filed with the Securities and Exchange Commission, and the following summary financial data regarding DaVita Inc. is taken from such filings:

	For the Fiscal Year Ended
(Amounts in thousands)	2011	2010	2009	2008
Consolidated Statements of Operations
Net operating revenues	$6,982	$6,438	$6,102	$5,660
Operating income	1,132	997	940	869
Net income	478	406	423	374

	As of the Fiscal Year Ended
	2011	2010	2009	2008
Consolidated Balance Sheets
Total assets	$8,892	$8,114	$7,558	$7,286
Long-term debt	4,418	4,234	3,532	3,622
Shareholders’ equity	2,141	1,978	2,135	1,768

Rockford, Illinois

On July 25, 2011, we closed the acquisition of a ground leasehold interest in a freestanding DaVita Dialysis Center located in Rockford, Illinois. We acquired the property through an indirect wholly owned subsidiary of our operating partnership. The seller of the property was Rockford 1302 East State Street, LLC, an entity which has no material relationship with us and the acquisition was not an affiliated transaction.

The tenant of the property is Total Renal Care, Inc., or Total Renal Care, which is a subsidiary of DaVita Inc. DaVita Inc. has guaranteed Total Renal Care’s obligations under the tenant lease. The property consists of 7,032 rentable square feet and is located on land adjacent to and owned by SwedishAmerican Hospital, a 312-bed general medical and surgical hospital.

Capitalization

The contract purchase price of the property was $2.1 million, exclusive of closing costs, at a capitalization rate of 9.5% (calculated by dividing annualized rental income on a straight-line basis less estimated property operating costs by the base purchase price) at the close of the acquisition. We funded the acquisition of the property with net proceeds from this offering. We may seek to attain financing on the property post-closing, however, there is no guarantee that we will be able to obtain financing on terms we believe are favorable or at all.

Major Tenants/Lease Expiration

The property is 100% leased to Total Renal Care. The tenant took possession of the property upon its completion in April 2009. The tenant lease has a 12-year term and expires in April 2021. At the closing of the acquisition, 9.8 years remained on the tenant lease. The tenant lease contains 2.0% fixed annual rental escalations during the initial lease term. The tenant lease provides three renewal options of five years each at market rates. The tenant lease is net whereby Total Renal Care is required to pay substantially all operating expenses, excluding the underlying ground lease rent and any costs to maintain and repair the roof and structure of the building, in addition to base rent. The annualized straight-line rent for the initial tenant lease term will be $0.2 million or $27.87 per rentable square foot.

The ground lease, which commenced in April 2009, has an initial term of 75 years that expires in April 2084. The ground lease contains contractual rental escalations every ten years, which escalations are based on the lesser of a 2.5% compounded annual increase and the Consumer Price Index, All Urban Consumers or its successor. The ground lease contains no renewal options. The ground lease is net whereby we, as the owner of the ground leasehold interest, are required to pay substantially all operating expenses, including all costs to maintain and repair the roof and structure of the building, and the cost of all capital expenditures, in addition to base rent. The annualized straight-line rent for the ground lease term will be approximately $24,000.

In connection with improvements to the property made in 2008, the seller entered into a redevelopment agreement with the City of Rockford which provides, through the Jackson School Tax Increment Financing, or TIF, District, annual payments to the seller in respect of a non-interest bearing note of the difference between the frozen year equalized assessed value, or EAV, and the current year EAV multiplied by the current year tax rate. Payments continue each year until the Jackson School TIF District has paid a total of $218,000 to the holder of the leasehold interest. The seller’s interest in the redevelopment agreement was assigned to the Company in connection with the purchase and sale agreement. The note matures in January 2030. While the note is estimated to be fully paid by August 2020, annual TIF payments will vary depending on the EAV calculation for such year.

The table below describes the occupancy rate and the average effective annual rent per square foot as of December 31 for each of the last five years where such information is available:

	2011	2010	2009	2008(1)	2007(1)
Occupancy rate	100.00%	100.00%	100.00%	N/A	N/A
Average effective annual rent per square foot	$25.45	$24.83	$24.50	N/A	N/A

(1)	The tenant took possession of the property upon its completion in April 2009. Accordingly, no occupancy rate or average effective annual rent information is available for prior periods.

Other

We believe the property is suitable and adequate for its uses.

We believe the property is adequately insured.

The annual real estate taxes payable on the property for the calendar year 2011 were approximately $24,000. Such real estate taxes are to be reimbursed by the tenant under the terms of the lease.

Carson Tahoe Specialty Medical Plaza

On September 19, 2011, we closed the acquisition of a fee simple interest in one multi-specialty medical campus located in Carson City, Nevada (the “Carson Tahoe Specialty Medical Plaza”). We acquired the property through an indirect wholly owned subsidiary of our operating partnership. The seller of the property was CCNV Venture, LP, an entity which has no material relationship with us, and the acquisition was not an affiliated transaction. The Carson Tahoe Specialty Medical Plaza is the first property acquired from the portfolio of 10 healthcare facilities related to the purchase and sale agreement dated July 14, 2011 (the “Ten Property Portfolio”).

The Carson Tahoe Specialty Medical Plaza contains 154,622 rentable square feet and consists of one three-story, 136,778 rentable square foot multi-specialty building, one single-story, 14,603 rentable square foot inpatient psychiatric hospital building, and one single-story, 3,241 rentable square foot conference building. The Carson Tahoe Specialty Medical Plaza houses a variety of outpatient and specialty services offered primarily by Carson Tahoe Regional Healthcare, a hospital system in Carson City. The campus accommodates a behavioral health program, a long-term acute care program, an ophthalmology surgery center and several outpatient programs such as imaging, physical therapy and laboratory services. The multi-specialty building was constructed in 1968 and has been in continuous use since the facility was initially used by Carson Tahoe Regional Healthcare as its main hospital campus. The psychiatric hospital was constructed in 1990 and has been used since by Carson Tahoe Regional Healthcare’s behavioral health services program. The property was last renovated in 2008.

Capitalization

The contract purchase price of the Carson Tahoe Specialty Medical Plaza was $29.0 million, exclusive of closing costs, at a capitalization rate of 8.6% (calculated by dividing annualized rental income on a straight-line basis plus operating expense reimbursement revenue less estimated property operating costs by the base purchase price) at the close of the acquisition. At closing, we funded the acquisition, exclusive of closing costs, of the Carson Tahoe Specialty Medical Plaza with (a) net proceeds from this offering of $7.2 million and (b) a $21.8 million mortgage loan representing a portion of the initial tranche of the GECC Mortgage Loan (as defined in “— Financial Obligations — GECC Mortgage Loan” below). The mortgage loan in respect of the

Carson Tahoe Specialty Medical Plaza bears an interest rate of 5.01% and matures in September 2015. The mortgage loan requires monthly interest payments with the principal balance due on the maturity date in September 2015. The mortgage loan was incurred under the terms and subject to the conditions of the GECC Mortgage Loan as described in further detail in “— Financial Obligations — GECC Mortgage Loan” below.

Major Tenants/Lease Expiration

Three tenants currently occupy 100% of the rentable square footage of the multi-specialty medical campus, of which two tenants each occupy more than 10% of the rentable square footage of the campus. Carson Tahoe Regional Healthcare, a Nevada non-profit corporation that serves as a healthcare provider in the region, occupies an aggregate of 66.6% of the property’s total rentable square footage consisting of four leases for their imaging and labs, psychiatric, training and psychiatric and behavioral health suites, and its subsidiary, ContinueCare Hospital of Carson Tahoe, occupies 26.8% of the property’s total rentable square footage consisting of one lease for long-term acute care. A third tenant, a regional ophthalmology surgery center, occupies the remaining 6.6% of the property’s rentable square footage.

The leases to Carson Tahoe Regional Healthcare are net whereby we are responsible for maintaining the roof and structure of the building and Carson Tahoe Regional Healthcare is required to pay its pro rata share of all other operating expenses, in addition to base rent. The annualized straight-line rental income for the initial lease terms is $1.7 million or $16.36 per rentable square foot. The leases expire in March 2018. The leases contain 2.5% fixed annual rental escalations during the initial lease terms and provide four renewal options of five years each at an increase of 2.5% over the prior year’s rent with 2.5% fixed annual rental escalations thereafter. Carson Tahoe Regional Healthcare occupies an aggregate of 103,022 rentable square feet.

Carson Tahoe Regional Healthcare is a non-profit group founded in 1949 with physicians and staff dedicated to cardiovascular diseases, cancer, surgical services, rehabilitation, behavioral and wellness services. The group has received full joint commission accreditation. They have access to approximately 103,000 square feet of imaging, laboratories, rehabilitation centers and behavioral offices and have over 240 board-certified physicians in more than 35 medical specialties in the Carson Tahoe Specialty Medical Plaza.

The lease to ContinueCare Hospital of Carson Tahoe is net whereby we are responsible for maintaining the roof and structure of the building and ContinueCare Hospital of Carson Tahoe is required to pay their pro rata share of all other operating expenses, in addition to base rent. The annualized straight-line rental income for the initial lease term is $0.7 million or $16.36 per rentable square foot. The lease expires in March 2018. The lease contains 2.5% fixed annual rental escalations during the initial lease term and provides four renewal options of five years each at an increase of 2.5% over the prior year’s rent with 2.5% fixed annual rental escalations thereafter. ContinueCare Hospital of Carson Tahoe occupies 41,435 rentable square feet. ContinueCare Hospital of Carson Tahoe operates as 29-bed long-term acute care hospital focusing on the treatment of wound care, infectious disease, specialty, speech, nutrition, physical, occupational, social and case management. ContinueCare Hospital of Carson Tahoe is a subsidiary of Carson Tahoe Regional Healthcare.

The table below sets forth the lease expiration information for each of the next ten years:

Year Ending December 31,	Number of Leases Expiring	Total Rentable Square Feet of Expiring Leases	% of Leased Area Represented by Expiring Leases	Annualized Rental Income Represented by Expiring Leases (in thousands)	% of Total Annualized Rental Income Represented by Expiring Leases
2012	—	—	—	—	—
2013	—	—	—	—	—
2014	—	—	—	—	—
2015	—	—	—	—	—
2016	1	10,165	6.6%	122	4.9%
2017	—	—	—	—	—
2018	5	144,457	93.4%	2,363	95.1%
2019	—	—	—	—	—
2020	—	—	—	—	—
2021	—	—	—	—	—

The table below describes the occupancy rate and the average effective annual rent per rentable square foot as of December 31 for each of the last five years:

	2011	2010	2009	2008	2007
Occupancy rate	100.0%	97.9%	97.9%	97.9%	6.6%
Average effective annual rent per rentable square foot	$14.89	$14.23	$13.90	$13.58	$12.00

Other

We believe the properties are suitable and adequate for their uses.

We do not have any scheduled capital improvements. However, we are considering approximately $30,000 of potential capital expenditures that may occur over the next 12 to 24 months.

We believe the properties are adequately insured.

The federal tax basis, the rate and method of depreciation and the life claimed for purposes of depreciation will be determined based upon the completion of cost allocation studies in connection with finalizing our 2011 federal tax return.

The annual real estate taxes payable on the property for the calendar year 2011 were $0.2 million. Such real estate taxes are to be reimbursed by the tenants in respect of their proportionate share of real estate taxes under the terms of the leases.

Durango Medical Plaza

On September 19, 2011, we closed the acquisition of a fee simple interest in one simple medical office building located in Las Vegas, Nevada (the “Durango Medical Plaza”). We acquired the property through an indirect wholly owned subsidiary of our operating partnership. The seller of the property was Durango Medical Plaza, LP, an entity which has no material relationship with us, and the acquisition was not an affiliated transaction. The Durango Medical Plaza is the second property acquired from the Ten Property Portfolio.

The Durango Medical Plaza contains 73,094 rentable square feet and consists of one three-story ambulatory surgery center, medical office space and a compliment of support services to the ambulatory surgery center, such as imaging and urgent care. The Durango Medical Plaza is located in southwest Las Vegas and is in close proximity to three general acute-care hospitals.

Capitalization

The contract purchase price of the Durango Medical Plaza was $22.9 million, exclusive of closing costs, at a capitalization rate of 8.3% (calculated by dividing annualized rental income on a straight-line basis plus operating expense reimbursement revenue less estimated property operating costs by the base purchase price) at the closing of the acquisition. At closing, we funded the acquisition, exclusive of closing costs, of the Durango Medical Plaza with (a) net proceeds from this offering of $5.7 million and (b) a $17.2 million mortgage loan representing a portion of the initial tranche of the GECC Mortgage Loan. The mortgage loan in respect of the Durango Medical Plaza bears an interest rate of 5.01% and matures in September 2015. The mortgage loan requires monthly interest payments with the principal balance due on the maturity date in September 2015. The mortgage loan was incurred under the terms and subject to the conditions of the GECC Mortgage Loan as described in further detail in “— Financial Obligations — GECC Mortgage Loan” below.

Major Tenants/Lease Expiration

Twelve tenants currently occupy 76.8% of the rentable square footage of the property, of which two tenants each occupy more than 10% of the rentable square footage of the campus. San Martin Surgery Center, LLC (d/b/a Durango Outpatient Surgery Center), an ambulatory surgery center, occupies 19.7% of the total rentable square footage of the property and Anson & Higgins Plastic Surgery Assoc., LP, a plastic surgery practice, occupies 12.5% of the total rentable area of the property. Ten other tenants occupy an aggregate of 44.6% of the property. Approximately 23.2% of the property is currently vacant.

The lease to the Durango Outpatient Surgery Center is net whereby we are responsible for maintaining the roof and structure of the building and the tenant is required to pay its pro rata share of all other operating expenses, in addition to base rent. The annualized straight-line rental income for the initial lease term is $0.9 million or $60.13 per rentable square foot. The lease expires in May 2023. The lease contains 1.5% fixed annual rental escalations during the initial lease term and has two renewal options of five years each at market rates. The Durango Outpatient Surgery Center occupies 14,399 rentable square feet.

The Durango Outpatient Surgery Center is a four-operating room ambulatory surgery center that focuses on a broad range of outpatient surgical procedures in the specialty areas of ear, nose and throat (ENT), gastroenterology, general surgery, gynecology, orthopedics, pain management and podiatry. The Durango Outpatient Surgery Center is a joint venture among Catholic Healthcare West, a non-profit hospital provider associated with a large regional health system, United Surgical Partners International, a national operator of ambulatory surgery centers, and a group of physician investors. Catholic Healthcare West, United Surgical Partners International and the physician group own 53%, 33% and 14% of the Durango Outpatient Surgery Center, respectively.

The lease to Anson & Higgins Plastic Surgery Assoc., LP is net whereby we are responsible for maintaining the roof and structure of the building and the tenant is required to pay its pro rata share of all other operating expenses, in addition to base rent. The annualized straight-line rental income for the initial lease term is $0.4 million or $43.17 per rentable square foot. The lease expires in April 2018. The lease contains 2.9% fixed annual rental escalations during the initial lease term and has two renewal options of five years each at market rates. Anson & Higgins Plastic Surgery Assoc., LP occupies 9,148 rentable square feet.

Anson & Higgins Plastic Surgery Assoc., LP is a private practice that specializes in rhinoplasty and breast augmentation. They also perform non-surgical work with botox, fillers, lasers, and skin care.

The table below sets forth the lease expiration information for each of the next ten years:

Year Ending December 31,	Number of Leases Expiring	Total Rentable Square Feet of Expiring Leases	% of Leased Area Represented by Expiring Leases	Annualized Rental Income Represented by Expiring Leases (in thousands)	% of Total Annualized Rental Income Represented by Expiring Leases
2012	—	—	—	$—	—
2013	—	—	—	—	—
2014	4	10,222	18.2%	261	12.3%
2015	3	8,149	14.5%	221	10.4%
2016	—	—	—	—	—
2017	1	7,086	12.6%	177	8.4%
2018	1	9,148	16.3%	395	18.7%
2019	—	—	—	—	—
2020	1	4,140	7.4%	131	6.2%
2021	1	2,981	5.3%	67	3.2%

The table below describes the occupancy rate and the average effective annual rent per rentable square foot as of December 31 for each of the last five years:

	2011	2010	2009	2008	2007
Occupancy rate	76.8%	72.7%	67.0%	62.9%	N/A
Average effective annual rent per square foot	$35.92	$35.21	$32.41	$39.35	N/A

Other

We believe the property is suitable and adequate for its uses.

We do not have any scheduled capital improvements. However, we are considering approximately $15,000 of potential capital expenditures that may occur over the next 12 to 24 months.

We believe the property is adequately insured.

The annual real estate taxes payable on the property for the calendar year 2011 were $0.1 million. Such real estate taxes are to be reimbursed by each tenant in respect of its proportionate share of real estate taxes under the terms of its lease.

Founded in 1998 and headquartered in Dallas, Texas, United Surgical Partners International operates ambulatory surgery centers and short-stay hospitals, with nearly 200 facilities located throughout the United States and the United Kingdom.

Catholic Healthcare West is a non-profit healthcare system with 39 hospitals located throughout Arizona, Nevada and California. Founded in 1986 and headquartered in San Francisco, Catholic Healthcare West is the fifth largest hospital provider in the nation and the largest hospital system in California.

CareMeridian Rehabilitation Facility

On September 19, 2011, we closed the acquisition of a fee simple interests in one inpatient rehabilitation facility specializing in catastrophic brain and spinal injuries located in Phoenix, Arizona (the “CareMeridian Rehabilitation Facility — Phoenix”). We acquired the property through an indirect wholly owned subsidiary of our operating partnership. The seller of the property was ARC Med Partners, LP, an entity which has no material relationship with us, and the acquisition was not an affiliated transaction. The CareMeridian Rehabilitation Facility — Phoenix is the third property acquired from the Ten Property Portfolio.

The CareMeridian Rehabilitation Facility — Phoenix contains 13,500 rentable square feet and consists of a single story, inpatient rehabilitation facility specializing in catastrophic brain and spine injuries. The property, which is located in central Phoenix near the Arcadia district, was designed to provide patients a high level of medical services within a comfortable residential setting. The property was completely renovated in 2009 to accommodate a skilled nursing licensure, including a new roof, structural, life safety and medical operations and other patient and support services upgrades. The facility was licensed in 2009 as a 31-bed skilled nursing facility.

Capitalization

The contract purchase price of the CareMeridian Rehabilitation Facility — Phoenix was $9.0 million, exclusive of closing costs, at a capitalization rate of 9.4% (calculated by dividing annualized rental income on a straight-line basis plus operating expense reimbursement revenue less estimated property operating costs by the base purchase price) at the close of the acquisition. At closing, we funded the acquisition, exclusive of closing costs, of the CareMeridian Rehabilitation Facility — Phoenix with (a) net proceeds from this offering of $2.1 million and (b) a $6.9 million mortgage loan representing a portion of the initial tranche of the GECC Mortgage Loan. The mortgage loan in respect of the CareMeridian Rehabilitation Facility —
Phoenix bears an interest rate of 5.01% and matures in September 2015. The mortgage loan requires monthly interest payments with the principal balance due on the maturity date in September 2015. The mortgage loan was incurred under the terms and subject to the conditions of the GECC Mortgage Loan as described in further detail in “— Financial Obligations — GECC Mortgage Loan” below.

Major Tenants/Lease Expiration

The property is 100% leased to National Mentor Healthcare, LLC (d/b/a CareMeridian), a subsidiary of National Mentor Holdings, LLC, a national healthcare provider that specializes in mentoring services, particularly services for people with disabilities, brain and spinal cord damage and other catastrophic injuries and illnesses. The CareMeridian network specializes in offering subacute and skilled nursing for patients suffering from traumatic brain injury, spinal cord injury, or medically complex injuries, such as neuromuscular or congenital anomalies in its 24 locations throughout Arizona, California and Nevada. National Mentor Holdings, Inc. has guaranteed the tenant’s obligations under the lease. The tenant took possession of the property upon its completion in June 2009.

The lease is net whereby the tenant is required to pay substantially all operating expenses, including all costs to maintain and repair the roof and structure of the building, in addition to base rent. The lease has a 15-year term, which commenced in June 2009, and expires in June 2024. The annualized straight-line rent for the initial lease term will be $0.8 million or $62.74 per rentable square foot. The lease contains 2.7% fixed annual rental escalations during the initial term and two renewal options of ten years each at the lessor of market rates or an increase of 2.7% over the rental rate in-place at the time of lease expiration.

The table below describes the occupancy rate and the average effective annual rent per rentable square foot as of December 31 for each of the last five years where such information is available:

	2011	2010	2009(1)	2008(1)	2007(1)
Occupancy rate	100.0%	100.0%	100.0%	N/A	N/A
Average effective annual rent per square foot	$53.07	$51.67	$50.31	N/A	N/A

(1)	The tenant took possession of the property upon completion of property renovation in June 2009. Accordingly, no occupancy rate or average effective annual rent information is available for prior periods.

Other

We believe the property is suitable and adequate for its uses.

We do not have any scheduled capital improvements. However, we are considering approximately $10,000 of potential capital expenditures that may occur over the next 12 to 24 months.

We believe the property is adequately insured.

The annual real estate taxes payable on the property for the calendar year 2011 were approximately $15,000. Such real estate taxes will be paid by us, as landlord, under the terms of the lease; however, the tenant will pay us, as landlord, monthly payments equal to 1/12 of the known or estimated real estate taxes. Any excess or shortfall will be reconciled annually.

National Mentor Holdings, Inc. is a leading provider of home and community-based health and human services to adults and children with intellectual and/or developmental disabilities, acquired brain injury and other catastrophic injuries and illnesses, and to youth with emotional, behavioral and/or medically complex challenges, or at-risk youth. Since its founding in 1980, the company has grown to over 16,900 employees that provide services to approximately 23,600 clients across 36 states.

National Mentor Holdings, Inc. currently files its financial statements in reports filed with the U.S. Securities and Exchange Commission, and the following summary financial data regarding National Mentor Holdings, Inc. are taken from such filings:

	Three Months Ended December 31, 2011	Year Ended September 30,
(Amounts in Thousands)		2011 (Audited)	2010 (Audited)	2009 (Audited)
Statements of Operations Data
Net revenue	$274,433	$1,070,610	$1,011,469	$957,525
Income from operations	12,495	35,161	44,669	44,821
Net loss	(5,079)	(34,142)	(6,867)	(5,456)

	December 31, 2011	As of September 30,
		2011 (Audited)	2010 (Audited)	2009 (Audited)
Consolidated Condensed Balance Sheets
Total assets	$1,063,534	$1,010,850	$1,015,885	$995,610
Long-term debt, less current portion	754,157	754,742	500,799	500,763
Total liabilities	1,099,392	1,041,973	790,752	771,882
Total stockholders’ equity	(35,858)	(31,123)	225,133	223,728

Village Healthcare Center

On January 13, 2012, we closed the acquisition of a fee simple interest in Village Healthcare Center, a free-standing rehabilitation facility located in Santa Ana, California, or Village Healthcare Center. We acquired the property through an indirect wholly owned subsidiary of our operating partnership. The seller of the property was Village HC Partners, LP, an entity which has no material relationship with us, and the acquisition was not an affiliated transaction. The Village Healthcare Center is the seventh property acquired from the Ten Property Portfolio.

The Village Healthcare Center consists of a 7,750 rentable square foot congregate living facility, with 14 private patient rooms, specializing in the rehabilitation and care of patients with catastrophic brain and spine injuries. The property is located in Santa Ana, California, with a surrounding population of nearly 500,000 within a five mile radius, and provides patients high level medical services within a comfortable residential setting.

Capitalization

The contract purchase price of the property is $4.5 million at a capitalization rate of 9.3% (calculated by dividing annualized rental income on a straight-line basis less estimated property operating costs by the base purchase price) at the close of the acquisition. We funded the acquisition of the property with net proceeds from this offering. We may seek to attain financing on the property post-closing, however, there is no guarantee that we will be able to obtain financing on terms we believe are favorable or at all.

Major Tenants/Lease Expiration

The property is 100% leased to CareMeridian LLC, a subsidiary of National Mentor Holdings, LLC. National Mentor Holdings, Inc. has guaranteed the tenant’s obligations under the lease. The tenant took possession of the property in January 2010. The lease has a 15-year term, commenced in January 2010 and expires in January 2025. The lease contains 2.5% fixed annual rental escalations during the initial term and two renewal options of ten years each at the lessor of market rates or an increase of 2.7% over the rental rate in-place at the time of lease expiration. The lease is net whereby the tenant is required to pay substantially all operating expenses, including all costs to maintain and repair the roof and structure of the building, in addition to base rent. The annualized straight-line rent for the initial lease term will be $0.4 million or $53.81 per rentable square foot.

The table below describes the occupancy rate and the average effective annual rent per square foot as of December 31 for each of the last five years where such information is available:

	2011	2010	2009(1)	2008(1)	2007(1)
Occupancy rate	100.0%	100.0%	N/A	N/A	N/A
Average effective annual rent per square foot	$45.13	$44.03	N/A	N/A	N/A

(1)	The tenant took possession of the property upon its completion in January 2010. Accordingly, no occupancy rate or average effective annual rent information is available for prior periods.

Other

We believe the property is suitable and adequate for its uses.

We believe that the property is adequately insured.

The annual real estate taxes payable on the property for the calendar year 2011 were approximately $35,000. Such real estate taxes are required to be paid directly by the tenant under the terms of the lease.

For a detailed description of the National Mentor Holdings, LLC, the parent guarantor, please see “— CareMeridian Rehabilitation — CareMeridian Rehabilitation Facility — Phoenix — Other” above.

Spring Creek Medical Plaza

On November 22, 2011, we closed the acquisition of a fee simple interest in one ambulatory surgery center and medical office building located in Tomball, Texas (the “Spring Creek Medical Plaza”). We acquired the property through an indirect wholly owned subsidiary of our operating partnership. The seller of the property was NW Houston MOB II, LP, an entity which has no material relationship with us, and the acquisition was not an affiliated transaction. The Spring Creek Medical Plaza is the fourth property acquired from the Ten Property Portfolio.

The property contains 22,345 rentable square feet and consists of an ambulatory surgery center, imaging center and medical office space. The property is located in the northwestern suburbs of Houston and is in close proximity to a short-term acute care facility. The property is not affiliated with any hospital.

Capitalization

The contract purchase price of the Spring Creek Medical Plaza was $10.0 million, exclusive of closing costs, at a capitalization rate of 8.6% (calculated by dividing annualized rental income on a straight-line basis plus operating expense reimbursement revenue less estimated property operating costs by the base purchase price) at the close of the acquisition. At closing, we funded the acquisition, exclusive of closing costs, of the Spring Creek Medical Plaza with (a) net proceeds from this offering of $2.5 million and (b) a $7.5 million mortgage loan representing a portion of the second tranche of the GECC Mortgage Loan. The mortgage loan in respect of the Spring Creek Medical Plaza bears an interest rate of 5.084% and matures in September 2015. The mortgage loan requires monthly interest payments with the principal balance due on the maturity date in September 2015. The mortgage loan was incurred under the terms and subject to the conditions of the GECC Mortgage Loan as described in further detail in “— Financial Obligations — GECC Mortgage Loan” below.

Major Tenants/Lease Expiration

Three tenants occupy 100% of the rentable square footage of the property. Tomball Surgery Center, LP, an ambulatory surgery center, occupies 56.3% of the rentable square feet of the property. Tomball Imaging, LLP, a radiological imaging center, occupies 28.3% of the rentable square feet of the property. Tomball Express Medical Center, LLC, an urgent care center, occupies the remaining 15.4% of the rentable square feet of the property.

The lease to Tomball Surgery Center, LP provides for annualized straight-line rental income of $0.7 million, or $52.77 per rentable square foot. The lease contains fixed rental escalations of 6% every three years and expires in December 2020. The lease has two five-year renewal options at market rates. This tenant occupies approximately 12,584 rentable square feet.

The lease to Tomball Imaging, LLP provides for annualized straight-line rental income of $0.1 million, or $20.22 per rentable square foot. The lease contains fixed annual rental escalations of 2% and expires in February 2016. The lease has one six-year renewal option at 103% of the rental rate for the previous term increasing 3% each year of the renewal term. This tenant occupies 6,331 rentable square feet.

The lease to Tomball Express Medical Center, LLC provides for annualized straight-line rental income of $0.1 million, or $19.83 per rentable square foot. The lease contains fixed annual rental escalations of 2% and expires in May 2018. The lease has one six-year renewal option at 95% of market rates with. This tenant occupies 3,430 rentable square feet.

The table below sets forth the lease expiration information for each of the next ten years:

Year Ending December 31,	Number of Leases Expiring	Total Rentable Square Feet of Expiring Leases	% of Leased Area Represented by Expiring Leases (in thousands)	Annualized Rental Income Represented by Expiring Leases (in thousands)	% of Total Annualized Rental Income Represented by Expiring Leases
2012	—	—	—	—	—
2013	—	—	—	—	—
2014	—	—	—	—	—
2015	—	—	—	—	—
2016	1	6,331	28.3%	128	14.9%
2017	—	—	—	—	—
2018	1	3,430	15.4%	68	7.9%
2019	—	—	—	—	—
2020	1	12,584	56.3%	664	77.2%
2021	—	—	—	—	—

The table below describes the occupancy rate and the average effective annual rent per square foot as of December 31 for each of the last five years:

	2011	2010	2009	2008	2007
Occupancy rate	100.0%	100.0%	100.0%	100.0%	100.0%
Average effective annual rent per square foot	$34.73	$34.58	$34.42	$32.74	$32.58

Other

We believe the property is suitable and adequate for its uses.

We believe that the property is adequately insured.

The annual real estate taxes payable on the building for the calendar year 2011 were $0.1 million. Such real estate taxes are to be reimbursed by each tenant in respect of its proportionate share of real estate taxes under the terms of its lease.

Tomball Surgery Center, LP provides a full range of laparoscopic and “open” procedures and services to the Tomball and north Houston area. Tomball Surgery Center, LP has approximately 20 physicians who provide general surgery, gastroenterology, obstetrics/gynecology, otolaryngology, orthopedics, pain management and urology services. Tomball Surgery Center LP, is a joint venture between Cirrus Health and an 18-physician investor group.

Founded in 1999, Cirrus Health is a national healthcare development and management company specializing in ambulatory surgery centers and short-stay hospitals. Cirrus Health serves local communities by partnering with local physician groups and other healthcare providers.

Reliant Rehabilitation Hospital — Dallas

On November 22, 2011, we closed the acquisition of a fee simple interest in one rehabilitation hospital located in Dallas, Texas (the “Reliant Rehabilitation Hospital”). We acquired the property through an indirect wholly owned subsidiary of our operating partnership. The seller of the property was North Dallas Hospital BBD Partners, LP, an entity which has no material relationship with us, and the acquisition was not an affiliated transaction. The Reliant Rehabilitation Hospital is the fifth property acquired from the Ten Property Portfolio.

The property contains 64,600 rentable square feet and is a three-story, 60-bed facility. The property is a clinical inpatient facility that provides nurse and therapy staff, ancillary services and supplies to treat patients who require intensive rehabilitative care generally after receiving treatment or service at an acute care hospital. The property is approximately one mile from Medical City Dallas Hospital and approximately one mile from Presbyterian Hospital in Dallas.

Capitalization

The contract purchase price of the Reliant Rehabilitation Hospital was $33.8 million, exclusive of closing costs, at a capitalization rate of 10.0% (calculated by dividing annualized rental income on a straight-line basis plus operating expense reimbursement revenue less estimated property operating costs by the base purchase price) at the close of the acquisition. At closing, we funded the acquisition, exclusive of closing costs, of the Reliant Rehabilitation Hospital with (a) net proceeds from this offering of $6.9 million, (b) a $24.9 million mortgage loan representing a portion of the second tranche of the GECC Mortgage Loan and (c) $2.0 million of proceeds received from an unaffiliated third-party joint venture partner in exchange for a minority interest in the entity, which is majority-owned and controlled by our operating partnership, that owns the property. We may redeem the minority interests of the unaffiliated third-party investor at the capital contribution amount plus any accrued and unpaid yield after February 1, 2014. The joint venture agreement provides the third-party investor with no voting rights and as such, we are responsible for the day-to-day control over operating decisions of the property. The mortgage loan in respect of the Reliant Rehabilitation Hospital bears an interest rate of 5.084% and matures in September 2015. The mortgage loan requires monthly interest payments with the principal balance due on the maturity date in September 2015. The mortgage loan was incurred under the terms and subject to the conditions of the GECC Mortgage Loan as described in further detail in “— Financial Obligations — GECC Mortgage Loan” below.

Major Tenants/Lease Expiration

The property is 100% leased to Reliant Rehabilitation Hospital Dallas, LP, an operating joint venture between a $2.5 billion private equity firm, Nautic Partners, LLC, or Nautic, and a physician group. Nautic and the physician group own 74% and 26% of the operating joint venture, respectively. The lease has a 25-year term, which commenced in 2010, and expires in August 2035. The lease contains 2.0% fixed annual rental escalations during the initial term and two renewal options of ten years each at market rates. The lease is net whereby the tenant is required to pay substantially all operating expenses, including all costs to maintain and repair the roof and structure of the building, in addition to base rent. The annualized straight-line rental income for the initial lease term will be $3.4 million or $52.49 per rentable square foot.

The table below describes the occupancy rate and the average effective annual rent per square foot as of December 31 for each of the last five years where such information is available:

	2011	2010	2009(1)	2008(1)	2007(1)
Occupancy rate	100.00%	100.00%	N/A	N/A	N/A
Average effective annual rent per square foot	$41.85	$18.58	N/A	N/A	N/A

(1)	The tenant took possession of the property upon its completion in September 2010. Accordingly, no occupancy rate or average effective annual rent information is available for prior periods.

Other

We believe the property is suitable and adequate for its uses.

We believe that the property is adequately insured.

The federal tax basis, the rate and method of depreciation and the life claimed for purposes of depreciation will be determined based upon the completion of cost allocation studies in connection with finalizing our 2011 federal tax return.

The annual real estate taxes payable on the property for the calendar year 2011 are estimated to be $0.4 million. Such real estate taxes are to be paid directly by the tenant under the terms of the lease.

Reliant Rehabilitation Hospital Dallas, LLC is a Texas limited partnership that focuses on attracting physician specialists as partners for their inpatient rehab facilities. These facilities treat patients with physical impairments and perform high revenue, high margin specialty procedures that require post-acute, after hospital stays for rehabilitation services for their patients. The majority of its referring physicians come from internal medicine, hospitalists, geriatric, pulmonologists, neurosurgery, neurology, orthopedics, and some cardiology.

Nautic, a private equity firm with over $2.5 billion of capital under management, purchased Reliant Rehabilitation Hospital Dallas, LLC in March 2011 and subsequently formed the joint venture with the physicians group. Nautic currently has four active investments in healthcare-related companies and has exited from eleven various healthcare related companies throughout its history. Nautic targets equity investments of $25 to $75 million.

Global Rehabilitation Hospital

On November 22, 2011, we closed the acquisition of a fee simple interest in one inpatient rehabilitation facility located in San Antonio, Texas, (the “Global Rehabilitation Hospital”). We acquired the property through an indirect wholly owned subsidiary of our operating partnership. The seller of the property was GRSA IRF II, LP, an entity which has no material relationship with us, and the acquisition was not an affiliated transaction. The Reliant Rehabilitation Hospital is the sixth property acquired from the Ten Property Portfolio.

The property contains 40,828 rentable square feet and is a two-story, 42-bed facility licensed as an inpatient rehabilitation hospital. The property was developed in 2010 as a build-to-suit development for a physician-owned operator of rehabilitation hospitals. The rehabilitation hospital is located in the medical corridor commonly known as Stone Oak, is the only non-affiliated rehabilitation provider in the Stone Oak market, and benefits from the referral patterns of all San Antonio’s short-term and long-term acute inpatient beds in various hospitals, which include two acute-care hospitals located within close proximity.

Capitalization

The contract purchase price of the Global Rehabilitation Hospital was $16.5 million, exclusive of closing costs, at a capitalization rate of 9.1% (calculated by dividing annualized rental income on a straight-line basis plus operating expense reimbursement revenue less estimated property operating costs by the base purchase price) at the close of the acquisition. At closing, we funded the acquisition, exclusive of closing costs, of the Global Rehabilitation Hospital with (a) net proceeds from this offering of $3.8 million and (b) a $12.7 million mortgage loan representing a portion of the second tranche of the GECC Mortgage Loan. The mortgage loan in respect of the Global Rehabilitation Hospital bears an interest rate of 5.084% and matures in September 2015. The mortgage loan requires monthly interest payments with the principal balance due on the maturity date in September 2015. The mortgage loan was incurred under the terms and subject to the conditions of the GECC Mortgage Loan as described in further detail in “— Financial Obligations —  GECC Mortgage Loan” below.

Major Tenants/Lease Expiration

The property is 100% leased to Global Rehab San Antonio, LP, an operating joint venture between Global Rehab, a regional rehabilitation hospital operator, and a 20-member physician group. The lease has a 15-year term, commenced upon completion of the construction of the facility in January 2010 and expires in January 2025. The lease contains 2.0% fixed annual rental escalations during the initial term and two renewal options of five-years each. The lease is net whereby the tenant is required to pay substantially all operating expenses, including all costs to maintain and repair the roof and structure of the building, in addition to base rent. The annualized straight-line rent for the initial lease term will be $1.5 million or $36.71 per rentable square foot.

The table below describes the occupancy rate and the average effective annual rent per square foot as of December 31 for each of the last five years where such information is available:

	2011	2010	2009(1)	2008(1)	2007(1)
Occupancy rate	100.0%	100.0%	N/A	N/A	N/A
Average effective annual rent per square foot	$31.95	$31.33	N/A	N/A	N/A

(1)	The tenant took possession of the property upon its completion in January 2010. Accordingly, no occupancy rate or average effective annual rent information is available for prior periods.

Other

We believe the property is suitable and adequate for its uses.

We believe that the property is adequately insured.

The federal tax basis, the rate and method of depreciation and the life claimed for purposes of depreciation will be determined based upon the completion of cost allocation studies in connection with finalizing our 2011 federal tax return.

The annual real estate taxes payable on the property for the calendar year 2011 were $0.3 million. Such real estate taxes are to be paid directly by the tenant under the terms of the lease.

Global Rehab San Antonio, LLC is a physician-owned in-patient rehabilitation facility operator which was formed in 2006 and currently has more than 50 physician investors. The tenant currently has three inpatient rehabilitation hospitals in Texas, with one hospital in pre-development in Arizona.

Methodist North Medical Office Building

On December 19, 2011, we closed the acquisition of a majority ownership position in a ground leasehold interest in a three-story outpatient center known as the “Methodist North Medical Office Building” leased to Methodist Services, Inc., an Illinois not-for-profit corporation (“Methodist”), and located in Peoria, Illinois. Methodist is a subsidiary of the ground lease guarantor, Methodist Health Services Corporation. The seller of the ground leasehold interest was Peoria MOB Owners LLC, an entity which has no material relationship with us, and the acquisition was not an affiliated transaction.

We acquired the property through a joint venture entity controlled by our operating partnership pursuant to which we own a 99% interest and the seller owns a 1% minority interest, allowing the seller to recapitalize while retaining an interest in the property. The joint venture agreement provides the seller with no voting rights. The seller will continue to manage and lease the property. The property was completed in January 2010 and contains 73,302 rentable square feet. The property is a three-story building that provides patients with convenient, quality healthcare services including medical imaging, lab work, family medicine, pediatrics, cardiology, therapy services, podiatry and pharmacy. The property is approximately nine miles from Methodist’s main facility, Methodist Medical Center.

Capitalization

The contract purchase price of the ground leasehold interest was $24.6 million, exclusive of closing costs, at a capitalization rate of 7.9% (calculated by dividing annualized rental income on a straight-line basis less estimated property operating costs by the purchase price) at the close of the acquisition. We funded the acquisition, exclusive of closing costs, of the property with (a) net proceeds from this offering of $9.5 million, (b) a $13.5 million mortgage loan, (c) a $1.5 million bridge loan and (d) $0.1 million of proceeds received from the joint venture partner in exchange for its minority interest in the joint venture entity.

On December 19, 2011, we, through a wholly owned subsidiary of our operating partnership, entered into a loan agreement with Regions Bank, under which we borrowed $13.5 million, in connection with the acquisition of the property. The loan bears interest at a floating rate, but, through an interest rate swap that we entered into with Regions Bank, pursuant to the terms of the loan, the loan bears interest at a per annum fixed rate of 3.93%. The loan matures in December 2016 and provides for monthly interest-only payments, with all principal outstanding being repaid on the maturity date. The loan is nonrecourse and may be accelerated only upon the event of a default. The loan may be prepaid from time to time and at any time, in whole or in part.

On December 19, 2011, we entered into an unsecured $1.5 million bridge loan with the seller of the property. The bridge loan bears a fixed interest rate of 7.5% per annum and matures in March 2012. The bridge loan requires monthly interest payments with the principal balance due at maturity. The bridge loan was repaid in whole in December 2011 without premium or penalty.

Major Tenants/Lease Expiration

The property is 100% leased to Methodist pursuant to two tenant leases. The two tenant leases require annualized straight-line rental income of $1.9 million and expire in January 2025 and February 2025, respectively. The tenant leases have no renewal options and contain annual contractual rental escalations of 2%. The tenant leases are net whereby Methodist is required to pay substantially all operating expenses, excluding any costs to maintain and repair the roof and structure of the building, in addition to base rent. The annualized straight-line rental income per square foot under the tenant leases is $26.54.

The ground lease, which commenced in July 2008, has an initial term of 50 years that expires in July 2058. The ground lease contains annual contractual rental escalations of 2%. The ground lease contains two 25-year renewal options at market rates. The ground lease is full service gross whereby the tenant of the ground leasehold interest is required to pay substantially all operating expenses, including any costs to maintain and repair the roof and structure of the building, in addition to base rent. The annualized straight-line rent for the ground lease term will be approximately $15,000.

The table below describes the occupancy rate and the average effective annual rent per square foot as of December 31 for each of the last five years where such information is available:

	2011	2010(1)	2009(1)	2008(1)	2007(1)
Occupancy rate	100.0%	100.0%	N/A	N/A	N/A
Average effective annual rent per square foot	$23.08	$22.63	N/A	N/A	N/A

(1)	The two tenant leases commenced in January 2010 and February 2010, respectively. Accordingly, no occupancy rate or average effective annual rent information is available for prior periods.

Other

We believe the property is suitable and adequate for its uses.

We believe that the property is adequately insured.

The annual real estate taxes payable on the property for the calendar year 2011 were $0.3 million. Such real estate taxes will be reimbursed in full by the tenant under the terms of the leases.

Founded in 1900, Methodist Health Services Corporation provides a full range of services with almost 600 board-certified physicians backed by a dedicated team of healthcare professionals. Methodist Health Services Corporation is a hospital in downstate Illinois with Joint Commission Disease Specific Certification for heart attack, heart failure, stroke, pneumonia, hip and knee replacement and sleep disorders.

Odessa Regional Medical Center

On December 19, 2011, we closed the acquisition of a majority ownership position in a ground leasehold interest in an on-campus medical office building known as the “Dr. Albert B. Finch Medical Office Building” located in the campus of the Odessa Regional Medical Center in Odessa, Texas. The ground leasehold interest is leased to Odessa Regional Hospital, LP, or Odessa Regional. Odessa Regional is a subsidiary of the guarantor, IASIS Healthcare Corporation, or IASIS. The seller of the ground leasehold interest was Odessa MOB Owners LLC, an entity which has no material relationship with us, and the acquisition was not an affiliated transaction.

We acquired the property through a joint venture entity controlled by our operating partnership pursuant to which we own a 99% interest and the seller owns a 1% minority interest, allowing the seller to recapitalize while retaining an interest in the property. The joint venture agreement provides the seller with no voting rights. The seller will continue to manage and lease the property.

The property was completed in June 2008 and contains 39,220 rentable square feet. The property serves the adjacent Odessa Regional Medical Center, which is a provider of comprehensive healthcare services. The facility is currently occupied by hospital employed physicians or subleased to private physicians.

Capitalization

The contract purchase price of the ground leasehold interest was $7.4 million, exclusive of closing costs, at a capitalization rate of 8.1% (calculated by dividing annualized rental income on a straight-line basis less estimated property operating costs by the purchase price) at the close of the acquisition. We funded the acquisition, exclusive of closing costs, of the property with (a) net proceeds from its ongoing public offering of $2.9 million, (b) a $4.0 million mortgage loan, (c) a $0.5 million bridge loan and (d) $33,000 of proceeds received from the joint venture partner in exchange for its minority interest in the joint venture entity.

On December 19, 2011, we, through a wholly owned subsidiary of our operating partnership, entered into a loan agreement with Regions Bank, under which we borrowed $4.0 million, in connection with the acquisition of the property. The loan bears interest at a floating rate, but, through an interest rate swap that we entered into with Regions Bank, pursuant to the terms of the loan, the loan bears interest at a per annum fixed rate of 4.03%. The loan matures in December 2016 and provides for monthly interest-only payments, with all principal outstanding being repaid on the maturity date. The loan is nonrecourse and may be accelerated only upon the event of a default. The loan may be prepaid from time to time and at any time, in whole or in part.

On December 19, 2011, we entered into an unsecured $0.5 million bridge loan with the seller of the property. The bridge loan bears a fixed interest rate of 7.5% per annum and matures in March 2012. The bridge loan requires monthly interest payments with the principal balance due at maturity. The bridge loan was repaid in whole in December 2011 without premium or penalty.

Major Tenants/Lease Expiration

The property is 100% building leased to Odessa Regional. The tenant lease requires annualized straight-line rental income of $0.6 million and expires in May 2023. The tenant lease has no renewal options and contains annual contractual rental escalations of 2%. The tenant lease is net whereby Odessa Regional is required to pay substantially all operating expenses, excluding any costs to maintain and repair the roof and structure of the building, in addition to base rent.

The ground lease, which commenced in July 2007, has an initial term of 50 years that expires in July 2057. The ground lease contains contractual rental escalations of 10% every five years. The ground lease contains two 25-year renewal options. The ground lease is full service gross whereby the tenant of the ground leasehold interest is required to pay substantially all operating expenses, including any costs to maintain and repair the roof and structure of the building, in addition to base rent. The annualized straight-line rent for the ground lease term will be approximately $2,000.

The table below describes the occupancy rate and the average effective annual rent per square foot as of December 31 for each of the last five years where such information is available:

	2011	2010	2009	2008(1)	2007(1)
Occupancy rate	100.0%	100.0%	100%	100%	N/A
Average effective annual rent per square foot	$13.53	$13.01	$12.75	$12.50	N/A

(1)	The tenant took possession of the property upon its completion in June 2008. Accordingly, no occupancy rate or average effective annual rent information is available for prior periods.

Other

We believe the property is suitable and adequate for its uses.

We believe that the property is adequately insured.

The annual real estate taxes payable on the property for the calendar year 2011 were $0.1 million. Such real estate taxes will be reimbursed in full by the tenant under the terms of the lease.

Founded in 1998, privately-held IASIS Healthcare is an owner and operator of community-focused hospitals in high-growth urban and suburban markets. IASIS Healthcare began principal operations in October of 1999, in transactions arranged by the management team and Joseph Littlejohn & Levy. In 2004, Texas Pacific Group, a private equity firm managing over $13 billion in assets, led a group of investors to acquire IASIS and currently is a stockholder in IASIS.

Cooper Health Medical Office Building

On December 29, 2011, we closed the acquisition of a fee simple interest in a medical office building located in Willingboro, New Jersey. We acquired the property though an indirect wholly owned subsidiary of our operating partnership. The seller of the property is Developmed Properties III, LLC, an entity which has no material relationship with us, and the acquisition was not an affiliated transaction.

The one story, 11,000 square foot building was originally completed in 1995 but substantially renovated and expanded in 2010 to provide healthcare services including cardiology, critical care medicine, internal medicine, neurosurgery and vascular surgery services through multiple exam rooms and three procedure rooms.

Capitalization

The contract purchase price of the property was $3.3 million, exclusive of closing costs, at a capitalization rate of 8.7% (calculated by dividing annualized rental income on a straight-line basis plus operating expense reimbursement revenue less estimated property operating costs by the base purchase price) at the close of the acquisition. We funded the acquisition of the property with net proceeds from this offering. We may seek to attain financing on the property post-closing, however, there is no guarantee that we will be able to obtain financing on terms we believe are favorable or at all.

Major Tenants/Lease Expiration

The property is 100% leased to The Cooper Health System, a New Jersey not-for-profit corporation, or Cooper. The lease commenced in April 2010 and has a 10-year term expiring in April 2020. The lease contains a 9.7% rental-rate escalation in May 2015. The lease contains two five-year renewal options at fixed rates. The lease is net whereby the tenant is required to pay substantially all operating expenses, excluding any costs to maintain and repair the roof and structure of the building, in addition to base rent. The annualized straight-line rental income for the property is $0.3 million, or $26.18 per rentable square foot.

The table below describes the occupancy rate and the average effective annual rent per square foot as of December 31 for each of the last five years where such information is available:

	2011	2010	2009(1)	2008(1)	2007(1)
Occupancy rate	100.00%	100.00%	N/A	N/A	N/A
Average effective annual rent per square foot	$24.75	$24.75	N/A	N/A	N/A

(1)	The tenant took possession of the property upon its completion of its renovation in April 2010. Accordingly, no occupancy rate or average effective annual rent information is available for prior periods.

Other

We believe the property is suitable and adequate for its uses.

We believe the property is adequately insured.

The annual real estate taxes payable on the property for the calendar year 2011 were approximately $48,000. Such real estate taxes are required to be paid directly by the tenant under the terms of the lease.

The Cooper not-for profit health system includes clinics and hospital services located throughout southern New Jersey and the Delaware Valley, including the 560-bed Cooper University Hospital and The Children’s Regional Hospital. Founded in 1887, the health care system provides trauma, cancer, cardiology, neuroscience, psychiatric, and orthopedic specialty centers. It also operates satellite clinics and provides home health services in New Jersey, Pennsylvania, and Delaware.

University of Wisconsin Medical Center Building

On March 6, 2012, we closed the acquisition of one free-standing fee simple clinical outpatient building leased to the University of Wisconsin Medical Foundation, or UWMF, located in Monona, Wisconsin. UWMF is a subsidiary of University of Wisconsin Medical System. The builder and seller of the property is Yahara Creek, LLC. The seller does not have a material relationship with us and the acquisition was not an affiliated transaction.

The building was completed in September 2011 and contains 31,374 rentable square feet. The building was constructed to meet US Green Building Council LEED Silver certification standards. The property serves as a clinical outpatient facility that provides services such as x-rays, mammography, health and nutrition education and physical therapy to patients. Another hospital is developing a similar clinical outpatient facility adjacent to the site of the property that may provide competitive services.

Capitalization

The purchase price of the property was $9.2 million at a capitalization rate of 8.0% (calculated by dividing annualized rental income on a straight-line basis less estimated property operating costs by the purchase price) at the close of the acquisition. We funded the acquisition, exclusive of closing costs, of the property with (a) net proceeds from this offering of $6.9 million and (b) $2.3 million of proceeds received from an unaffiliated third-party joint venture partner in exchange for a minority interest in the entity, which is majority-owned and controlled by our operating partnership, that owns the property. On March 7, 2012, we entered into a $5.0 million loan agreement with Aviva Life and Annuity Company to provide post-acquisition financing for the University of Wisconsin Medical Center building, as described in further detail below under “Financial Obligations.”

Major Tenants / Lease Expiration

The property is 100% leased to UWMF. The lease has a ten year term that commenced in October 2011 and expires in September 2021, with fixed annual rental escalations of 2.0%. The lease is net whereby we are responsible for maintaining the roof and structure of the building and UWMF is required to pay substantially all other operating expenses, in addition to base rent. The lease contains two five-year renewal options. The annualized straight-line rent for the property will be $0.7 million, or $23.27 per rentable square foot.

The table below describes the occupancy rate and the average effective annual rent per square foot as of December 31 for each of the last five years where such information is available:

	2011	2010(1)	2009(1)	2008(1)	2007(1)
Occupancy Rate	100.00%	N/A	N/A	N/A	N/A
Average Effective Annual Rental Per Square Foot	$21.17	N/A	N/A	N/A	N/A

(1)	The tenant took possession of the property upon its completion in October 2011. Accordingly, no occupancy rate or average effective annual rent information is available for prior periods.

Other

We believe the property is suitable and adequate for its uses. We have no current plans to renovate the property. We believe that the property is adequately insured.

The federal tax basis and the rate of depreciation for the property will be determined based upon the completion of cost allocation studies in connection with finalizing our 2012 tax return.

The annual realty taxes payable on the property for the calendar year 2012 are unknown at present. Such real estate taxes are required to be reimbursed by the tenant under the terms of the lease.

The UWMF is the clinic practice organization for the faculty physicians of the University of Wisconsin School of Medicine and Public Health. UWMF provides clinical sites, technical and professional staff and administrative services to University of Wisconsin faculty physicians.

Carson Tahoe Medical Office Building

On March 8, 2012, we closed the acquisition of one free-standing fee simple medical office building leased to two tenants in Caron City, Nevada. The seller of the property is HC Carson City I, LLC. The seller does not have a material relationship with us and the acquisition was not an affiliated transaction.

The property contains 38,426 rentable square feet and was built in 2007 to provide physicians a convenient medical office location adjacent to the Carson Tahoe Medical Center Campus.

Capitalization

The purchase price of the property was $8.5 million at a capitalization rate of 8.1% (calculated by dividing annualized rental income on a straight-line basis less estimated property operating costs by the purchase price) at the close of the acquisition. We funded the acquisition, exclusive of closing costs, of the property with net proceeds from this offering.

Major Tenants / Lease Expiration

The property is 82.1% leased to two tenants under four leases. The tenants are Carson Tahoe Regional Healthcare, which has an affiliated entity that is rated by major credit rating agencies, and James L. Pincock, MD, DMD, an oral and maxillofacial surgeon. Each of the leases is net whereby we are responsible for maintaining the roof and structure of the building and the tenants are required to pay substantially all other operating expenses, in addition to base rent.

The following table provides information relating to each lease, including lease commencement and termination dates, rental escalations and renewal options, rentable square footage and annualized rental income.

Tenant	Lease Commencement Date	Lease Termination Date	Rental Escalations	Renewal Options	Rentable Square Footage	Annualized Rental Income / Per Square Foot
Carson Tahoe Regional Healthcare	July 2008	July 2018	Annual escalations equal to lessor of 3.0% and Consumer Price Index	Two five-year options	10,216	$0.2 million / $22.32
Carson Tahoe Regional Healthcare	April 2007	March 2022	Annual escalations equal to lesser of 3.0% and Consumer Price Index	Two five-year options	15,727	$0.4 million / $23.02
Carson Tahoe Regional Healthcare	May 2011	May 2016	Fixed annual escalations of 3%	Two five-year options	2,787	$0.1 million / $20.09
James L. Pincock, MD, DMD	February 2008	February 2018	Fixed annual escalations of 3%	One five-year option	2,818	$0.1 million / $26.26

Future Lease Expirations

The following is a summary of lease expirations for the next ten years at the property as of March 31, 2012 (dollar amounts in thousands):

Year of Expiration	Number of Leases Expiring	Annualized Rental Income(1)	Annualized Rental Income as a Percentage of Carson Tahoe Medical Office Building	Leased Rentable Sq. Ft.	Percent of Carson Tahoe Medical Office Building Rentable Sq. Ft. Expiring
2012	—	$—	—	—	—
2013	—	—	—	—	—
2014	—	—	—	—	—
2015	—	—	—	—	—
2016	1	56	7.8%	2,787	8.8%
2017	—	—	—	—	—
2018	2	302	41.9%	13,034	41.3%
2019	—	—	—	—	—
2020	—	—	—	—	—
2021	—	—	—	—	—
Total	3	$358	49.7%	15,821	50.1%

(1)	Annualized rental income as of March 31, 2012 on a straight-line basis, which includes tenant concessions such as free rent, as applicable.

The table below describes the occupancy rate and the average effective annual rent per square foot as of December 31 for each of the last five years where such information is available:

	2011	2010	2009	2008	2007
Occupancy rate	82.1%	74.8%	74.8%	74.8%	40.9%
Average effective annual rental per square foot	$22.52	$22.82	$22.76	$22.69	$23.03

Other

We believe the property is suitable and adequate for its uses. We have no current plans to renovate the property. We believe the property is adequately insured.

The federal tax basis and the rate of depreciation for the property will be determined based upon the completion of cost allocation studies in connection with finalizing our 2012 tax return.

The annual realty taxes payable on the property for the calendar year 2012 are expected to be $0.5 million. Such real estate taxes are required to be reimbursed by the tenant under the terms of the lease.

Carson Tahoe Regional Healthcare is a non-profit group founded in 1949 with physicians and staff dedicated to cardiovascular diseases, cancer, surgical services, rehabilitation, behavioral issues and wellness.

Henry Ford Dialysis

On March 15, 2012, we closed the acquisition of one free-standing fee simple building located in Southfield, Michigan, known as the Henry Ford Dialysis Center. The seller of the property is Lahser Medical Holdings, LLC. The seller does not have a material relationship with us and the acquisition was not an affiliated transaction.

The property contains 10,100 rentable square feet and was built to provide dialysis services to patients in the surrounding communities.

Capitalization

The purchase price of the property was $2.9 million at a capitalization rate of 8.3% (calculated by dividing annualized rental income on a straight-line basis less estimated property operating costs by the purchase price) at the close of the acquisition. We funded the acquisition, exclusive of closing costs, of the property with net proceeds from this offering.

Major Tenants / Lease Expiration

The property is 100% leased to Northwest Detroit Dialysis Center, a co-partnership between Henry Ford Health System and Sinai Hospital of Greater Detroit. Henry Ford Health System, a non-profit corporation, is the majority partner with a 75% interest in the partnership, is rated by major credit rating agencies, and has guaranteed 75% of the obligations under the lease. Sinai Hospital of Greater Detroit, a non-profit corporation, is the minority partner with a 25% interest in the partnership, and has guaranteed 25% of the obligations under the lease. The lease has a 20-year term that commenced in September 2003 and expires in September 2023, with no annual rental escalations during the primary lease term. The lease is net whereby we are responsible for maintaining the roof and structure of the building and the tenant is required to pay substantially all other operating expenses, in addition to base rent. The lease contains four, five-year renewal options. The annualized straight-line rent for the property will be $0.2 million, or $23.65 per rentable square foot.

The table below describes the occupancy rate and the average effective annual rent per square foot as of December 31 for each of the last five years where such information is available:

	2011	2010	2009	2008	2007
Occupancy rate	100.0%	100%	100%	100%	100%
Average effective annual rent per square foot	$23.65	$23.65	$23.65	$23.65	$23.65

Other

We believe the property is suitable and adequate for its uses. We have no current plans to renovate the property. We believe the property is to adequately insured.

The federal tax basis and the rate of depreciation for the property will be determined based upon the completion of cost allocation studies in connection with finalizing our 2012 tax return.

The annual realty taxes payable on the property for the calendar year 2012 are expected to be approximately $35,000. Such real estate taxes are required to be paid directly by the tenant under the terms of the lease.

The Henry Ford Health System is a comprehensive, integrated, non-profit, managed care, health care organization located in Southeast Michigan. Sinai Hospital of Greater Detroit is a 316-bed general medical and surgical hospital.

BioLife Plasma Services Facility

On January 20, 2012, we closed the acquisition of a fee simple interest in one build-to-suit property leased to BioLife Plasma Services L.P. (the “BioLife Plasma Services Facility”) located in Denton, Texas. We acquired the property through an indirect wholly owned subsidiary of our operating partnership. The sellers of the property were AGRD Denton, LLC and KGRD Denton, LLC, entities which have no material relationship with us and the acquisition was not an affiliated transaction.

The BioLife Plasma Services Facility contains 15,000 rentable square feet and is used to process and administer plasma based therapies.

Capitalization

The contract purchase price of the BioLife Plasma Services Facility was $5.7 million, exclusive of closing costs, at a capitalization rate of 8.0% (calculated by dividing annualized rental income on a straight-line basis plus operating expense reimbursement revenue less estimated property operating costs by the purchase price). At closing, we funded the acquisition, excluding acquisition costs, of the BioLife Plasma Services Facility with net proceeds from this offering.

Major Tenants/Lease Expiration

The property is 100% leased to BioLife Plasma Services L.P., a subsidiary of Baxter International Inc., which has an investment grade credit rating as determined by major credit rating agencies and has guaranteed the tenant’s obligations under the lease.

The lease commenced in February 2011 and has a 10-year term, which expires in February 2021. At the closing of the acquisition, 9.1 years remained on the lease. The lease contains no annual rental escalations during the initial term and three renewal options of five years each.

The lease is net whereby BioLife Plasma Services L.P. is required to pay substantially all other operating expenses, including for maintaining the roof and structure of the building in addition to base rent. The annualized straight-line rent for the initial lease term will be approximately $0.5 million or $30.67 per rentable square foot.

The table below describes the occupancy rate and the average effective annual rent per rentable square foot as of December 31 for each of the last five years:

	2011	2010	2009	2008	2007
Occupancy rate	100%	NA	NA	NA	NA
Average effective annual rent per square foot	$30.65	NA	NA	NA	NA

Other

We believe the property is suitable and adequate for its uses. We have no current plans to renovate the property.

We believe that the BioLife Plasma Services Facility is adequately insured.

The annual realty taxes payable on the BioLife Plasma Services Facility for the calendar year 2012 are expected to be be approximately $0.1 million. Such real estate taxes are required to be paid directly by the tenant under the terms of the lease.

The federal tax basis and the rate of depreciation for the property will be determined based upon the completion of cost allocation studies in connection with finalizing our 2012 tax return.

Baxter International Inc. develops, manufactures and markets products for people with hemophilia, immune disorders, infectious diseases, kidney disease, trauma, and other chronic and acute medical conditions.

Mercy Health Plaza

On April 10, 2012, we closed the acquisition of a fee simple interest in one build-to-suit property leased to Sisters of Mercy Health System (the “Mercy Health Plaza”) located in Springfield, Missouri. We acquired the property through an indirect wholly owned subsidiary of our operating partnership. The seller of the property was Explorer Investments, 2, LLC, an entity which has no material relationship with us and the acquisition was not an affiliated transaction.

The Mercy Health Plaza contains 42,430 rentable square feet and is a build-to-suit project for the administrative and general office requirements of Mercy Health Plan.

Capitalization

The contract purchase price of Mercy Health Plaza was $11.0 million, exclusive of closing costs, at a capitalization rate of 8.0% (calculated by dividing annualized rental income on a straight-line basis plus operating expense reimbursement revenue less estimated property operating costs by the purchase price). At closing, we funded the acquisition, excluding acquisition costs, of the Mercy Health Plaza with net proceeds from this offering.

Major Tenants/Lease Expiration

The property is 100% leased to Sisters of Mercy Health System, which has an investment grade credit rating as determined by major credit rating agencies.

The lease commenced in April 2009 and has a 13-year term, which expires in April 2022. At the closing of the acquisition, 10.0 years remained on the lease. The lease contains one fixed rental escalations during the initial term of 9.75% in April 2012 and two renewal options of ten years each.

The lease is net whereby Mercy Health Plaza is required to pay substantially all other operating expenses, including for maintaining the roof and structure of the building in addition to base rent. The annualized straight-line rent for the initial lease term will be $0.9 million or $20.81 per rentable square foot.

The table below describes the occupancy rate and the average effective annual rent per rentable square foot as of December 31 for each of the last five years:

	2011	2010	2009	2008	2007
Occupancy rate	100%	100%	100%	NA	NA
Average effective annual rent per square foot	$18.97	$18.97	$18.97	NA	NA

Other

We believe the property is suitable and adequate for its uses. We have no current plans to renovate the property.

We believe that the Mercy Health Plaza is adequately insured.

The annual realty taxes payable on the Mercy Health Plaza for the calendar year 2012 are unknown at present. Such real estate taxes are required to be paid directly by the tenant under the terms of the lease.

The federal tax basis and the rate of depreciation for the property will be determined based upon the completion of cost allocation studies in connection with finalizing our 2012 tax return.

Sisters of Mercy Health System is a Catholic health care system in the United States and operates in a seven-state regional area (Missouri, Arkansas, Kansas, Oklahoma, Louisiana, Texas and Mississippi) and includes acute care hospitals, three heart hospitals, physician practices, outpatient facilities, home health programs, skilled nursing services and long-term care facilities.

Financial Obligations

GECC Mortgage Loan

On September 19, 2011, we, through our indirect wholly owned subsidiaries, entered into a $150.0 million multi-tranche mortgage loan agreement with General Electric Capital Corporation to provide funding for the Ten Property Portfolio (the “GECC Mortgage Loan”). The GECC Mortgage Loan will be funded in three tranches contemporaneously with the acquisition of each property in the Ten Property Portfolio. The GECC Mortgage loan has a four-year term and all tranches will be coterminous, regardless of funding date. The GECC Mortgage Loan requires monthly interest payments with the principal balance under all mortgage loans due on the maturity date in September 2015. Each tranche of the GECC Mortgage Loan will accrue interest at a rate set on its respective closing date. The mortgages for each of the properties will be cross-collateralized with one another and in the event that we default on one of the mortgages, the lender may look to the other properties as collateral. The GECC Mortgage Loan may be prepaid from time to time and at any time, in whole or in part, with the payment of an exit fee equal to: (i) if the aggregate mortgage loan balance is less than $90 million by the eighth month following the closing of the initial tranche of the mortgage loan, then 1% of the aggregate unfunded loan commitment less any amount funded to such exit date; and (ii) if we acquire the properties relating to the third tranche of the mortgage loan without financing under the mortgage loan, then 1% of the unfunded loan commitments to such exit date.

On September 19, 2011, we, through our indirect wholly owned subsidiaries, entered into mortgage loans in connection with the initial tranche of the GECC Mortgage Loan in an amount equal to (i) $21.8 million in respect of the Carson Tahoe Specialty Medical Plaza, (ii) $17.2 million in respect of the Durango Medical Plaza and (iii) $6.9 million in respect of the CareMeridian Rehabilitation Facility — Phoenix. Each mortgage loan bears an interest rate of 5.01% and matures on September 2015. Each mortgage loan was incurred under the terms and subject to the conditions of the GECC Mortgage Loan.

On November 22, 2011, we, through our indirect wholly owned subsidiaries, entered into mortgage loans in connection with the second tranche of the GECC Mortgage Loan in an amount equal to (i) $7.5 million in respect of the Spring Creek Medical Plaza, (ii) $24.9 million in respect of the Reliant Rehabilitation Hospital  — Dallas and (iii) $12.7 million in respect of the Global Rehabilitation Hospital. Each mortgage loan bears an interest rate of 5.084% and matures on September 2015. Each mortgage loan was incurred under the terms and subject to the conditions of the GECC Mortgage Loan.

As of March 31, 2012, an aggregate of $90.9 million is outstanding under the GECC Mortgage Loan.

Guaranty Bond Bank Mortgage Loan

On June 21, 2011, we, through our indirect wholly owned subsidiaries, entered into a $2.25 million mortgage loan agreement with Guaranty Bond Bank to provide funding for the Texarkana Surgery Center. The Guaranty Bond Bank Mortgage Loan bears an interest rate of 5.50% and matures in June 2016. Payments of principal and interest will be made on a 25-year amortization schedule, with all principal outstanding being repaid on the maturity date. It is nonrecourse and may be accelerated only upon an event of a default. The Guaranty Bond Bank Mortgage Loan may be prepaid from time to time and at any time, in whole or in part, without premium or penalty.

Bridge Loan

On September 19, 2011, we entered into an unsecured $2.5 million bridge loan with an unaffiliated third party investor. The bridge loan bears a fixed interest rate of 8.0% per annum and matures in September 2014. The bridge loan has two one-year extension options exercisable at the option of the borrower. The bridge loan requires monthly interest payments with the principal balance due at maturity. The bridge loan may be repaid from time to time and at any time, in whole or in part, without premium or penalty; provided, however, that prior to the first anniversary, we will be required to pay a prepayment fee equal to 1% of any amount prepaid. Notwithstanding the foregoing, after the initial maturity date, the lender has a right to require the repayment in full of any outstanding principal and interest under the bridge loan upon 60 days’ notice thereof.

Methodist North Medical Office Building Loans

On December 19, 2011, we, through a wholly owned subsidiary of our operating partnership, entered into a loan agreement with Regions Bank, under which we borrowed approximately $13.5 million, in connection with the acquisition of the property. The loan bears interest at a floating rate, but, through an interest rate swap that we entered into with Regions Bank, pursuant to the terms of the loan, the loan bears interest at a per annum fixed rate of 3.93%. The loan matures in December 2016 and provides for monthly interest-only payments, with all principal outstanding being repaid on the maturity date. The loan is nonrecourse and may be accelerated only upon the event of a default. The loan may be prepaid from time to time and at any time, in whole or in part.

On December 19, 2011, we entered into an unsecured $1.5 million bridge loan with the seller of the property. The bridge loan bears a fixed interest rate of 7.5% per annum and matures in March 2012. The bridge loan requires monthly interest payments with the principal balance due at maturity. The bridge loan was repaid in whole in December 2011 without premium or penalty.

Odessa Regional Medical Center Loans

On December 19, 2011, we, through a wholly owned subsidiary of our operating partnership, entered into a loan agreement with Regions Bank, under which we borrowed approximately $4.0 million, in connection with the acquisition of the property. The loan bears interest at a floating rate, but, through an interest rate swap that we entered into with Regions Bank, pursuant to the terms of the loan, the loan bears interest at a per annum fixed rate of 4.03%. The loan matures in December 2016 and provides for monthly interest-only payments, with all principal outstanding being repaid on the maturity date. The loan is nonrecourse and may be accelerated only upon the event of a default. The loan may be prepaid from time to time and at any time, in whole or in part.

On December 19, 2011, we entered into an unsecured $0.5 million bridge loan with the seller of the property. The bridge loan bears a fixed interest rate of 7.5% per annum and matures in March 2012. The bridge loan requires monthly interest payments with the principal balance due at maturity. The bridge loan was repaid in whole in December 2011 without premium or penalty.

University of Wisconsin Medical Center Building Loans

On March 7, 2012, we, through a wholly owned subsidiary of its operating partnership, entered into a loan agreement with Aviva Life and Annuity Company, under which we borrowed approximately $5.0 million, in connection with the acquisition of the property. The loan is evidenced by a promissory note secured by a mortgage on the property. The loan bears interest at a per annum fixed rate of 3.94%. The loan matures in April 2017 and provides for monthly interest-only payments, with all principal outstanding being repaid on the maturity date. The loan may be prepaid from time to time and at any time, in whole or in part, after April 5, 2014, with a prepayment premium equal to the greater of: (a) 1% of the outstanding principal balance of the loan; and (b)(i) the sum of (A) present value of the scheduled monthly payments of principal and interest from the date of such prepayment to the maturity date and (B) the present value of the amount of principal and interest on the maturity date assuming all monthly payments of principal and interest were paid when due, less (ii) the outstanding principal loan balance as of the date of prepayment. The loan may be prepaid 90 days prior to the maturity date with no prepayment premium.

Potential Property Investments

On July 14, 2011, we, through our sponsor, American Realty Capital V, LLC, entered into a purchase and sale agreement to acquire a portfolio of twelve healthcare facilities located in six states. On September 21, 2011, we terminated our right to acquire a medical complex consisting of three medical office buildings and outpatient clinics located in Colorado Springs, Colorado. On October 19, 2011, we terminated our right to acquire a free-standing specialty hospital and medical office building located in Rome, Georgia. The ten remaining healthcare facilities consist of three rehabilitation hospitals, one ambulatory surgery center/medical office building, one hospital/medical office buildings, three post-acute care rehabilitation facilities, one long term acute care hospital, and one medical office building that total approximately 564,864 rentable square feet. Each of the real estate developer and each seller of the properties comprising the Ten Property Portfolio is an unaffiliated third party.

Pursuant to the terms of the purchase and sale agreement, our obligation to close upon each acquisition is subject to the satisfactory completion of a due diligence review of such property, in addition to other customary conditions to closing. As of April 15, 2012, we closed on the acquisition of seven of the properties in the Ten Property Portfolio (which consist of the Village Healthcare Center, Carson Tahoe Specialty Medical Plaza, the Durango Medical Plaza, the CareMeridian Rehabilitation Facility — Phoenix, the Spring Creek Medical Plaza, the Reliant Rehabilitation Hospital and the Global Rehabilitation Hospital) for an aggregate purchase price of approximately $125.7 million. Accordingly, until the closing of the purchases of each property in the Ten Property Portfolio that we have yet to purchase, there can be no assurance that we will acquire such properties. The purchase and sale agreement contains customary representations and warranties by the seller.

Pursuant to the terms of the purchase and sale agreement, our sponsor deposited $3.0 million in escrow immediately following signing. $1.0 million of the deposit was released when the contract removed two assets from the transaction. Such deposit has been, and will continue to be, credited pro rata towards each property in the portfolio acquired and to be acquired and is refundable upon termination of the purchase and sale agreement on or prior to the end of the applicable due diligence period. We have acquired, and intend to acquire, each property through indirect, wholly owned subsidiaries, at the closing of each acquisition, and to reimburse the sponsor for the pro rata share of the deposit in respect of each such acquisition.

McKinney, Texas

On July 14, 2011, we, through our sponsor, American Realty Capital V, LLC, entered into a purchase and sale agreement to acquire a fee simple interest in a hospital and medical office buildings in McKinney, Texas. The seller is a single asset, special purpose limited partnership. The seller has no material relationship with us and the acquisition is not an affiliated transaction. Although we believe that the proposed acquisition of this property is probable, there can be no assurance that the acquisition will be consummated.

Pursuant to the terms of the purchase and sale agreement, our obligation to close upon the acquisition is subject to our satisfactory completion of a due diligence review of the property, in addition to other customary conditions to closing. The purchase and sale agreement contains customary representations and warranties by the seller. Subject to satisfactory completion of our diligence review and other customary conditions to closing, we estimate that we will close on the acquisition of this property in June 2012.

The property contains approximately 113,000 rentable square feet and is currently 87% occupied. The property is comprised of a hospital and a medical office building. The hospital is a full-service surgical hospital in a wide range of diagnostic, treatment and surgical services in its approximately 58,000 rentable square foot facility and benefits from a fully integrated approximately 56,000 rentable square foot medical office building, all of which is situated on a campus of approximately four acres. The hospital and surgery center serve residents in the greater Collin County area, which encompasses the areas of McKinney, Frisco, Plano and Allen, Texas, which, as a result of high population growth in the past decade, require additional healthcare facilities and services.

Capitalization

The contract purchase price of the property is approximately $44.6 million at a capitalization rate of 9.1% (calculated by dividing annualized rental income on a straight-line basis less estimated property operating costs by the base purchase price). We intend to fund 57.5% percent of the purchase price with proceeds from this offering and the remainder with a first mortgage loan from a lender yet to be identified at an estimated 42.5% loan-to-value ratio. There is no assurance that we will be able to secure financing on terms that we deem favorable or at all.

Major Tenants/Lease Expiration

The property currently has 13 tenants occupying approximately 86% of the rentable square footage of the medical campus, of which one tenant occupies more than 10% of the rentable square footage of the campus. The hospital occupies 58.4% of the total rentable area of the property, 10 other tenants occupy an aggregate of approximately 27.9% of the property and approximately 13.6% of the property is currently vacant.

The lease to the hospital, which commenced in September 2009 upon completion of construction, requires annualized straight-line rental income of approximately $3.3 million and expires on three different dates. 57,000 square feet of the leased space expires on September 2029 with two ten-year options to renew at market rates. 6,000 square feet of the leased space expires on December 2019 with no renewal options. 3,000 square feet of the leased space expires September 2015 with no renewal options. The hospital occupies approximately 66,000 square feet.

The table below sets forth the lease expiration information for each of the next ten years:

Year Ending December 31,	Number of Leases Expiring	Total Square Feet of Expiring Leases	% of Leased Area Represented by Expiring Leases	Annual Rent Under Expiring Leases	% of Total Annual Rent Represented by Expiring Leases
2012	—	—	—	$—	—
2013	—	—	—	—	—
2014	—	—	—	—	—
2015	4	9,346	9.6%	226,583	5.3%
2016	1	1,464	1.5%	40,601	0.9%
2017	—	—	—	—	—
2018	1	2,282	2.3%	62,407	1.5%
2019	3	19,928	20.4%	691,810	16.1%
2020	3	7,101	7.3%	177,989	4.1%
2021	—	—	—	—	—

The table below describes the occupancy rate and the average effective annual rent per square foot as of December 31 for each of the last five years where such information is available:

	2011	2010	2009	2008(1)	2007(1)
Occupancy rate	88.6%	79.3%	20.0%	N/A	N/A
Average effective annual rent per square foot	$36.58	$38.56	$39.20	N/A	N/A

(1)	The tenant took possession of the property upon its completion in September 2009. Accordingly, no occupancy rate or average effective annual rent information is available for prior periods.

Other

We believe the property is suitable and adequate for its uses.

We believe that the property is adequately insured.

The annual real estate taxes payable on the building for the calendar year 2012 are anticipated to be approximately $592,000. Such real estate taxes are to be reimbursed by each tenant in respect of its proportionate share of real estate taxes under the terms of its lease.

The hospital is operated by a national operator of surgery centers and hospitals and is owned in a partnership with a local physicians group. The hospital is a full-service surgical hospital that offers a wide range of diagnostic, treatment and surgical services. Specialties services of the hospital include: women’s services, otolaryngology (ENT), colo-rectal, gastrointestinal, orthopedics/spine, pain management, general surgery, podiatry, urology, oral surgery, bariatric surgery, plastic and reconstructive surgery. Approximately 50 surgeons practice at the hospital.

La Mesa, California

On July 14, 2011, we, through our sponsor, American Realty Capital V, LLC, entered into a purchase and sale agreement to acquire a fee simple interest in one free-standing rehabilitation facility located in La Mesa, California. The seller is a single asset, special purpose limited partnership. The seller has no material relationship with us and the acquisition is not an affiliated transaction. Although we believe that the proposed acquisition of this property is probable, there can be no assurance that the acquisition will be consummated.

Pursuant to the terms of the purchase and sale agreement, our obligation to close upon the acquisition is subject to our satisfactory completion of a due diligence review of the property, in addition to other customary conditions to closing. The purchase and sale agreement contains customary representations and warranties by the seller. Subject to satisfactory completion of our diligence review and other customary conditions to closing, we estimate that we will close on the acquisition of this property in the third quarter of 2012.

The property is currently under construction with an anticipated completion date in third quarter 2012. The property will contain approximately 9,000 rentable square feet and will consist of a state-of-the-art sub-acute rehabilitation facility that specializes in caring for patients suffering from catastrophic brain and spine injuries. The facility will feature 15 private patient rooms and provide ancillary services including physical therapy, occupational therapy and speech therapy, whirlpool hydro tub, and dietary services.

Capitalization

The contract purchase price of the property is approximately $6.0 million at a capitalization rate of 9.6% (calculated by dividing annualized rental income on a straight-line basis less estimated property operating costs by the base purchase price). We intend to fund 57.5% percent of the purchase price with proceeds from this offering and the remainder with a first mortgage loan from a lender yet to be identified at an estimated 42.5% loan-to-value ratio. There is no assurance that we will be able to secure financing on terms that we deem favorable or at all.

Major Tenants/Lease Expiration

The property will be 100% leased to a subsidiary of a national healthcare provider that specializes in mentoring services, particularly services for people with disabilities, brain and spinal cord damage and other catastrophic injuries and illnesses. The parent company has guaranteed the tenant’s obligations under the lease. The lease will have a 15-year term. The lease will contain 2.5% fixed annual rental escalations during the initial term and two renewal options of ten years each at the lessor of market rates or an increase of 2.5% over the rental rate in-place at the time of lease expiration, but in no event less than 95% of the rental rate in-place at the time of the lease expiration. The lease is triple net whereby the tenant is required to pay substantially all operating expenses, including all costs to maintain and repair the roof and structure of the building, in addition to base rent. The annualized straight-line rent for the initial lease term will be approximately $480,000 increasing in the third quarter 2013.

Since the property is currently under construction, no occupancy rate or average effective annual rent per square foot information is available.

Other

We believe the property is suitable and adequate for its uses.

We believe that the property is adequately insured.

The annual real estate taxes payable on the building for the calendar year 2012 are unknown at present as the facility is still under construction. Such real estate taxes are required to be paid directly by the tenant under the terms of the lease.

Houston, Texas

On July 14, 2011, we, through our sponsor, American Realty Capital V, LLC, entered into a purchase and sale agreement to acquire a fee simple interest in one free-standing rehabilitation hospital located in northwest Houston, Texas. The seller is a single asset, special purpose limited partnership. The seller has no material relationship with us and the acquisition is not an affiliated transaction. Although we believe that the proposed acquisition of this property is probable, there can be no assurance that the acquisition will be consummated.

Pursuant to the terms of the purchase and sale agreement, our obligation to close upon the acquisition is subject to our satisfactory completion of a due diligence review of the property, in addition to other customary conditions to closing. The purchase agreement contains customary representations and warranties by the seller. Subject to satisfactory completion of our diligence review and other customary conditions to closing, we estimate that we will close on the acquisition of this property in the third quarter of 2012.

The property is currently under construction with an anticipated completion date in the third quarter of 2012. The property is expected to contain approximately 65,000 rentable square feet and 60 beds. The property will be a clinical inpatient facility that provides nurse and therapy staff, ancillary services and supplies to treat patients who require intensive rehabilitative care generally after receiving treatment or service at an acute care hospital. The property is located proximate to a large multispecialty physician group and several general acute care facilities.

Capitalization

The contract purchase price of the property is approximately $35.5 million at a capitalization rate of 9.1% (calculated by dividing annualized rental income on a straight-line basis less estimated property operating costs by the base purchase price). We intend to fund 57.5% of the purchase price with proceeds from this offering and the remainder with a first mortgage loan from a lender yet to be identified at an estimated 42.5% loan-to-value ratio. There is no assurance that we will be able to secure financing on terms that we deem favorable or at all.

Major Tenants/Lease Expiration

The property is 100% leased to a Texas limited partnership that is a subsidiary of a Delaware limited liability company that specializes in operating rehabilitation hospitals. The lease has a 15-year year term that will commence upon completion of the construction of the hospital. The lease contains 2.0% fixed annual rental escalations during the initial term and two renewal options. The lease is triple net whereby the tenant is required to pay substantially all operating expenses, including all costs to maintain and repair the roof and structure of the building, in addition to base rent. The annualized straight-line rent for the initial lease term will be approximately $2.9 million increasing in third quarter 2013.

Since the property is currently under construction, no occupancy rate or average effective annual rent per square foot information is available.

Other

We believe the property is suitable and adequate for its uses.

We believe that the property will be adequately insured.

The annual real estate taxes payable on the building for the calendar year 2012 are unknown at present as the facility is still under construction. Such real estate taxes are to be reimbursed by the tenant under the terms of the lease.

The tenant focuses on attracting physician specialists as partners for its inpatient rehab facilities. These facilities treat patients with physical impairments and perform high revenue, high margin specialty procedures that require post-acute, after hospital stays for rehabilitation services for their patients. The majority of its referring physicians come from internal medicine, hospitalists, geriatric, pulmonologists, neurosurgery, neurology, orthopedics, and some cardiology.”

General

Our properties generally face competition from a variety of other medical facilities in each of the cities where the properties are located and the surrounding areas.”

Subtitle 8

The following language replaces in its entirety the last paragraph under the section entitled “Description of Securities — Subtitle 8” on page 159 of the Prospectus.

“At this time, we have not enacted any of the provisions allowed under Subtitle 8. Through provisions in our charter and bylaws unrelated to Subtitle 8, we already vest in the board the exclusive power to fix the number of directorships.

Distribution Reinvestment Plan

The following disclosure is added to page 161 of the Prospectus under the section entitled, “Investment in Distributions:”

“Alabama Residents cannot participate in the Distribution Reinvestment Plan feature that reinvests distributions into subsequent affiliated programs.”

The following language replaces in its entirety the last sentence under the section entitled “Distribution Reinvestment Plan — Material U.S. Federal Income Tax Considerations” on page 163 of the Prospectus.

“All material information regarding the distribution to the participant and the effect of reinvesting such distribution, including the tax consequences thereof, shall be provided to each participant at least annually.”

The following language is added after the last sentence under the section entitled “Distribution Reinvestment Plan — Amendment and Termination” on page 163 of the Prospectus.

“Each participant in the plan shall have a reasonable opportunity to withdraw from the plan at least annually after the receipt of all material information regarding the distribution to the participant and the effect of reinvesting such distribution, including the tax consequences thereof, which shall be provided to each participant at least annually.”

Share Repurchase Program

The following disclosure replaces in its entirety the last sentence of the first paragraph of the answer to the question “If I buy shares in this offering, how may I sell them later?” found on page 18 of the Prospectus under the heading “Prospectus Summary”.

“The terms of our share repurchase program are more flexible in cases involving the death or disability of a stockholder.”

The following disclosure replaces in its entirety the section entitled “Share Repurchase Program” beginning on page 164 of the Prospectus.

“Prior to the time that our shares are listed on a national securities exchange, our share repurchase program, as described below, may provide eligible stockholders with limited, interim liquidity by enabling them to sell shares back to us, subject to restrictions and applicable law. Specifically, state securities regulators impose investor suitability standards that establish specific financial thresholds that must be met by any investor in certain illiquid, long-term investments, including REIT shares. Unless the shares of our common stock are being repurchased in connection with a stockholder’s death or disability, the purchase price for shares repurchased under our share repurchase program will be as set forth below until we establish an estimated value of our shares. We do not currently anticipate obtaining appraisals for our investments (other than investments in transaction with our sponsor, advisor, directors or their respective affiliates) and, accordingly, the estimated value of our investments should not be viewed as an accurate reflection of the fair market value of our investments nor will they represent the amount of net proceeds that would result from an immediate sale of our assets. We expect to begin establishing an estimated value of our shares based on the value of our real estate and real estate-related investments beginning 18 months after the close of this offering. Beginning 18 months after the completion of the last offering of our shares (excluding offerings under our distribution reinvestment plan), our board of directors will determine the value of our real estate and real estate-related assets based on such information as our board determines appropriate, which may or may not include independent valuations of our real estate and real estate-related assets or of our enterprise as a whole.

Only those stockholders who purchased their shares from us or received their shares from us (directly or indirectly) through one or more non-cash transactions may be able to participate in the share repurchase program. In other words, once our shares are transferred for value by a stockholder, the transferee and all subsequent holders of the shares are not eligible to participate in the share repurchase program. We will repurchase shares on the last business day of each quarter (and in all events on a date other than a dividend payment date). Prior to establishing the estimated value of our shares, the price per share that we will pay to repurchase shares of our common stock will be as follows:

•	the lower of $9.25 and 92.5% of the price paid to acquire the shares from us for stockholders who have continuously held their shares for at least one year;
•	the lower of $9.50 and 95.0% of the price paid to acquire the shares from us for stockholders who have continuously held their shares for at least two years;
•	the lower of $9.75 and 97.5% of the price paid to acquire the shares from us for stockholders who have continuously held their shares for at least three years; and
•	the lower of $10.00 and 100% of the price paid to acquire the shares from us for stockholders who have continuously held their shares for at least four years,

in each case, as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to our common stock.

Upon the death or disability of a stockholder, upon request, we will waive the one-year holding requirement. Shares repurchased in connection with the death or disability of a stockholder will be repurchased at a purchase price equal to the price actually paid for the shares during this offering, or if not engaged in this offering, the per share purchase price will be based on the greater of $10.00 and the then-current net asset value of the shares as determined by our board of directors (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to our common stock). In addition, we may waive the holding period in the event of a stockholder’s bankruptcy or other exigent circumstances.

A stockholder must have beneficially held the shares for at least one year prior to offering them for sale to us through our share repurchase program, although if a stockholder sells back all of its shares, our board of directors has the discretion to exempt shares purchased pursuant to our distribution reinvestment plan from this one year requirement. Our affiliates will not be eligible to participate in our share repurchase program.

Pursuant to the terms of our share repurchase program, we will make repurchases, if requested, at least once quarterly. Each stockholder whose repurchase request is granted will receive the repurchase amount within 30 days after the fiscal quarter in which we grant its repurchase request. Subject to the limitations described in this prospectus, we also will repurchase shares upon the request of the estate, heir or beneficiary, as applicable, of a deceased stockholder. We will limit the number of shares repurchased pursuant to our share repurchase program as follows: during any 12-month period, we will not repurchase in excess of 5.0% of the number of shares of common stock outstanding on December 31st of the previous calendar year. In addition, we are only authorized to repurchase shares using the proceeds received from our distribution reinvestment plan and will limit the amount we spend to repurchase shares in a given quarter to the amount of proceeds we received from our distribution reinvestment plan in that same quarter. Due to these limitations, we cannot guarantee that we will be able to accommodate all repurchase requests.

Our board of directors, at its sole discretion, may amend, suspend (in whole or in part) or choose to terminate our share repurchase program, or reduce or increase the number of shares purchased under the program upon 30 days’ notice, if it determines that the funds allocated to the share repurchase program are needed for other purposes, such as the acquisition, maintenance or repair of properties, or for use in making a declared distribution.

Our sponsor, advisor, directors and affiliates are prohibited from receiving a fee on any share repurchases, including selling commissions and dealer manager fees.

Our board of directors reserves the right, in its sole discretion, at any time and from time to time, to:

•	waive the one year holding period requirement in the event of the death or disability of a stockholder, other involuntary exigent circumstances, such as bankruptcy, or a mandatory distribution requirement under a stockholder’s IRA;
•	reject any request for repurchase;
•	change the purchase price for repurchases; or
•	otherwise amend the terms of, suspend or terminate our share repurchase program.

Any material modification, suspension or termination of our share repurchase program by our board of directors or our advisor will be disclosed to stockholders as promptly as is practicable, but not later than 30 days before such action, in reports we file with the SEC, a press release, a letter to our stockholders and/or via our website.

Our board of directors may reject a request for repurchase, if, among other things, a stockholder does not meet the conditions outlined herein. Funding for the share repurchase program will come exclusively from proceeds we receive from the sale of shares under our distribution reinvestment plan and other operating funds, if any, as our board of directors, in its sole discretion, may reserve for this purpose. We cannot guarantee that the funds set aside for the share repurchase program will be sufficient to accommodate all requests made each year. However, a stockholder may withdraw its request at any time or ask that we honor the request when funds are available. Pending repurchase requests will be honored on a pro rata basis.

If funds available for our share repurchase program are not sufficient to accommodate all requests, shares will be repurchased as follows: (i) first, pro rata as to repurchases upon the death or disability of a stockholder; (ii) next, pro rata as to repurchases to stockholders who demonstrate, in the discretion of our board of directors, another involuntary exigent circumstance, such as bankruptcy; (iii) next, pro rata as to repurchases to stockholders subject to a mandatory distribution requirement under such stockholder’s IRA; and (iv) finally, pro rata as to all other repurchase requests.

In general, a stockholder or his or her estate, heir or beneficiary may present to us fewer than all of the shares then-owned for repurchase, except that the minimum number of shares that must be presented for repurchase shall be at least 25% of the holder’s shares. However, if the repurchase request is made within 180 days of the event giving rise to the special circumstances described in this sentence, where repurchase is being requested (i) on behalf of the estate, heirs or beneficiaries, as applicable, of a deceased stockholder; (ii) by a stockholder due to another involuntary exigent circumstance, such as bankruptcy; or (iii) by a stockholder due to a mandatory distribution under such stockholder’s IRA, a minimum of 10% of the stockholder’s shares may be presented for repurchase; provided, however, that any future repurchase request by such stockholder must present for repurchase at least 25% of such stockholder’s remaining shares.

A stockholder who wishes to have shares repurchased must mail or deliver to us a written request on a form provided by us and executed by the stockholder, its trustee or authorized agent. An estate, heir or beneficiary that wishes to have shares repurchased following the death of a stockholder must mail or deliver to us a written request on a form provided by us, including evidence acceptable to our board of directors of the death of the stockholder, and executed by the executor or executrix of the estate, the heir or beneficiary, or their trustee or authorized agent. Unrepurchased shares may be passed to an estate, heir or beneficiary following the death of a stockholder. If the shares are to be repurchased under any conditions outlined herein, we will forward the documents necessary to effect the repurchase, including any signature guaranty we may require.

Stockholders are not required to sell their shares to us. The share repurchase program is only intended to provide interim liquidity for stockholders until a liquidity event occurs, such as the listing of the shares on a national stock exchange or our merger with a listed company. We cannot guarantee that a liquidity event will occur.

Shares we purchase under our share repurchase program will have the status of authorized but unissued shares. Shares we acquire through the share repurchase program will not be reissued unless they are first registered with the SEC under the Securities Act and under appropriate state securities laws or otherwise issued in compliance with such laws.

As of December 31, 2011, we approved the redemption of 3,700 shares at an average price per share of $10.00 and an additional 2,541 shares were accrued for redemption at an average price per share of $9.99. We will fund the share redemptions from the cumulative proceeds of the sale of our common shares pursuant to our DRIP.”

Plan of Distribution

The following disclosure replaces in its entirety the section entitled “Volume Discounts” on page 186 of the Prospectus:

Volume Discounts

In connection with sales of certain minimum numbers of shares to a “purchaser,” as defined below, certain volume discounts resulting in reductions in selling commissions payable with respect to such sales are available to investors. In such event, any such reduction will be credited to the investor by reducing the purchase price per share payable by the investor. The following table shows the discounted price per share and reduced selling commissions payable for volume discounts.

For a “Single Purchaser”	Purchase Price per Share in Volume Discount Range	Selling Commission per Share in Volume Discount Range
$1,000 – $500,000	$10.00	$0.70
$500,001 – $1,000,000	9.90	0.60
$1,000,001 – $4,999,999	9.55	0.25
$5,000,000 or more	9.55 (as described below, subject to reduction)	0.25 (as described below, subject to reduction)

Any reduction in the amount of the selling commissions in respect of volume discounts received will be credited to the investor in the form of additional shares. Fractional shares may be issued.

As an example, a single purchaser would receive 100,505.05 shares rather than 100,000 shares for an investment of $1,000,000 and the selling commission would be $65,303.03. The discount would be calculated as follows: the purchaser would acquire 50,000 shares at a cost of $10.00 and 50,505.05 at a cost of $9.90 per share and would pay commissions of $0.70 per share for 50,000 shares and $0.60 per share for 50,505.05 shares. The dealer manager fee of $0.30 per share would still be payable out of the purchase price per share. In no event will the proceeds to us be less than $9.00 per share.

For purchases of $5,000,000 or more, in our sole discretion, by a single purchaser in one or more transactions during the course of our offering, selling commissions may be reduced to $0.20 per share or less, and the dealer manager fee may be reduced from $0.30 per share, but in no event will the proceeds to us be less than $9.00 per share. In the event of an agreement to purchase $5,000,000 or more with a single purchaser in one or more transactions during the course of our offering with reduced selling commissions or a reduced dealer manager fee, we will supplement this prospectus to include: (a) the aggregate amount of the agreement to purchase, (b) the price per share paid or to be paid by the purchaser, and (c) a statement that other investors wishing to purchase at least the amount described in clause (a) above will pay no more per share than the purchaser described in clause (b) above.

Orders may be combined for the purpose of determining the total commissions payable with respect to applications made by a “single purchaser,” so long as all the combined purchases are made through the same soliciting dealer. The amount of total commissions thus computed will be apportioned pro rata among the individual orders on the basis of the respective amounts of the orders being combined. As used herein, the term “single purchaser” will include:

•	any person or entity, or persons or entities, acquiring shares as joint purchasers;
•	all profit-sharing, pension and other retirement trusts maintained by a given corporation, partnership or other entity;
•	all funds and foundations maintained by a given corporation, partnership or other entity;
•	all profit-sharing, pension and other retirement trusts and all funds or foundations over which a designated bank or other trustee, person or entity exercises discretionary authority with respect to an investment in our company; and
•	any person or entity, or persons or entities, acquiring shares that are clients of and are advised by a single investment adviser registered under the Investment Advisers Act of 1940.

In the event a single purchaser described in the last five categories above wishes to have its orders so combined, that purchaser will be required to request the treatment in writing, which request must set forth the basis for the discount and identify the orders to be combined. Any request will be subject to our verification that all of the orders were made by a single purchaser.

Orders also may be combined for the purpose of determining the commissions payable in the case of orders by any purchaser described in any category above who, within 90 days of its initial purchase of shares, orders additional shares. In this event, the commission payable with respect to the subsequent purchase of shares will equal the commission per share which would have been payable in accordance with the commission schedule set forth above if all purchases had been made simultaneously. Purchases subsequent to this 90 day period will not qualify to be combined for a volume discount as described herein.

Notwithstanding the above, our dealer manager may, at its sole discretion, enter into an agreement with a participating broker-dealer, whereby such participating broker-dealer may aggregate subscriptions as part of a combined order for the purpose of offering investors reduced aggregate selling commissions and marketing support fees to as low as 1.0%, provided that any such aggregate group of subscriptions must be received from such participating broker-dealer. Additionally, our dealer manager may, at its sole discretion, aggregate subscriptions as part of a combined order for the purpose of offering investors reduced aggregate selling commissions and marketing support fees to as low as 1.0%, provided that any such aggregate group of subscriptions must be received from our dealer manager. Any reduction in selling commissions and marketing support fees would be prorated among the separate subscribers.

Unless investors indicate that orders are to be combined and provide all other requested information, we cannot be held responsible for failing to combine orders properly.

Purchases by entities not required to pay federal income tax may only be combined with purchases by other entities not required to pay federal income tax for purposes of computing amounts invested if investment decisions are made by the same person. If the investment decisions are made by an independent investment advisor, that investment advisor may not have any direct or indirect beneficial interest in any of the entities not required to pay federal income tax whose purchases are sought to be combined. You must mark the “Additional Investment” space on the subscription agreement signature page in order for purchases to be combined. We are not responsible for failing to combine purchases if you fail to mark the “Additional Investment” space.

If the subscription agreements for the purchases to be combined are submitted at the same time, then the additional common stock to be credited to you as a result of such combined purchases will be credited on a pro rata basis. If the subscription agreements for the purchases to be combined are not submitted at the same time, then any additional common stock to be credited as a result of the combined purchases will be credited to the last component purchase, unless we are otherwise directed in writing at the time of the submission. However, the additional common stock to be credited to any entities not required to pay federal income tax whose purchases are combined for purposes of the volume discount will be credited only on a pro rata basis on the amount of the investment of each entity not required to pay federal income tax on their combined purchases.

California residents should be aware that volume discounts will not be available in connection with the sale of shares made to California residents to the extent such discounts do not comply with the provisions of Rule 260.140.51 adopted pursuant to the California Corporate Securities Law of 1968. Pursuant to this rule, volume discounts can be made available to California residents only in accordance with the following conditions:

•	there can be no variance in the net proceeds to us from the sale of the shares to different purchasers of the same offering;
•	all purchasers of the shares must be informed of the availability of quantity discounts;
•	the same volume discounts must be allowed to all purchasers of shares which are part of the offering; the minimum amount of shares as to which volume discounts are allowed cannot be less than $10,000;
•	the variance in the price of the shares must result solely from a different range of commissions, and all discounts must be based on a uniform scale of commissions; and
•	no discounts are allowed to any group of purchasers.

Accordingly, volume discounts for California residents will be available in accordance with the foregoing table of uniform discount levels based on dollar volume of shares purchased, but no discounts are allowed to any group of purchasers, and no subscriptions may be aggregated as part of a combined order for purposes of determining the number of shares purchased.

Subscription Process Purchase of Shares Subject to Volume Discount

In March 2012, a single investor, or the Major Investor, agreed to purchase during the course of our offering a minimum of $5,000,000 in value of shares of our Common Stock in consideration for reduced selling commissions and dealer manager fee. In exchange for the Major Investor’s agreement to purchase a minimum of $5,000,000 in value of shares of our common stock, we agreed to sell such shares to the Major Investor at $9.25 per share, from which we will receive net proceeds of $9.00 per share. The purchases by the Major Investor are expected to occur in multiple transactions during the course of our offering. The Major Investor will pay for all shares purchased in each transaction at the time of such transaction. Accordingly, the Major Investor will purchase from us a minimum of 540,540.54 shares (calculated by dividing the minimum purchase amount of $5,000,000 by the purchase price of $9.25/share). We may issue fractional shares to the Major Investor. Other investors who wish to purchase a minimum of $5,000,000 in value of shares of our common stock during the course of our offering in consideration for reduced selling commissions and dealer manager fee also may do so at $9.25 per share.

The following disclosure replaces in its entirety the first paragraph under the section entitled “Plan of Distribution — Subscription Process” on page 192 of the Prospectus.

“To purchase shares in this offering, you must complete and sign the subscription agreement in the form attached hereto as Appendix C-1. You should pay for your shares by delivering a check for the full purchase price of the shares, payable to the applicable entity specified in the subscription agreement. Alternatively, unless you are an investor in Alabama or Tennessee, you may complete and sign the multi-offerings subscription agreement in the form attached hereto as Appendix C-2, which may be used to purchase shares in this offering as well as shares of other products distributed by our dealer manager; provided, that an investor has received the relevant prospectus(es) and meets the requisite criteria and suitability standards for any such other product(s). You should pay for any shares of any other offering(s) as set forth in the multi-offerings subscription agreement. You should exercise care to ensure that the applicable subscription agreement is filled out correctly and completely.”

The following disclosure replaces in its entirety the paragraph under the section entitled “Plan of Distribution — Investments by IRAs and Certain Qualified Plans” on page 193 of the Prospectus.

“We may appoint one or more IRA custodians, which may include Sterling Trust Company, for investors of our common stock who desire to establish an IRA, SEP or certain other tax-deferred accounts or transfer or rollover existing accounts. We will provide the name(s) of any such additional IRA custodian(s) in a prospectus supplement. Our advisor may determine to pay the fees related to the establishment of investor accounts with such IRA custodians, and it also may pay the fees related to the maintenance of any such account for the first year following its establishment. Thereafter, we expect the IRA custodian(s) to provide this service to our stockholders with annual maintenance fees charged at a discounted rate. In the future, we may make similar arrangements for our investors with other custodians. Further information as to custodial services is available through your broker or may be requested from us.”

How to Subscribe

The following disclosure replaces in its entirety the second bullet point under the section entitled “How to Subscribe” on page 195 of the Prospectus.

“Complete the execution copy of the subscription agreement. A specimen copy of the subscription agreement, including instructions for completing it, is included as Appendix C-1. Alternatively, unless you are an investor in Alabama or Tennessee, you may wish to complete the execution copy of the multi-offerings subscription agreement, which may be used to purchase shares in this offering as well as shares of other products distributed by our dealer manager; provided, that you have received the relevant prospectus(es) and meet the requisite criteria and suitability standards for any such other product(s). A specimen copy of the multi-offerings subscription agreement, including instructions for completing it, is included as Appendix C-2.

The following disclosure replaces in their entirety the second and third sentences of the third paragraph under the section entitled “How to Subscribe” beginning on page 195 of the Prospectus.

“If you want to purchase shares through an individual retirement account, Keogh plan or 401(k) plan, we intend to appoint one or more IRA custodians, which may include Sterling Trust Company, for such purpose, which IRA custodian(s) we expect will provide this service to our stockholders with annual maintenance fees charged at a discounted rate.”

Reports to Stockholders

The following language replaces in its entirety the second bullet point in the second paragraph under the section entitled “Reports to Stockholders” on page 191 of the Prospectus.

“•    the ratio of the costs of raising capital during the period to the capital raised;”

Experts

The following disclosure is added at the end of the section entitled “Experts” on page 193 of the Prospectus.

The consolidated financial statements and schedule of American Realty Capital Healthcare Trust, Inc. appearing in American Realty Capital Healthcare Trust, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2011, incorporated by reference in this prospectus and elsewhere in the registration statement have been incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing in giving said reports.”

Incorporation of Certain Information by Reference

The following disclosure adds a heading to page 194 of the Prospectus entitled, “Incorporation of Certain Information by Reference.”

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We have elected to “incorporate by reference” certain information into this prospectus. By incorporating by reference, we are disclosing important information to you by referring you to documents we have filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus. Any statement in a document incorporated by reference into this prospectus will be deemed to be modified or superseded to the extent a statement contained in this prospectus, any prospectus supplement or any other subsequently filed prospectus modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus, as supplemented, or the registration statement of which this prospectus, as supplemented, is a part.

You may read and copy any document we have electronically filed with the SEC at the SEC’s public reference room in Washington, D.C. at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the operation of the public reference room. In addition, any document we have electronically filed with the SEC is available at no cost to the public over the Internet at the SEC’s website at www.sec.gov. You can also access documents that are incorporated by reference into this prospectus at the website maintained by or on behalf of our sponsor, http://www.americanrealtycap.com.

The following documents filed with the SEC are incorporated by reference in this prospectus, except for any document or portion thereof deemed to be “furnished” and not filed in accordance with SEC rules:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2011 filed with the SEC on February 29, 2012.
•	Current Report on Form 8-K filed with the SEC on January 3, 2012.
•	Current Report on Form 8-K filed with the SEC on January 13, 2012.
•	Current Report on Form 8-K/A filed with the SEC on January 20, 2012.
•	Current Report on Form 8-K filed with the SEC on January 20, 2012.
•	Current Report on Form 8-K filed with the SEC on March 1, 2012.
•	Current Report on Form 8-K filed with the SEC on March 5, 2012.
•	Current Report on Form 8-K filed with the SEC on March 8, 2012.
•	Current Report on Form 8-K filed with the SEC on April 9, 2012.
•	Definitive Proxy Statement in respect of our 2012 meeting of Stockholders filed with the SEC on April 25, 2012.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered a copy of any or all of the information that we have incorporated by reference into this prospectus but not delivered with this prospectus. To receive a free copy of any of the reports or documents incorporated by reference in this prospectus, other than exhibits, unless they are specifically incorporated by reference in those documents, write or call us at Three Copley Place, Suite 3300, Boston, MA 02116, 1-866-771-2088, Attn: Investor Services. The information relating to us contained in this prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference in this prospectus.”

Letter of Direction

The following disclosure replaces in its entirety the footnote in Appendix E — Letter of Direction:

“* This election is not available for custodial ownership accounts, such as individual retirement accounts, Keogh plans and 401(k) plans, or Alabama investors.”

APPENDIX A

PRIOR PERFORMANCE TABLES

The tables below provide summarized information concerning other programs sponsored or co-sponsored by the American Realty Capital group of companies, including American Realty Capital Trust, Inc., American Realty Capital New York Recovery REIT, Inc., Phillips Edison — ARC Shopping Center REIT Inc. and American Realty Capital Trust III, Inc., each an American Realty Capital-sponsored or co-sponsored publicly registered REIT, and the private note programs implemented by ARC Income Properties, LLC, ARC Income Properties II, LLC, ARC Income Properties III, LLC ARC Income Properties IV, LLC and ARC Growth Fund, LLC. The information contained herein is included solely to provide prospective investors with background to be used to evaluate the real estate experience of our sponsor and its affiliates. We do not believe that our affiliated programs currently in existence are in direct competition with our investment objectives. American Realty Capital Trust, Inc. and American Realty Capital Trust III, Inc. and the private note programs implemented by ARC Income Properties, LLC, ARC Income Properties II, LLC, ARC Income Properties III, LLC and ARC Income Properties IV, LLC are net lease programs focused on providing current income through the payment of cash distributions, while ARC Growth Fund, LLC was formed to acquire vacant bank branch properties and opportunistically sell such properties, American Realty Capital New York Recovery REIT, Inc. has as its investment objectives to acquire high quality income-producing commercial real estate located in the New York MSA, and, in particular, New York City, with a focus on office and retail properties. Phillips Edison — ARC Shopping Center REIT Inc. has as its investment objectives investing in necessity-based neighborhood and community shopping centers which typically cost less than $20 million throughout the United States. For additional information see the section entitled “Prior Performance Summary.”

THE INFORMATION IN THIS SECTION AND THE TABLES REFERENCED HEREIN SHOULD NOT BE CONSIDERED AS INDICATIVE OF HOW WE WILL PERFORM. THIS DISCUSSION REFERS TO THE PERFORMANCE OF PRIOR PROGRAMS AND PROPERTIES SPONSORED BY OUR SPONSOR OR ITS AFFILIATES OVER THE PERIODS LISTED THEREIN. IN ADDITION, THE TABLES INCLUDED WITH THIS PROSPECTUS (WHICH REFLECT RESULTS OVER THE PERIODS SPECIFIED IN EACH TABLE) DO NOT MEAN THAT WE WILL MAKE INVESTMENTS COMPARABLE TO THOSE REFLECTED IN SUCH TABLES. IF YOU PURCHASE SHARES IN AMERICAN REALTY CAPITAL HEALTHCARE TRUST, INC., YOU WILL NOT HAVE ANY OWNERSHIP INTEREST IN ANY OF THE REAL ESTATE PROGRAMS DESCRIBED IN THE TABLES (UNLESS YOU ARE ALSO AN INVESTOR IN THOSE REAL ESTATE PROGRAMS).

YOU SHOULD NOT CONSTRUE INCLUSION OF THE FOLLOWING INFORMATION AS IMPLYING IN ANY MANNER THAT WE WILL HAVE RESULTS COMPARABLE TO THOSE REFLECTED IN THE INFORMATION BELOW BECAUSE THE YIELD AND CASH AVAILABLE AND OTHER FACTORS COULD BE SUBSTANTIALLY DIFFERENT IN OUR PROPERTIES.

The following tables are included herein:

TABLE I

EXPERIENCE IN RAISING AND INVESTING FUNDS FOR PUBLIC PROGRAM PROPERTIES

Table I provides a summary of the experience of the sponsor and its affiliates in raising and investing funds for American Realty Capital Trust, Inc. from its inception on August 17, 2007 to December 31, 2011, American Realty Capital New York Recovery REIT, Inc. from its inception on October 6, 2010 to December 31, 2011, Phillips Edison — ARC Shopping Center REIT, Inc. from its inception on October 13, 2009 to December 31, 2011 and American Realty Capital Trust III, Inc. from its inception on October 15, 2010 to December 31, 2011. Information is provided as to the manner in which the proceeds of the offering have been applied, the timing and length of this offering and the time period over which the proceeds have been reinvested.

	American Realty Capital Trust, Inc.			American Realty Capital New York Recovery REIT, Inc.			Phillips Edison — ARC Shopping Center REIT, Inc.			American Realty Capital Trust III, Inc.
			Percentage of total Dollar Amount Raised			Percentage of total Dollar Amount Raised			Percentage of total Dollar Amount Raised			Percentage of total Dollar Amount Raised
	(dollars in thousands)			(dollars in thousands)			(dollars in thousands)			(dollars in thousands)
Dollar amount offered	$1,500,000			$1,500,000			$1,500,000			$1,500,000
Dollar amount raised	1,695,813			45,629			25,200			102,196
Dollar amount raised from non-public program and private investments	37,460	(1)		27,797	(2)		14,534			—
Dollar amount raised from sponsor and affiliates from sale of special partnership units, and 20,000 of common stock	200	(3)		200	(3)		200	(3)		200	(3)
Total dollar amount raised	$1,733,473		100.00%	$73,626	(4)	100.00%	$39,934 (4)		100.00%	$102,396	(4)	100.00%
Less offering expenses:
Selling commissions and discounts retained by affiliates	$168,269		9.71%	$6,232		8.46%	—		0.00%	9,833		9.60%
Organizational expenses	29,692	(5)	1.71%	6,393		8.68%	1,364		3.42%	6,107		5.96%
Other	—		0.00%	—		0.00%	—		0.00%	—		0.00%
Reserves	—		0.00%	—		0.00%	—		0.00%	—		0.00%
Available for investment	$1,535,512		88.58%	$61,001		82.85%	$38,570		96.58%	$86,456		84.43%
Acquisition costs:
Prepaid items related to purchase of property	$—		0.00%	$—		0.00%	—		0.00%	—		0.00%
Cash down payment	1,420,117	(6)	81.92%	47,105		63.98%	24,766		62.02%	67,393		65.82%
Acquisition fees	44,809		2.58%	2,727		3.70%	571		1.43%	7,082		6.92%
Other	—		0.00%	—		0.00%	—		0.00%	—		0.00%
Total acquisition costs	$1,464,926		84.51%	$49,832		67.68%	$25,337		63.45%	$74,475		72.73%
Percentage leverage (mortgage financing divided by total acquisition costs)	49.3	%(7)		136.8	%(8)		51.8%			7.5	%(9)
Date offering began	3/18/2008			10/2/2009			8/12/2010			3/31/2011
Number of offerings in the year	1			1			1			1
Length of offerings (in months)	39			33			36			33
Months to invest 90% of amount available for investment (from beginning of the offering)	39			NA	(10)		NA	(10)		NA	(10)

(1)	American Realty Capital Trust, Inc. sold non-controlling interests in certain properties in nine separate arrangements. The total amount contributed in these arrangements was $24.5 million. In addition, $13.0 million was raised in a private offering of debt securities through ARC Income Properties II, Inc. The structure of these arrangements and program is such that they are required to be consolidated with the results of American Realty Capital Trust, Inc. and therefore are included with this program. ARC Income Properties II, Inc is also included as a stand-alone program and is included separately in information about private programs.

(2)	American Realty Capital New York Recovery REIT, Inc. sold a non-controlling interest in a property. The total amount contributed in this arrangement was $13.0 million, In addition, $15.0 million was raised in a private offering of convertible preferred securities.
(3)	Represents initial capitalization of the company by the sponsor and was prior to the effectiveness of the common stock offering.
(4)	Offerings are not yet completed, funds are still being raised.
(5)	Excludes offering costs from proceeds assumed from the distribution reinvestment plan.
(6)	Includes $12.0 million investment made in joint venture with American Realty Capital New York Recovery REIT, Inc. for the purchase of real estate and $17.3 million of other investments in common stock.
(7)	Total acquisition costs of the properties exclude $721.6 million purchased with mortgage financing. Including mortgage financing, the total acquisition purchase price was $2,112.1 million. The leverage ratio was 34.2% at December 31, 2011.
(8)	Total acquisition costs of the properties exclude $68.2 million purchased with mortgage financing. Including mortgage financing, the total acquisition purchase price was $124.2 million. The leverage ratio was 54.9% at December 31, 2011.
(9)	Total acquisition costs of the properties exclude $5.1 million purchased with mortgage financing. Including mortgage financing, the total acquisition purchase price was $72.5 million. The leverage ratio was 7.0% at December 31, 2011.
(10)	As of December 31, 2011 these offerings are still in the investment period and have not invested 90% of the amount offered. Assets are acquired as equity becomes available.

TABLE I

EXPERIENCE IN RAISING AND INVESTING FUNDS FOR NON-PUBLIC PROGRAM PROPERTIES

Table I provides a summary of the experience of the sponsor, American Realty Capital V, LLC and its affiliates as a sponsor in raising and investing funds in ARC Income Properties, LLC from its inception on June 5, 2008 to its termination on September 6, 2011, ARC Income Properties II, LLC from its inception on August 12, 2008 to its termination on May 16, 2011, ARC Income Properties III, LLC from its inception on September 29, 2009 to its termination on September 6, 2011, ARC Income Properties IV, LLC from its inception on June 23, 2010 to December 31, 2011 and ARC Growth Fund, LLC from its inception on July 24, 2008 to its termination on December 31, 2010. Information is provided as to the manner in which the proceeds of the offerings have been applied, the timing and length of this offering and the time period over which the proceeds have been invested.

	ARC Income Properties, LLC		ARC Income Properties II, LLC		ARC Income Properties, III, LLC		ARC Income Properties, IV, LLC		ARC Growth Fund, LLC
(dollars in thousands)		Percentage of Total Dollar Amount Raised		Percentage of Total Dollar Amount Raised		Percentage of Total Dollar Amount Raised		Percentage of Total Dollar Amount Raised		Percentage of Total Dollar Amount Raised
Dollar amount offered	$19,537		$13,000		$11,243		$5,350		$7,850
Dollar amount raised	19,537		13,000		11,243		5,215		5,275
Dollar amount contributed from sponsor and affiliates(1)	1,975		—		—		—		2,575
Total dollar amount raised	$21,512	100.00%	$13,000	100.00%	$11,243	100.00%	$5,215	100.00%	$7,850	100.00%
Less offering expenses:
Selling commissions and discounts retained by affiliates	$1,196	5.56%	$323	2.48%	$666	5.92%	$397	7.61%	$—	0.00%
Organizational expenses	—	0.00%	—	0.00%	—	0.00%	—	0.00%	—	0.00%
Other	—	0.00%	—	0.00%	—	0.00%	—	0.00%	—	0.00%
Reserves	—	0.00%	—	0.00%	—	0.00%	—	0.00%	—	0.00%
Available for investment	$20,316	94.44%	$12,677	97.52%	$10,577	94.08%	$4,818	92.39%	$7,850	100.00%
Acquisition costs:
Prepaid items and fees related to purchased property	$—	0.00%	$—	0.00%	$—	0.00%	$—	0.00%	$—	0.00%
Cash down payment	11,302	52.54%	9,086	69.89%	9,895	88.01%	4,780	91.66%	5,440	69.30%
Acquisition fees	7,693	35.76%	2,328	17.91%	682	6.07%	—	0.00%	2,410	30.70%
Other	—	0.00%	—	0.00%	—	0.00%	—	0.00%	—	0.00%
Total acquisition costs	$18,995 (2)	88.30%	$11,414 (3)	87.80%	$10,577 (4)	94.08%	$4,780 (5)	91.66%	$7,850 (6)	100.00%
Percentage leverage (mortgage financing divided by total acquisition costs)	434.97%		292.61%		141.19%		344.35%		253.20%
Date offering began	6/09/2008		9/17/2008		9/29/2009		6/23/2011		7/24/2008
Number of offerings in the year	1		1		1		1		1
Length of offerings (in months)	7		4		3		4		1
Months to invest 90% of amount available for investment (from the beginning of the offering)	7		4		3		4		1

(1)	Includes separate investment contributed by sponsor and affiliates for purchase of portfolio properties and related expenses.
(2)	Total acquisition costs of properties exclude $82.6 million purchased with mortgage financing. Including borrowings, the total acquisition purchase price was $101.6 million. The leverage ratio was 83.6% at December 31, 2010. This program ended when it contributed its real estate assets and certain liabilities to American Realty Capital Properties, Inc. on September 6, 2011.
(3)	Total acquisition costs of properties exclude $33.4 million purchased with mortgage financing. Including borrowings, the total acquisition purchase price was $101.6 million. The leverage ratio was 60.1% at December 31, 2010. This program ended when the notes were repaid on May 16, 2011. The related properties are still owned by American Realty Capital Trust, Inc.

(4)	Total acquisition costs of properties exclude $14.9 million purchased with mortgage financing and $3.5 million related to a final purchase price adjustment which was initially held in escrow until conditions for its release were satisfied in 2010. Including borrowings, the total acquisition purchase price was $25.9 million. The leverage ratio was 59.2% at December 31, 2010. This program ended when it contributed its real estate assets and certain liabilities to American Realty Capital Properties, Inc. on September 6, 2011.
(5)	Total acquisition costs of properties exclude a $16.5 million purchased with assumed mortgage financing. Including borrowings, the total acquisition purchase price was $21.2 million. The leverage ratio was 77.5% at December 31, 2011.
(6)	Total acquisition costs of properties exclude a $20.0 million purchased with assumed mortgage financing. Including borrowings and $36.3 million purchased with proceeds from the sale of properties, the total acquisition purchase price was $63.6 million. The program was concluded at December 31, 2010.

TABLE II

COMPENSATION TO SPONSOR FROM PUBLIC PROGRAM PROPERTIES

Table II summarizes the amount and type of compensation paid to American Realty Capital V, LLC and its affiliates for American Realty Capital Trust, Inc. from its inception on August 17, 2007 to December 31, 2011, American Realty Capital New York Recovery REIT, Inc. from its inception on October 6, 2009 to December 31, 2011, Phillips Edison — ARC Shopping Center REIT, Inc. from its inception on October 13, 2009 to December 31, 2011 and American Realty Capital Trust III, Inc. from its inception on October 15, 2010 to December 31, 2011.

(dollars in thousands)	American Realty Capital Trust, Inc.	American Realty Capital New York Recovery REIT, Inc.	Phillips Edison – ARC Shopping Center REIT Inc.	American Realty Capital Trust III, Inc.
Date offering commenced	3/18/2008	10/2/2009	8/12/2010	3/31/2011
Dollar amount raised	$1,733,473	$73,626	$39,934	$102,396
Amount paid to sponsor from proceeds of offering
Underwriting fees	$168,269	$6,232	$1,364	$9,833
Acquisition fees:
Real estate commissions	$—	$—	$—	$—
Advisory fees – acquisition fees	$21,121	$1,242	$571	$725
Other – organizational and offering costs	$15,944	$3,997	$—	$4,383
Other – financing coordination fees	$9,257	$671	$290	$51
Other – acquisition expense reimbursements	$12,081	$890	$82	$567
Dollar amount of cash generated from operations before deducting payments to sponsor	$60,876	$(972)	$1,409	$(1,177)
Actual amount paid to sponsor from operations:
Property management fees	$—	$—	$157	$—
Partnership management fees	—	—	—	—
Reimbursements	—	—	398	—
Leasing commissions	—	—	34	—
Other (asset management fees)	$7,071	—	64	—
Total amount paid to sponser from operations	$7,071	$—	$653	$—
Dollar amount of property sales and refinancing before deducting payment to sponsor
Cash	$1,485	$—	$—	$—
Notes	$—	$—	$—
Amount paid to sponsor from property sale and refinancing:
Real estate commissions	$45	$—	$—	$—
Incentive fees	$—	$—	$—	$—
Other – Financing coordination fees	$—	$—	$—	$—

TABLE II

COMPENSATION TO SPONSOR FROM NON-PUBLIC PROGRAM PROPERTIES

Table II summarizes the amount and type of compensation paid to American Realty Capital V, LLC and its affiliates for ARC Income Properties, LLC from its inception on June 5, 2008 to its termination on September 6, 2011, ARC Income Properties II, LLC from its inception on August 12, 2008 to its termination on May 16, 2011, ARC Income Properties III, LLC from its inception on September 29, 2009 to its termination on September 6, 2011. ARC Income Properties IV, LLC from its inception on June 23, 2010 to December 31, 2010 and ARC Growth Fund, L.P. from its inception on July 24, 2008 to its termination on December 31, 2010.

(dollars in thousands)	ARC Income Properties, LLC	ARC Income Properties II, LLC	ARC Income Properties III, LLC	ARC Income Properties IV, LLC	ARC Growth Fund, LLC
Date offering commenced	6/05/2008	8/12/2008	9/29/2009	6/23/2011	7/24/2008
Dollar amount raised	$21,512 (1)	$13,000 (2)	$11,243 (2)	$5,215 (2)	$7,850 (3)
Amount paid to sponsor from proceeds of offering
Underwriting fees	$785	$323	$666	$397	$—
Acquisition fees
Real estate commissions	$—	$—	$—	$—	$—
Advisory fees – acquisition fees	$2,959	$423	$662	$—	$1,316
Other – organizational and offering costs	$—	$—	$—	$—	$—
Other – financing coordination fees	$939	$333	$149	$—	$45
Dollar amount of cash generated from operations before deducting payments to sponsor	$(3,091)	$2,291	$(724)	$(691)	$(5,325)
Actual amount paid to sponsor from operations:
Property management fees	$—	$—	$—	$—	$—
Partnership management fees	—	—	—	—	—
Reimbursements	—	—	—	—	—
Leasing commissions	—	—	—	—	—
Other (explain)	—	—	—	—	—
Total amount paid to sponsor from operations	$—	$—	$—	$—	$—
Dollar amount of property sales and refinancing before deducting payment to sponsor
Cash	$—	$—	$—	$—	$13,560
Notes	—	—	—	—	$18,281
Amount paid to sponsor from property sale and refinancing:
Real estate commissions	—	—	—	—	—
Incentive fees	—	—	—	—	—
Other (disposition fees)	—	—	—	—	$1,169
Other (refinancing fees)	—	—	—	—	$39

(1)	Includes $19.5 million raised from investors and $2.0 million raised from sponsor and affiliates.
(2)	Amounts raised from investors.
(3)	Includes $5.2 million raised from investors and $2.6 million raised from the sponsor and affiliates.

TABLE III

OPERATING RESULTS OF PUBLIC PROGRAM PROPERTIES

Table III summarizes the operating results of American Realty Capital Trust, Inc., American Realty Capital New York Recovery REIT, Inc., Phillips Edison — ARC Shopping Center REIT, Inc. and American Realty Capital Trust III, Inc. from its inception on October 15, 2010 to December 31, 2011 as of the dates indicated.

(dollars in thousands)	American Realty Capital Trust, Inc.				American Realty Capital New York Recovery REIT, Inc.			Phillips Edison — ARC Shopping Center REIT Inc.		American Realty Capital Trust III, Inc.
	Year Ended December 31, 2011	Year Ended December 31, 2010	Year Ended December 31, 2009	Year Ended December 31, 2008	Year Ended December 31, 2011	Year Ended December 31, 2010	Period From October 6, 2009 (Date of Inception) to December 31, 2009	Year Ended December 31, 2011	Year Ended December 31, 2010	Year Ended December 31, 2011	Period From October 15, 2010 (Date of Inception) to December 31, 2010
Gross revenues	$129,982	$45,233	$15,511	$5,549	$7,535	$2,378	$—	$3,529	$99	$795	$—
Profit (loss) on sales of properties	(44)	143	—	—		—	—	—	—	—	—
Less:
Operating expenses	45,041	15,265	1,158	2,002	5,848	2,139	1	3,734	727	2,385	—
Interest expense	39,912	18,109	10,352	4,774	3,912	1,070	—	811	38	35	—
Depreciation	54,764	17,280	6,581	2,534	500	500	—	1,195	65	414	—
Amortization	14,176	4,374	1,735	522	540	540	—	305	16	85	—
Net income (loss) before noncontrolling interests – GAAP Basis	(23,955)	(9,652)	(4,315)	(4,283)	(3,265)	(1,871)	(1)	(2,516)	(747)	(2,124)	—
Loss from discontinued operations	—	—	—	—	—	—	—	—	—	—	—
Net income (loss) attributable to noncontrolling interests–GAAP Basis	(1,121)	(181)	49	—	(154)	109	—	152	—	—	—
Net income (loss) GAAP basis	$(25,076)	$(9,833)	$(4,266)	$(4,283)	$(3,419)	$(1,762)	$(1)	$(2,364)	$(747)	$(2,124)	$—
Taxable income (loss)
From operations	$(25,032)	$(9,976)	$(4,266)	$(4,283)	$(3,419)	$(1,762)	$(1)	$152	$(352)	$(2,124)	$—
From gain (loss) on sale	(44)	143	—		—	—	—	—	—	—	—
Cash generated from (used by) operations(1)	49,525	9,864	$(2,526)	$4,013	263	(1,234)	(1)	593	201	(1,177)	—
Cash generated from sales	581	900	—	—	—	—	—	—	—	—	—
Cash generated from refinancing	—	—	—	—	21,300	—	—	—	—	—	—
Cash generated from operations, sales and refinancing	$50,106	$10,764	$(2,526)	$4,013	$21,563	$(1,234)	$(1)	$593	$201	$(1,177)	$—
Less: Cash distribution to investors(3)
From operating cash flow	47,524	9,864	$1,818	$296	263	—	—	593	—	—	—
From sales and refinancing	—	900	—	—	1,331	—	—	—	—	294	—
From other(2)	—	647	70	—	431	—	—	122	—	—	—
Cash generated after cash distributions	$2,582	$(647)	$(4,414)	$3,717	$19,538	$(1,234)	$(1)	$(122)	$201	$(1,471)	$—
Less: Special items
Cash generated after cash distributions and special items	$2,582	$(647)	$(4,414)	$3,717	$19,538	$(1,234)	$(1)	$(122)	$201	$(1,471)	$—
Tax and distribution data per $1,000 invested
Federal income tax results:(4)(5)(6)
Ordinary income (loss)
from operations	$(19.00)	$(23.55)	$(22.75)	$(0.33)	$(17.22)	$(15.42)	$—	$0.01	$(0.05)	$(4.04)	$—
from recapture	—	—	—	—	—	—	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—	—	—	—	—	—	—
Cash distributions to investors
Source (on GAAP Basis)
Investment income	$—	$1.44	$—	$—	$31.13	$—	$—	$—	$—	$2.87	$—
Return of capital	43.50	16.78	(13.06)	1.22	16.23	—	—	0.03	—	—	—
Source (on GAAP basis)
Sales	$—	$1.44	$—	$—	$31.13	$—	$—	$—	$—	$2.87	$—
Refinancing	—	—	—	—	—	—	—	—	—	—	—
Operations	43.50	15.75	12.57	1.22	6.15	—	—	0.02	—	—	—
Other	—	—	—	—	10.08	—	—	0.01	—	—	—

(1)	Includes cash paid for interest and acquisition costs
(2)	Distributions paid from proceeds from the sale of common stock.
(3)	There were no distributions made for public programs as of December 31, 2010 for all public programs except American Realty Capital Trust, Inc.
(4)	Based on amounts raised as of the end of each period. Extensions of time to file tax returns for the year ended December 31, 2011 have been filed for each program, and estimated information is provided for all programs based on preliminary tax returns by outside accountants.
(5)	Federal tax results for the year ended December 31, 2011 is not available as of the date of this filing
(6)	There were no public investors for this program as of December 31, 2009 for all public programs except American Realty Capital Trust, Inc.

TABLE III

OPERATING RESULTS OF NON-PUBLIC PROGRAM PROPERTIES

Table III summarizes the consolidated operating results of ARC Income Properties, LLC and ARC Income Properties II, LLC, ARC Income Properties III, LLC, ARC Income Properties IV, LLC, and ARC Growth Fund, LLC as of the dates indicated.

(dollars in thousands)	ARC Income Properties, LLC				ARC Income Properties II, LLC				ARC Income Properties III, LLC			ARC Income Properties IV, LLC		ARC Growth Fund, LLC
	Period from January 1, 2011 to September 6, 2011(1)	Year Ended December 31, 2010	Year Ended December 31, 2009	Period from June 5, 2008 (Date of Inception) to December 31, 2008	Five Months ended May 16, 2011(2)	Year Ended December 31, 2010	Year Ended December 31, 2009	Period from August 12, 2008 to December 31, 2008	Period from January 1, 2011 to September 6, 2011(1)	Year Ended December 31, 2010	Period from September 29, 2009 to December 31, 2009	Year Ended December 31, 2011	June 24, 2010 (Date of Inception) to December 31, 2010 Period from June 24, 2010	Year Ended December 31, 2011	Year Ended December 31, 2010	Year Ended December 31, 2009	Period from July 25, 2008 to December 31, 2008
Gross revenues	$4,652	$7,008	$5,347	$1,341	$1,383	$3,507	$3,423	$337	$1,548	$2,237	$341	$1,549	$94	$—	$95	$185	$8
Profit (loss) on sales of properties	—				(44)	143			—			—		—	(251)	(4,682)	9,746
Less:
Operating expenses	122	320	2,847	5	45	113	7	—	51	36	918	86	489	—	234	528	2,004
Interest expense	4,504	6,525	4,993	688	1,690	2,151	2,161	162	1,434	1,359	186	1,134	100	—	—	1,494	597
Interest expense – investors notes	1,323	1,935	1,583	381	430	1,167	1,024	11	671	986	201	446	90	—	—	—	—
Depreciation	2,346	3,519	2,676	909	710	1,748	1,758	200	495	642	127	642	54	—	195	592	344
Amortization	527	976	886	—	268	663	670	—	187	249	42	218	18	—	—	—	—
Net income – GAAP Basis	$(4,170)	$(6,267)	$(7,638)	$(642)	$(1,804)	$(2,192)	$(2,197)	$(36)	$(1,290)	$(1,035)	$(1,133)	$(977)	$(657)	$—	$(585)	$(7,111)	$6,809
Taxable income (loss)
From operations	$(4,170)	$(6,267)	$(7,638)	$(642)	$(1,760)	$(2,335)	$(2,197)	$(36)	$(1,290)	$(1,035)	$(1,133)	$(977)	$(443)	$—	$(334)	$(2,429)	$(2,937)
From gain (loss) on sale	$—	$—	$—	$—	$(44)	$143	$—	$—	$—	$—	$—	$—	$—	$—	$(251)	$(4,682)	$9,746
Cash generated from (used by) operations(3)	$(1,297)	$(1,896)	$(2,349)	$1,154	$(782)	$560	$(2,282)	$4,013	$(608)	$(33)	$(691)	$(117)	$(691)	$—	$(330)	$(1,769)	$(3,226)
Cash generated from sales	—	—	—	—	—	246	—	—	—	—	—	—	—	—	—	(447)	11,158
Cash generated from refinancing	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Cash generated from operations, sales and refinancing	$(1,297)	$(1,896)	$(2,349)	$1,154	$(782)	$806	$(2,282)	$4,013	$(608)	$(33)	$(691)	$(117)	$(691)	$—	$(330)	$(2,216)	$7,932
Less: Cash interest payments made to investors
From operating cash flow	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
From sales and refinancing	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
From other	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
Cash generated after cash distributions	$(1,297)	$(1,896)	$(2,349)	$1,154	$(782)	$806	$(2,282)	$4,013	$(608)	$(33)	$(691)	$(117)	$—	$(691)	$(330)	$(2,216)	$7,932
Less: Special items
Cash generated after cash distributions and special items	$(1,297)	$(1,896)	$(2,349)	$1,154	$(782)	$806	$(2,282)	$4,013	$(608)	$(33)	$(691)	$(117)	$—	$(691)	$(330)	$(2,216)	$7,932

(1)	On September 6, 2011, the real estate assets and certain liabilities of ARC Income Properties, LLC and ARC Income Properties III, LLC were contributed in the formation transaction of ARC Properties, Inc.
(2)	The program ended on May 16, 2011, when the notes were repaid. These properties are still owned by American Realty Capital Trust, Inc
(3)	Includes cash paid for interest including interest payments to investors

Non-public programs are combined with other entities for U.S. federal income tax reporting purposes, therefore, U.S. Federal income tax results for these programs are not presented.

TABLE IV

RESULTS OF COMPLETED PUBLIC PROGRAMS OF THE SPONSOR AND ITS AFFILIATES

NOT APPLICABLE.

TABLE IV

RESULTS OF COMPLETED NON-PUBLIC PROGRAMS OF THE SPONSOR AND ITS AFFILIATES

Table IV summarizes the results ARC Growth Fund, LLC, a completed program of our sponsor as of December 31, 2011.

(dollars in thousands) Program name	ARC Income Properties, LLC		ARC Income Properties II, LLC		ARC Income Properties III, LLC		ARC Growth Fund, LLC
Dollar amount raised	$21,512		$13,000		$11,243		$7,850
Number of properties purchased	62		50		1		52
Date of closing of offering	June 2008		September 2008		September 2009		July 2008
Date of first sale of property	September 2011	(2)	May 2011	(3)	September 2011	(2)	July 2008
Date of final sale of property	September 2011	(2)	May 2011	(3)	September 2011	(2)	December 2010
Tax and distribution data per $1,000 investment through 12/31/2010(1)
Federal income tax results:
Ordinary income (loss)
- From operations	$—		$—		$—		$—
- From recapture	$—		$—		$—		$—
Capital gain (loss)	$—		$—		$—		$—
Deferred gain	$—		$—		$—		$—
Capital	$—		$—		$—		$—
Ordinary	$—		$—		$—		$—
Cash distributions to investors
Source (on GAAP basis)
- Investment income	—		—		—		—
- Return of capital	$19,537		$13,000		$11,243		$7,226
Source (on cash basis)
- Sales	$19,537		$13,000		$11,243		$7,226
- Refinancing	$—		$—		$—		$—
- Operations	$—		$—		$—		$—
- Other
Receivable on net purchase money financing	$—		$—		$—		$—

(1)	Programs is combined with other entities for U.S. federal income tax reporting purposes, therefore, U.S. Federal income tax results for this program is not presented.
(2)	The real estate assets and certain liabilities of these programs were contributed to ARC Properties, Inc. as part of its formation transaction.
(3)	The notes used to purchase these properties were paid off in May 2011, these properties are still owned by American Realty Capital Trust, Inc.

TABLE V

SALES OR DISPOSALS OF PUBLIC PROGRAM PROPERTIES

The following table summarizes the sales of disposals fo properties by American Realty Capital Trust, Inc., American Realty Capital New York Recovery REIT, Inc., Phillips Edison — ARC Shopping Center REIT, Inc. and American Realty Capital Trust III, Inc. from its inception on October 15, 2010 to December 31, 2011 as of December 31, 2011.

(dollars in thousands)

			Selling Price, Net of Closing costs and GAAP Adjustments					Cost of Properties Including Closing and Soft Costs
Property	Date Acquired	Date of Sale	Cash received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program(1)	Adjustments resulting from application of GAAP(2)	Total(3)	Original Mortgage Financing	Total acquisition cost, capital improvement, closing and soft costs(4)	Total	Excess (deficiency) of Property Opearting Cash Receipts Over Cash Expenditures(5)
American Realty Capital Trust, Inc.:
PNC Bank Branch -
New Jersey	November – 08	September 2010	$388	$512	$—	$—	$900	$512	$187	$699	$1,035
PNC Bank Branch -
New Jersey	November – 08	January 2011	$79	$502	$—	$—	$581	$502	$178	$680	$1,305

American Realty Capital New York Recovery REIT, Inc.: Not applicable

Phillips Edison — ARC Shopping Center REIT, Inc.: Not applicable

American Realty Capital Trust III, Inc.: Not applicable

1)	No purchase money mortgages were taken back by program.
2)	Financial information for programs was prepared in accordance with GAAP, therefore GAAP adjustments are not applicable.
3)	All taxable gains were categorized as capital gains. None of these sales were reported on the installment basis.
4)	Amounts shown do not include a prorata share of the offering costs. There were no carried interests received in Lieu of commissions on connection with the acquisition of property.
5)	Amounts exclude the amounts included under “Selling Price Net of Closing Costs and GAAP Adjustments” or “Costs of Properties Including Closing Costs and Soft Costs” and exclude costs incurred in administration of the program not related to the operations of the property.

TABLE V

SALES OR DISPOSALS OF NON-PUBLIC PROGRAM PROPERTIES

Table V provides summary information on the results of sales or disposals of properties by non-public prior programs. All figures below are through December 31, 2011.

(dollars in thousands)			Selling Price Net of Closing Costs and GAAP Adjustments					Costs of properties Including Closing Costs and Soft Costs
Property	Date Acquired	Date of Sale	Cash Received (cash deficit) Net of Closing Costs	Mortgage Balance at Time of Sale	Purchase Money Mortgage Taken Back by Program(2)	Adjustments Resulting From Application of GAAP(3)	Total(4)	Original Mortgage Financing	Total Acquisition Costs, Capital Improvement Costs, Closing and Soft Costs(5)	Total	Excess (Deficit) of Property Operating Cash Receipts Over Cash Expenditures(6)
ARC Income Properties II, LLC:
PNC Bank Branch – New Jersey	November-08	September-10	$388	$512	$—	$—	$900	$512	$187	$699	$1,035
PNC Bank Branch – New Jersey	November-08	January 2011	79	502	—	—	581	502	178	680	1,305
			$467	$1,014	$—	$—	$1,481	$1,014	$365	$1,379	$2,340
ARC Growth Fund, LLC:
Bayonet Point, FL	July-08	July-08	$628	$—	$—	$—	$628	$—	$642	$642	$—
Boca Raton, FL	July-08	July-08	2,434	—	—	—	2,434	—	2,000	2,000	—
Bonita Springs, FL	July-08	May-09	(459)	1,207	—	—	748	1,207	543	1,750	(29)
Clearwater, FL	July-08	September-08	253	539	—	—	792	539	371	910	(3)
Clearwater, FL	July-08	October-08	(223)	582	—	—	359	582	400	982	(3)
Destin, FL	July-08	July-08	1,358	—	—	—	1,358	—	1,183	1,183	—
Englewood, FL	July-08	November-08	138	929	—	—	1,067	929	632	1,561	(13)
Fort Myers, FL	July-08	July-08	2,434	—	—	—	2,434	—	1,566	1,566	—
Naples, FL	July-08	July-08	2,727	—	—	—	2,727	—	1,566	1,566	—
Palm Coast, FL	July-08	September-08	891	1,770	—	—	2,661	1,770	-530	1,240	(8)
Pompano Beach, FL	July-08	October-08	1,206	2,162	—	—	3,368	2,162	-411	1,751	(8)
Port St. Lucie, FL	July-08	August-09	(60)	654	—	—	594	654	648	1,302	(40)
Punta Gorda, FL	July-08	July-08	2,337	—	—	—	2,337	—	2,143	2,143	—
Vero Beach, FL	July-08	February-09	87	830	—	—	917	830	565	1,395	(13)
Cherry Hill, NJ	July-08	July-08	1,946	—	—	—	1,946	—	2,225	2,225	—
Cranford, NJ	July-08	July-08	1,453	—	—	—	1,453	—	725	725	—
Warren, NJ	July-08	July-08	1,375	—	—	—	1,375	—	1,556	1,556	—
Westfield, NJ	July-08	July-08	2,539	—	—	—	2,539	—	2,230	2,230	—
Lehigh Acres, FL	July-08	August-09	(207)	758	—	—	551	758	752	1,510	(28)
Alpharetta, GA	July-08	December-08	98	914	—	—	1,012	914	617	1,531	(9)
Atlanta, GA	July-08	September-08	825	1,282	—	—	2,107	1,282	862	2,144	(27)
Columbus, GA	July-08	December-08	(43)	111	—	—	68	111	85	196	(3)
Duluth, GA	July-08	July-08	1,851	—	—	—	1,851	—	1,457	1,457	—
Oakwood, GA	July-08	September-08	49	898	—	—	947	898	607	1,505	(1)
Riverdale, GA	July-08	August-09	(104)	471	—	—	367	471	286	757	(12)
Laurinburg, NC	July-08	July-08	188	—	—	—	188	—	197	197	—

(dollars in thousands)			Selling Price Net of Closing Costs and GAAP Adjustments					Costs of properties Including Closing Costs and Soft Costs
Property	Date Acquired	Date of Sale	Cash Received (cash deficit) Net of Closing Costs	Mortgage Balance at Time of Sale	Purchase Money Mortgage Taken Back by Program(2)	Adjustments Resulting From Application of GAAP(3)	Total(4)	Original Mortgage Financing	Total Acquisition Costs, Capital Improvement Costs, Closing and Soft Costs(5)	Total	Excess (Deficit) of Property Operating Cash Receipts Over Cash Expenditures(6)
Haworth, NJ	July-08	July-08	1,781	—	—	—	1,781	—	1,834	1,834	—
Fredericksburg, VA	August-08	August-08	2,432	—	—	—	2,432	—	2,568	2,568	—
Dallas, PA	August-08	August-08	1,539	—	—	—	1,539	—	366	366	—
Virginia Beach, VA	August-08	August-08	1,210	—	—	—	1,210	—	930	930	—
Baytown, TX	August-08	August-08	3,205	—	—	—	3,205	—	1,355	1,355	—
Bradenton, FL	November-08	November-08	778	—	—	—	778	—	748	748	—
Sarasota, FL	November-08	November-08	1,688	—	—	—	1,688	—	867	867	—
Tuscaloosa, AL	November-08	November-08	580	—	—	—	580	—	242	242	—
Palm Harbor, FL	November-08	November-08	1,064	—	—	—	1,064	—	790	790	—
Reading, PA	November-08	November-08	137	—	—	—	137	—	248	248	—
St. Augustine, FL	November-08	November-08	1,936	—	—	—	1,936	—	1,428	1,428	—
Cumming, GA	December-08	December-08	1,227	—	—	—	1,227	—	810	810	—
Suffolk, VA	December-08	February-09	115	172	—	—	287	172	129	301	(1)
Titusville, FL	December-08	December-08	321	—	—	—	321	—	260	260	—
West Caldwell, NJ(1)	December-08	September-09	333	898	—	—	1,231	357	358	715	15
Palm Coast, FL	December-08	December-08	507	—	—	—	507	—	599	599	—
Mableton, GA	December-08	December-08	676	—	—	—	676	—	696	696	—
Warner Robins, GA	January-09	January-09	149	—	—	—	149	—	257	257	—
Philadelphia(1)	January-09	October-09	291	1,474	—	—	1,765	552	1,105	1,657	3
Stockholm, NJ	December-08	November-09	(29)	240	—	—	211	240	438	678	(46)
Sebastian, FL	July-08	December-09	(104)	654	—	—	550	654	1,302	1,956	(102)
Fort Myers, FL	July-08	December-09	(314)	795	—	—	481	795	1,582	2,377	(113)
Seminole, FL	July-08	March-10	—	1,098			1,098	1,098	1,061	2,159	(48)
Port Richey, FL(1)	July-08	December-10	—	544	—	—	544	544	1,086	1,630	(71)
Punta Gorda, FL(1)	July-08	December-10	—	690	—	—	690	690	1,550	2,240	(72)
Lawrenceville, GA(1)	July-08	December-10	—	695	—	—	695	695	1,381	2,076	(73)
Norristown, PA(1)	July-08	December-10	—	471	—	—	471	471	943	1,414	(83)
			$43,243	$20,838	$—	$—	$64,081	$19,375	$47,850	$67,225	$(788)

(1)	Sale of Property was to related party.
(2)	No purchase money mortgages were taken back by program.
(3)	Financial information for programs was prepared in accordance with GAAP, therefore GAAP adjustments are not applicable.
(4)	All taxable gains were categorized as capital gains. None of these sales were reported on the installment basis.
(5)	Amounts shown do not include a pro rata share of the offering costs. There were no carried interests received in Lieu of commissions on connection with the acquisition of property.
(6)	Amounts exclude the amounts included under “Selling Price Net of Closing Costs and GAAP Adjustments” or “Costs of Properties Including Closing Costs and Soft Costs” and exclude costs incurred in administration of the program not related to the operations of the property.

APPENDIX A-1: PRIOR PERFORMANCE OF AMERICAN FINANCIAL REALTY TRUST

AMERICAN FINANCIAL REALTY TRUST

CONSOLIDATED STATEMENTS OF OPERATIONS
Years Ended December 31, 2006, 2005 and 2004
(In thousands, except per share data)

	Year Ended December 31,
	2006	2005	2004
Revenues:
Rental income	$253,485	$219,689	$148,695
Operating expense reimbursements	166,712	155,181	81,101
Interest and other income	6,425	5,202	3,143
Total revenues	426,622	380,072	232,939
Expenses:
Property operating expenses:
Ground rents and leasehold obligations	14,336	13,427	8,726
Real estate taxes	42,868	35,232	21,659
Property and leasehold impairments	5,500	144	446
Other property operating expenses	166,310	142,148	73,730
Total property operating expenses	229,014	190,951	104,561
Marketing, general and administrative	24,934	24,144	23,888
Broken deal costs	176	1,220	227
Repositioning	9,065	—	—
Amortization of deferred equity compensation	8,687	10,411	9,078
Outperformance plan – contingent restricted share component	—	—	(5,238)
Severance and related accelerated amortization of deferred compensation	21,917	4,503	1,857
Interest expense on mortgages and other debt	142,432	120,514	72,121
Depreciation and amortization	126,307	115,439	74,427
Total expenses	562,532	467,182	280,921
Loss before net gain on sale of land, equity in loss from joint venture, net loss on investments, minority interest and discontinued operations	(135,910)	(87,110)	(47,982)
Gain on sale of land	2,043	1,596	80
Equity in loss from joint venture	(1,397)	—	—
Net loss on investments	—	(530)	(409)
Loss from continuing operations before minority interest	(135,264)	(86,044)	(48,311)
Minority interest	2,686	1,984	1,835
Loss from continuing operations	(132,578)	(84,060)	(46,476)
Discontinued operations:
Loss from operations before yield maintenance fees, net of minority interest of $1,850, $3,062 and $114 for the years ended December 31, 2006, 2005 and 2004, respectively	(79,174)	(29,182)	(1,252)
Yield maintenance fees, net of minority interest of $15,564, $16 and $103 for the years ended December 31, 2006, 2005 and 2004, respectively	(46,402)	(567)	(3,060)
Net gains on disposals, net of minority interest of $74,046, $562 and $934 for the years ended December 31, 2006, 2005 and 2004 respectively	237,556	20,194	28,543
Income (loss) from discontinued operations	111,980	(9,555)	24,231
Net loss	$(20,598)	$(93,615)	$(22,245)
Basic and diluted income (loss) per share:
From continuing operations	$(1.04)	$(0.71)	$(0.45)
From discontinued operations	$0.87	$(0.07)	$0.23
Total basic and diluted loss per share	$(0.17)	$(0.78)	$(0.22)

A-1-1

AMERICAN FINANCIAL REALTY TRUST

CONSOLIDATED STATEMENTS OF CASH FLOWS
Years Ended December 31, 2006, 2005 and 2004
(In thousands)

	Year Ended December 31,
	2006	2005	2004
Cash flows from operating activities:
Net loss	$(20,598)	$(93,615)	$(22,245)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation	137,420	138,990	93,241
Minority interest	53,946	(4,500)	(1,118)
Amortization of leasehold interests and intangible assets	36,351	38,887	18,145
Amortization of above- and below-market leases	1,160	(120)	1,539
Amortization of deferred financing costs	13,708	12,656	5,006
Amortization of deferred compensation	13,031	13,440	10,273
Amortization of discount on pledged treasury securities	(359)	—	—
Non-cash component of Outperformance Plan	—	—	(5,238)
Non-cash compensation charge	273	262	244
Impairment charges	65,116	3,581	4,060
Net equity in loss from joint venture	1,397	—	—
Net gain on sales of properties and lease terminations	(315,077)	(23,006)	(30,076)
Net loss on sales of investments	—	530	409
Increase in restricted cash	(3,792)	(17,646)	(21,246)
Leasing costs	(18,154)	(8,404)	(17,349)
Payments received from tenants for lease terminations	1,947	440	2,061
Decrease (increase) in operating assets:
Tenant and other receivables, net	(23,405)	(19,601)	(22,055)
Prepaid expenses and other assets	(2,777)	(81)	(16,466)
Increase (decrease) in operating liabilities:
Accounts payable	4,447	(709)	3,138
Accrued expenses and other liabilities	(3,034)	(10,469)	44,972
Deferred revenue and tenant security deposits	31,711	50,002	71,325
Net cash (used in) provided by operating activities	(26,689)	80,637	118,620
Cash flows from investing activities:
Payments for acquisitions of real estate investments, net of cash acquired	(192,669)	(806,951)	(2,006,703)
Capital expenditures	(50,043)	(41,559)	(15,786)
Proceeds from sales of real estate and non-real estate assets	1,421,613	125,583	245,990
(Increase) decrease in restricted cash	590	1,601	(10,461)
Investment in joint venture	(23,300)	—	—
Sales of investments	1,116	21,240	52,880
Purchases of investments	(33,082)	(659)	(10,032)
Net cash provided by (used in) investing activities	1,124,225	(700,745)	(1,744,112)
Cash flows from financing activities:
Repayments of mortgages, bridge notes payable and credit facilities	(1,207,580)	(594,063)	(274,398)
Proceeds from mortgages, bridge notes payable and credit facilities	327,878	1,108,652	1,531,425
Proceeds from issuance of convertible senior notes, net	—	—	434,030
Payments for deferred financing costs, net	(2,118)	(838)	(25,758)
Proceeds from common share issuances, net	1,185	244,442	7,552
Redemption of Operating Partnership units	—	(4,405)	(31,112)
Contributions by limited partners	—	353	—
Dividends and distributions	(221,140)	(134,395)	(116,799)
Net cash (used in) provided by financing activities	(1,101,775)	619,746	1,524,940
Decrease in cash and cash equivalents	(4,239)	(362)	(100,552)
Cash and cash equivalents, beginning of year	110,245	110,607	211,159
Cash and cash equivalents, end of year	$106,006	$110,245	$110,607
Supplemental cash flow and non-cash information:
Cash paid for interest	$248,170	$166,533	$76,582
Cash paid for income taxes	$687	$24	$1,693
Debt assumed in real estate acquisitions	$—	$78,645	$48,072
Operating Partnership units issued to acquire real estate	$—	$—	$35,867
Non-cash acquisition costs	$—	$2,367	$—

A-1-2

APPENDIX A-2: RESULTS OF NICHOLAS S. SCHORSCH’S COMPLETED PROGRAMS
(unaudited)

Year	Number of Properties Acquired	Aggregate Purchase Price of Properties Acquired	Number of Properties Sold	Aggregate Gross Proceeds from Sale of Properties	Aggregate Net Gain on Sales	Number of Properties Sold to AFRT	Aggregate Gross Proceeds from Sale of Properties to AFRT	Aggregate Net Gain on Sales to AFRT
1998	105	$22,373,000	15	$8,054,000	$4,227,000	—	$—	$—
1999	33	18,825,000	16	8,418,000	4,468,000	—	—	—
2000	8	142,931,000	33	21,871,000	8,934,000	—	—	—
2001	71	24,126,000	45	22,921,000	4,107,000	—	—	—
2002	59	64,030,000	63	32,130,000	11,377,000	93	230,500,000	N/A	(1)
2003	—	—	11	54,347,000	2,567,000	—	—	—
Total	276	$272,285,000	183	$147,741,000	$35,680,000	93	$230,500,000	$—

(1)	The consideration received was principally limited partnership units in AFRT’s operating partnership and some cash. The net aggregate gain on the sale to AFRT can not be determined since the registrant has no information as to what each investor did with his or her limited partnership units after the initial transfer to AFRT in 2002.

A-2-1

APPENDIX B

DISTRIBUTION REINVESTMENT PLAN

American Realty Capital Healthcare Trust, Inc.
EFFECTIVE AS OF FEBRUARY 18, 2011

American Realty Capital Healthcare Trust, Inc., a Maryland corporation (the “Company”), has adopted this Distribution Reinvestment Plan (the “Plan”), to be administered by the Company, Realty Capital Securities, LLC (the “Dealer Manager”) or an unaffiliated third party (the “Administrator”) as agent for participants in the Plan (“Participants”), on the terms and conditions set forth below.

1. Election to Participate. Any purchaser of shares of common stock of the Company, par value $0.01 per share (the “Shares”), may become a Participant by making a written election to participate on such purchaser’s subscription agreement at the time of subscription for Shares. Any stockholder who has not previously elected to participate in the Plan, and subject to Section 8(b) herein, any participant in any previous or subsequent publicly offered limited partnership, real estate investment trust or other real estate program sponsored by the Company or its affiliates (an “Affiliated Program ”), may so elect at any time by completing and executing an authorization form obtained from the Administrator or any other appropriate documentation as may be acceptable to the Administrator. Participants in the Plan generally are required to have the full amount of their cash distributions (other than “Excluded Distributions” as defined below) with respect to all Shares or shares of stock or units of limited partnership interest of an Affiliated Program (collectively “Securities”) owned by them reinvested pursuant to the Plan. However, the Administrator shall have the sole discretion, upon the request of a Participant, to accommodate a Participant’s request for less than all of the Participant’s Securities to be subject to participation in the Plan.

2. Distribution Reinvestment. The Administrator will receive all cash distributions (other than Excluded Distributions) paid by the Company or an Affiliated Participant with respect to Securities of Participants (collectively, the “Distributions”). Participation will commence with the next Distribution payable after receipt of the Participant’s election pursuant to Paragraph 1 hereof, provided it is received at least ten (10) days prior to the last day of the period to which such Distribution relates. Subject to the preceding sentence, regardless of the date of such election, a holder of Securities will become a Participant in the Plan effective on the first day of the period following such election, and the election will apply to all Distributions attributable to such period and to all periods thereafter. As used in this Plan, the term “Excluded Distributions” shall mean those cash or other distributions designated as Excluded Distributions by the Board of the Company or the board or general partner of an Affiliated Program, as applicable.

3. General Terms of Plan Investments.

(a) The Company intends to offer Shares pursuant to the Plan at the higher of 95% of the estimated value of one share as estimated by the Company’s board of directors or $9.50 per share, regardless of the price per Security paid by the Participant for the Securities in respect of which the Distributions are paid. A stockholder may not participate in the Plan through distribution channels that would be eligible to purchase shares in the public offering of shares pursuant to the Company’s prospectus outside of the Plan at prices below $9.50 per share.

(b) Selling commissions will not be paid for the Shares purchased pursuant to the Plan.

(c) Dealer Manager fees will not be paid for the Shares purchased pursuant to the Plan.

(d) For each Participant, the Administrator will maintain an account which shall reflect for each period in which Distributions are paid (a “Distribution Period”) the Distributions received by the Administrator on behalf of such Participant. A Participant’s account shall be reduced as purchases of Shares are made on behalf of such Participant.

(e) Distributions shall be invested in Shares by the Administrator promptly following the payment date with respect to such Distributions to the extent Shares are available for purchase under the Plan. If sufficient Shares are not available, any such funds that have not been invested in Shares within 30 days after receipt by the Administrator and, in any event, by the end of the fiscal quarter in which they are received, will be distributed to Participants. Any interest earned on such accounts will be paid to the Company and will become property of the Company.

(f) Participants may acquire fractional Shares, computed to four decimal places, so that 100% of the Distributions will be used to acquire Shares. The ownership of the Shares shall be reflected on the books of Company or its transfer agent.

(g) A Participant will not be able to acquire Shares under the Plan to the extent such purchase would cause it to exceed the Ownership Limit or other Share ownership restrictions imposed by the Company’s charter (as may be amended, amended and restated, supplemented or otherwise modified from time to time). For purposes of this Plan, “Ownership Limit” shall mean the prohibition on beneficial ownership of not more than 9.8% in value of the aggregate of the outstanding shares of our stock or not more than 9.8% (in value or in number of shares, whichever is more restrictive) of any class or series of outstanding shares of our stock.

4. Absence of Liability. The Company, the Dealer Manager and the Administrator shall not have any responsibility or liability as to the value of the Shares or any change in the value of the Shares acquired for the Participant’s account. The Company, the Dealer Manager and the Administrator shall not be liable for any act done in good faith, or for any good faith omission to act hereunder.

5. Suitability. Each Participant shall notify the Administrator if, at any time during his participation in the Plan, there is any material change in the Participant’s financial condition or inaccuracy of any representation under the subscription agreement for the Participant’s initial purchase of Shares. A material change shall include any anticipated or actual decrease in net worth or annual gross income or any other change in circumstances that would cause the Participant to fail to meet the suitability standards set forth in the Company’s prospectus for the Participant’s initial purchase of Shares.

6. Reports to Participants. Within ninety (90) days after the end of each calendar year, the Administrator will mail to each Participant a statement of account describing, as to such Participant, the Distributions received, the number of Shares purchased and the per Share purchase price for such Shares pursuant to the Plan during the prior year. Each statement also shall advise the Participant that, in accordance with Paragraph 5 hereof, the Participant is required to notify the Administrator if there is any material change in the Participant’s financial condition or if any representation made by the Participant under the subscription agreement for the Participant’s initial purchase of Shares becomes inaccurate. All material information regarding the distribution to the Participant and the effect of reinvesting such distribution, including the tax consequences thereof, shall be provided to each Participant at least annually.

7. Taxes. Taxable Participants may incur a tax liability for Distributions even though they have elected not to receive their Distributions in cash but rather to have their Distributions reinvested in Shares under the Plan.

8. Reinvestment in Subsequent Programs.

(a) After the termination of the Company’s initial public offering of Shares pursuant to the Company’s prospectus dated February 18, 2011 (the “Initial Offering”), the Company may determine, in its sole discretion, to cause the Administrator to provide to each Participant notice of the opportunity to have some or all of such Participant’s Distributions (at the discretion of the Administrator and, if applicable, the Participant) invested through the Plan in any publicly offered limited partnership, real estate investment trust or other real estate program sponsored by the Company or an Affiliated Program (a “Subsequent Program”). If the Company makes such an election, Participants may invest Distributions in equity securities issued by such Subsequent Program through the Plan only if the following conditions are satisfied:

(i) prior to the time of such reinvestment, the Participant has received the final prospectus and any supplements thereto offering interests in the Subsequent Program and such prospectus allows investment pursuant to a distribution reinvestment plan;

(ii) a registration statement covering the interests in the Subsequent Program has been declared effective under the Securities Act of 1933, as amended (the “Securities Act”);

(iii) this offering and sale of such interests are qualified for sale under the applicable state securities laws;

(iv) the Participant executes the subscription agreement included with the prospectus for the Subsequent Program;

(v) the Participant qualifies under applicable investor suitability standards as contained in the prospectus for the Subsequent Program; and

(vi) the Subsequent Program has accepted an aggregate amount of subscriptions in excess of its minimum offering amount.

(b) The Company may determine, in its sole discretion, to cause the Administrator to allow one or more participants of an Affiliated Program to become a “Participant.” If the Company makes such an election, such Participants may invest distributions received from the Affiliated Program in Shares through this Plan, if the following conditions are satisfied:

(i) prior to the time of such reinvestment, the Participant has received the final prospectus and any supplements thereto offering interests in the Subsequent Program and such prospectus allows investment pursuant to a distribution reinvestment plan;

(ii) a registration statement covering the interests in the Subsequent Program has been declared effective under the Securities Act;

(iii) this offering and sale of such interests are qualified for sale under the applicable state securities laws;

(iv) the Participant executes the subscription agreement included with the prospectus for the Subsequent Program; and

(v) the Participant qualifies under applicable investor suitability standards as contained in the prospectus for the Subsequent Program.

9. Termination.

(a) A Participant may terminate or modify his participation in the Plan at any time by written notice to the Administrator. To be effective for any Distribution, such notice must be received by the Administrator at least ten (10) days prior to the last day of the Distribution Period to which it relates.

(b) Prior to the listing of the Shares on a national securities exchange, a Participant’s transfer of Shares will terminate participation in the Plan with respect to such transferred Shares as of the first day of the Distribution Period in which such transfer is effective, unless the transferee of such Shares in connection with such transfer demonstrates to the Administrator that such transferee meets the requirements for participation hereunder and affirmatively elects participation by delivering an executed authorization form or other instrument required by the Administrator.

(c) Each Participant in the Plan shall have a reasonable opportunity to withdraw from the Plan at least annually after the receipt of all material information regarding the distribution to the Participant and the effect of reinvesting such distribution, including the tax consequences thereof, which shall be provided to each Participant at least annually.

10. State Regulatory Restrictions. The Administrator is authorized to deny participation in the Plan to residents of any state or foreign jurisdiction that imposes restrictions on participation in the Plan that conflict with the general terms and provisions of this Plan, including, without limitation, any general prohibition on the payment of broker-dealer commissions for purchases under the Plan.

11. Amendment to or Termination of the Plan.

(a) Except for Section 9(a) of this Plan which shall not be amended prior to a listing of the Shares on a national securities exchange, the terms and conditions of this Plan may be amended by the Company at any time, including but not limited to an amendment to the Plan to substitute a new Administrator to act as agent for the Participants, by mailing an appropriate notice at least ten (10) days prior to the effective date thereof to each Participant.

(b) The Administrator may terminate a Participant’s individual participation in the Plan and the Company may terminate the Plan itself, at any time by providing ten (10) days’ prior written notice to a Participant, or to all Participants, as the case may be.

(c) After termination of the Plan or termination of a Participant’s participation in the Plan, the Administrator will send to each Participant a check for the amount of any Distributions in the Participant’s account that have not been invested in Shares. Any future Distributions with respect to such former Participant’s Shares made after the effective date of the termination of the Participant’s participation will be sent directly to the former Participant.

12. Participation by Limited Partners of American Realty Capital Healthcare Trust Operating Partnership, L.P. For purposes of this Plan, “stockholders” shall be deemed to include limited partners of American Realty Capital Healthcare Trust Operating Partnership, L.P. (the “Partnership”), “Participants” shall be deemed to include limited partners of the Partnership that elect to participate in the Plan, and “Distribution,” when used with respect to a limited partner of the Partnership, shall mean cash distributions on limited partnership interests held by such limited partner.

13. Governing Law. This Plan and the Participants’ election to participate in the Plan shall be governed by the laws of the State of Maryland.

14. Notice. Any notice or other communication required or permitted to be given by any provision of this Plan shall be in writing and, if to the Administrator, addressed to DST Systems, Inc., 430 W 7th St., Kansas City, MO 64105-1407, or such other address as may be specified by the Administrator by written notice to all Participants. Notices to a Participant may be given by letter addressed to the Participant at the Participant’s last address of record with the Administrator. Each Participant shall notify the Administrator promptly in writing of any changes of address.

15. Certificates. The ownership of the Shares will be in book-entry form prior to the issuance of certificates. The Company will not issue share certificates except to stockholders who make a written request to the Administrator.

American Realty Capital Healthcare Trust, Inc.
SUBSCRIPTION AGREEMENT

AN INVESTMENT IN THE OFFERING DESCRIBED HEREIN CANNOT BE COMPLETED UNTIL AT LEAST FIVE (5) BUSINESS DAYS AFTER THE DATE THE INVESTOR RECEIVED THE FINAL PROSPECTUS FOR THE OFFERING. SUBSCRIPTIONS WILL BE EFFECTIVE ONLY UPON OUR ACCEPTANCE, AND WE RESERVE THE RIGHT TO REJECT ANY SUBSCRIPTION IN WHOLE OR IN PART. IF REJECTED, ALL FUNDS SHALL BE RETURNED TO SUBSCRIBERS WITHOUT INTEREST AND WITHOUT DEDUCTION FOR ANY EXPENSES WITHIN TEN BUSINESS DAYS FROM THE DATE THE SUBSCRIPTION IS REJECTED. INVESTORS WILL RECEIVE A CONFIRMATION OF THEIR PURCHASE.
IF YOU HAVE ANY QUESTIONS, PLEASE CALL YOUR REGISTERED REPRESENTATIVE OR REALTY CAPITAL SECURITIES, LLC *(MEMBER FINRA/SIPC)* AT 1-877-373-2522.

1

Please indicate the offering you wish to invest in and whether this purchase is an "initial investment" or an "additional investment."

☐ **Net of Commission Purchase ("NOCP"):** Check this box if you are eligible for a NOCP.

NOCPs are available to registered associates and other employees of soliciting broker/dealers, the above referenced REITs and their affiliates, participants in a wrap account or commission replacement account with approval for a discount by the broker/dealer, RIA, bank trust account, etc. Representative will not receive selling commission. Refer to prospectus for details.

Investment

☐ **American Realty Capital Healthcare Trust, Inc. ("ARC-HT")**
- State in which sale was made: ______

☐ Initial Investment
☐ Additional Investment:
Acct# ____________________

Investment Amount

$ ____________________
- *$2,500 minimum investment*
- *$100 increments for additional investments*

Payment Method: Please indicate the method of payment below.

☐ Check Enclosed
☐ Subscription amount wired
☐ Check/funding being sent by other third party

Payment Instructions: Please follow the instructions outlined below.

- **For custodial held accounts, such as IRAs and other qualified plans:** Checks should be made payable to the custodian and sent, with a completed copy of the Subscription Agreement, directly to the custodian who will forward them to the applicable address.
- **For all other investments:**
  - **For ARC-HT, make checks payable to:** American Realty Capital Healthcare Trust, Inc.

Note: Investment subject to suitability standards, see the corresponding Prospectus for details.

2 OWNERSHIP

IMPORTANT: Please choose **one** option, either within the "Non-Custodial Ownership" column, or within the "Custodial Ownership" column.

2a. Non-Custodial Ownership *(Non-Qualified)*

☐ **Individual –** *One signature required & initial.*

☐ **Joint Tenants with Right of Survivorship –** *All parties must sign & initial.*

☐ **Tenants in Common –** *All parties must sign & initial.*

☐ **Company or Corporation or Partnership –** *Authorized signature required. Include Corporate Resolution or Partnership Agreement, as applicable.*

☐ **Uniform Gift/Transfer to Minors Act (UGMA/UTMA)** *– Owner and custodian signature required.*
State of ______ Custodian for ____________________

☐ **Estate –** *Personal representative signature required.*
Name of Executor: ____________________
Include a copy of the court appointment.

☐ **Qualified Pension or Profit Sharing Plan* –** *Trustee or custodian signature required. Include plan documents.*
Name of Trustee: ____________________

☐ **Trust –** *Trustee(s) signature(s) and copy of trust document or trust certificate required.*

☐ **Transfer on Death[(1)] –** *Must complete separate Transfer on Death Registration Form.*

☐ **Other** (Specify) – ____________________
Include title and signature pages.

2b. Custodial Ownership *(Qualified)*

☐ **Traditional IRA* –** *One signature required.*

☐ **Roll-Over IRA* –** *One signature required.*

☐ **Roth IRA* –** *One signature required.*

☐ **KEOGH Plan* –** *One signature required.*

☐ **Simplified Employee Pension/Trust (S.E.P.)***

☐ **Qualified Pension or Profit Sharing Plan* –** *Owner and custodian signature required.*

☐ **Other** (Specify) – ____________________

**Investors who are plan participants under a registered IRA, Keogh, Qualified Pension Plan or Qualified Profit Sharing Plan program may be eligible to purchase such investment through such accounts. No representations are made, and the offeror disclaims any responsibility or liability to the plan custodian, plan administrators, plan participants, investors, or beneficiaries thereof as to the tax ramifications of such investment, the suitability or eligibility of such investment under the respective plan, or that such investment comports with ERISA, Internal Revenue Service or other governmental rules and regulations pertaining to such plan investments and rights thereunder. A separate private investment form or similar documentation from the Plan Custodian/ Administrator and plan participants/investors is required for investment through these types of accounts.*

(1) Investors who qualify may elect Transfer on Death (TOD) registration for such investment account. TOD registration is designed to give an owner/investor of securities the option of a nonprobate transfer at death of the assets held in the account by designating proposed beneficiary(ies) to receive the account assets upon the owner/investor's death. TOD registration is available only for owner(s)/investor(s) who is (i) a natural person or (ii) two natural persons holding the account as Tenants by the Entirety or (iii) two or more natural persons holding the account as Joint Tenants with Right of Survivorship or (iv) a married couple holding the account as community property with right of survivorship. The following forms of ownership are ineligible for TOD registration: Tenants in Common, community property without survivorship, non-natural account owners (i.e., entities such as corporations, trusts or partnerships), and investors who are not residents of a state that has adopted the Uniform Transfer on Death Security Registration Act.

C-1-1

3

IMPORTANT: Send all paperwork directly to the custodian.

Note: This section is only for accounts specified in Section 2b and not for Custodial Accounts for Minors.

Custodial Ownership *(Must be completed by Custodian/Trustee for accounts identified in Section 2b)*

Name of Trust or Business Entity *(Does not apply to IRA accounts)*

Name of Custodian or Trustee

Mailing Address

City, State, Zip

Business Phone

Custodian/Trust/Business Entity Tax ID#

Account #

Name of Custodian or Other Administrator

4

IMPORTANT: Investor Information is required.

Note: Please provide all necessary corporate documents, partnership agreement, or trust powers (specified in Section 2) to establish authority to act.

Investor Information

☐ Mr. ☐ Mrs. ☐ Ms. ☐ Other ______

Name of Account Owner

Date of Birth

Social Security Number or Taxpayer ID #

Legal Address (No P.O. Boxes)

City, State, Zip

Citizenship: *Please indicate Citizenship Status* ***(Required)***

☐ **U.S. Citizen** ☐ **Resident Alien** ☐ **Non-Resident Alien*** | ☐ **Employee, Affiliate or Board Member**

NOTE: Any and all U.S. Taxpayers are required to complete W-9 form in Section 6b

* If non-resident alien, investor must submit the appropriate W-8 form **(W-8BEN, W-8ECI, W-8EXP or W-8IMY)** in order to make an investment. **(Again, if a foreign national who is, in fact, a U.S taxpayer, complete W-9 form.)**

Employer: | ☐ RETIRED

☐ Mr. ☐ Mrs. ☐ Ms. ☐ Other ______

Name of Joint Account Owner or Minor

Entity Name

Date of Birth

Social Security Number or Taxpayer ID#

If Non-U.S. Citizen, specify Country of Citizenship

Mailing Address (if different than legal address)

City, State, Zip

Home Phone

Business Phone

Government ID: ***(Foreign Citizens only)*** *Identification documents must have a reference number and photo. Please attach a photocopy.*

Place of Birth: ______________________________
City State/Province Country

Immigration Status: ☐ Permanent resident ☐ Non-permanent resident ☐ Non-resident

Check which type of document you are providing:

☐ US Driver's License ☐ INS Permanent resident alien card ☐ Passport with U.S. Visa

☐ Employment Authorization Document ☐ Passport without U.S. Visa Bank Name (required):____________________

Account No. (required):____________________

☐ Foreign national identity documents Bank Name (required):____________________

Phone No. (required):____________________

Number for the document checked above and country of issuance: ____________________

CALIFORNIA INVESTORS: ALL CERTIFICATES REPRESENTING SHARES WHICH ARE SOLD IN THE STATE OF CALIFORNIA WILL BEAR THE FOLLOWING LEGEND CONDITIONS: IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS FOR THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES.
Any subscriber seeking to purchase shares pursuant to a discount offered by us must submit such request in writing and set forth the basis for the request. Any such request will be subject to our verification.

C-1-2

5

Complete this section to enroll in the Distribution Reinvestment Plan or to elect how you wish to receive your distributions.[1]

Note: Qualified accounts may not direct distributions without the custodian's approval. Please also note that all custodial account distributions not reinvested pursuant to the distribution reinvestment plan will be directed to the custodian.

Distributions

AMERICAN REALTY CAPITAL HEALTHCARE TRUST, INC.

▸ *I hereby subscribe for Shares of American Realty Capital Healthcare Trust, Inc. and elect the distribution option indicated.*

☐ **Reinvest/Distribution Reinvestment Plan**[2,3] *Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution.*

☐ **Mail Check** to the address of record

☐ **Send to Custodial Account** listed in Section 3

☐ **Cash/Direct Deposit**[4] *Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only)*

☐ **Automatic Purchase Plan:** Check this box if you wish to participate in the Automatic Purchase Plan ("APP"). A separate form is required to be completed to participate in APP.*

* *Tennessee investors cannot participate in the Automatic Purchase Plan.*

1 *Distributions may be funded from borrowings, offering proceeds, or proceeds from the sale of assets, which may constitute a return of capital and significantly reduce the amount of capital available for investment by American Realty Capital Healthcare Trust, Inc. Any capital returned to investors through distributions will be returned after certain fees and expenses are paid to the sponsor of this offering or its affiliates.*

2 *Alabama investors cannot participate in the Distribution Reinvestment Plan feature that reinvests distributions into subsequent affiliated programs. Ohio investors cannot participate in the distribution reinvestment plan.*

3 *Each investor who elects to have distributions reinvested agrees to notify the applicable program and the broker-dealer in writing if at any time during his or her participation in the distribution reinvestment plan, there is any material change in the stockholder's financial condition or inaccuracy of any representation under the subscription agreement for such stockholder's initial purchase of our shares.*

4 *I authorize American Realty Capital Healthcare Trust, Inc. or its agent, DST Systems, Inc. (collectively referred to as "Issuer") to deposit my distribution/dividend to my checking or savings account. This authority will remain in force until I notify the Issuer in writing to cancel it. If the Issuer deposits funds erroneously into my account, they are authorized to debit my account for an amount not to exceed the amount of the erroneous deposit. The above services cannot be established without a pre-printed voided check. For electronic funds transfers, signatures of bank account owners are required exactly as they appear on the bank records. If the registration at the bank differs from that on this Subscription Agreement, all parties must sign below. Investors' ability to sell shares pursuant to the Share Repurchase Program is subject to numerous restrictions. The Share Repurchase Program may be suspended or terminated at ay time and individual requests for redemption may not be honored. Investors may not be able to sell their shares.*

5a

Please complete this section if you should wish to direct distributions (non-custodial accounts) to the registered owner's checking or savings account or to a party other than the registered owner.

Name of Third Party Financial Institution ______

Mailing Address ______

City, State, Zip ______

Account # ______

Bank's ABA/Routing # ______

☐ **Checking Account** *(must enclose voided check)* ☐ **Savings Account** *(subject to bank verification)*

ELECTRONIC DELIVERY ELECTION

Electronic Delivery of stockholder communication is available and if you would prefer to receive such communications and statements electronically, please affirmatively elect to do so by checking the offering for which you elect to receive the electronic delivery of stockholder communications and statement notifications, and signing below where indicated:

☐ **American Realty Capital Healthcare Trust, Inc.**

We encourage you to reduce printing and mailing costs and to conserve natural resources by electing to receive electronic delivery of stockholder communications and statement notifications. By consenting below to electronically receive stockholder communications, including your account-specific information, you authorize said offering(s) to either (i) e-mail stockholder communications to you directly or (ii) make them available on each offering's respective Web site and notify you by e-mail when such documents are available and how to access the documents.

You will not receive paper copies of these electronic materials unless specifically requested, the delivery of electronic materials is prohibited or we, in our sole discretion, elect to send paper copies of the materials.

Sign below if you consent to the electronic delivery of documents including annual reports, proxy materials, and any other documents that may be required to be delivered under federal or state securities laws as well as account-specific information such as quarterly account statements or tax information. Your consent will be effective until you revoke it. In addition, by consenting to electronic access, you will be responsible for your customary Internet Service Provider charges in connection with access to these materials. E-mail address in the section below is required. Please carefully read the following representations before consenting to receive documents electronically. By signing this box and consenting to receive documents electronically, you represent the following: **(a)** I acknowledge that access to both Internet e-mail and the World Wide Web is required in order to access documents electronically. I may receive by e-mail notification the availability of a document in electronic format. The notification e-mail will contain a web address (or hyperlink) where the document can be found. By entering this address into my web browser, I can view, download and print the document from my computer. I acknowledge that there may be costs associated with the electronic access, such as usage charges from my Internet provider and telephone provider, and that these costs are my responsibility. **(b)** I acknowledge that documents distributed electronically may be provided in Adobe's Portable Document Format (PDF). The Adobe Reader® software is required to view documents in PDF format. The Reader software is available free of charge from Adobe's web site at www.adobe.com . The Reader software must be correctly installed on my system before I will be able to view documents in PDF format. Electronic delivery also involves risks related to system or network outage that could impair my timely receipt of or access to stockholder communications. **(c)** I acknowledge that I may receive at no cost from American Realty Capital Healthcare Trust, Inc. a paper copy of any documents delivered electronically by calling Realty Capital Securities, LLC at 877-373-2522 from 9:00 am to 5:00 pm EST Monday-Friday. **(d)** I acknowledge that if the e-mail notification is returned to American Realty Capital Healthcare Trust, Inc. as "undeliverable", a letter will be mailed to me with instructions on how to update my e-mail address to begin receiving communication via electronic delivery. I further understand that if American Realty Capital Healthcare Trust, Inc. is unable to obtain a valid e-mail address for me, American Realty Capital Healthcare Trust, Inc. will resume sending a paper copy of its filings by U.S. mail to my address of record. **(e)** I acknowledge that my consent may be updated or cancelled, including any updates in e-mail address to which documents are delivered, at any time by calling Realty Capital Securities, LLC at 877-373-2522 from 9:00 am to 5:00 pm EST Monday-Friday.

Owner Signature ______ Date (mm/dd/yyyy) ______

Co-Owner Signature (if applicable) ______ Date (mm/dd/yyyy) ______

Joint Accounts: If your Social Security number is the primary number on a joint account and you opt-in to electronic delivery, each consenting stockholder must have access to the e-mail account provided.

My e-mail address is ______

Your e-mail address will be held in confidence and used only for matters relating to your investments.

C-1-3

6

IMPORTANT: Please carefully read and separately initial each of the representations. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf.

Subscriber Acknowledgements & Signatures The undersigned (or in the case of fiduciary accounts, the person authorized to sign on each subscriber's behalf) further acknowledges and/or represents the following: **(you must initial ALL appropriate representations below)**	**Owner**	**Co-Owner**
Represents that I (we) either: (i) have a net worth (excluding home, home furnishings and automobiles) of at least $70,000 and estimate that (without regard to investment in the applicable offering) I (we) have gross income due in the current year of at least $70,000; or (ii) have a net worth (excluding home, home furnishings and automobiles) of at least $250,000 or such higher suitability as may be required by certain states and set forth in the "Investor Suitability Standards" section of the applicable Prospectus; in the case of sales to fiduciary accounts, suitability standards must be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the Shares.		
I/We acknowledge receipt of the final Prospectus of American Realty Capital Healthcare Trust, Inc., not less than five (5) business days prior to the signing of this Subscription Agreement.		
I/We am/are purchasing shares for my/our own account.		
I/We acknowledge that shares are not liquid.		
If an affiliate of American Realty Capital Healthcare Trust, Inc., I/We represent that the shares are being purchased for investment purposes only and not for immediate resale.		
Kansas residents only: In addition to the suitability requirements described above, it is recommended that investors should invest no more than 10% of their liquid net worth in our shares and securities of other real estate investment trusts. "Liquid net worth" is defined as that portion of net worth *(total assets minus total liabilities)* that is comprised of cash, cash equivalents and readily marketable securities.		
Alabama residents only: In addition to the suitability standards above, shares will only be sold to Alabama residents that represent that they have a liquid net worth of at least 10 times the amount of their investment in this real estate investment program and other similar programs.		
Nebraska residents only: Investors must have either (a) a net worth of $350,000 (exclusive of home, auto and home furnishings) or (b) a net worth of $100,000 (exclusive of home, auto and home furnishings) and an annual income of $70,000. The investor's maximum investment in the issuer should not exceed 10% of the investor's net worth (exclusive of home, auto and home furnishings).		
Kentucky residents only: Investors must have either (a) a net worth of $250,000 or (b) a gross annual income of at least $70,000 and a net worth of at least $70,000, with the amount invested in this offering not to exceed 10% of the Kentucky investor's liquid net worth.		
Massachusetts, Michigan, Ohio, Iowa, Oregon, Pennsylvania and Washington residents only: Investors must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. The investor's maximum investment in the issuer and its affiliates cannot exceed 10% of the Massachusetts, Michigan, Iowa, Oregon, Pennsylvania or Washington resident's net worth. An Ohio investor's aggregate investment in our shares, shares of our affiliates, and in other non-traded real estate investment programs may not exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles *minus* total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities.		
Tennessee residents only: In addition to the general suitability requirements described above, the investor's maximum investment in our shares and our affiliates shall not exceed 10% of the Tennessee investor's net worth.		
Missouri residents only: In addition to the suitability requirements described above, no more than ten percent (10%) of any one (1) Missouri investor's liquid net worth shall be invested in the securities registered by us for this offering with the Securities Division.		
California residents only: Investors must have either (a) a net worth of $250,000 or (b) a gross annual income of at least $70,000 and a net worth of at least $120,000, with the investor's maximum investment in our shares not to exceed 10% of the investor's net worth (exclusive of home, home furnishings and automobile).		
North Dakota residents only: Shares will only be sold to residents of North Dakota representing that they have a liquid net worth of at least ten times their investment in the Issuer and its affiliates and meet one of the established suitability standards.		
Maine residents only: The Maine Office of Securities recommends that an investor's aggregate investment in this offering and similar direct participation investments not exceed 10% of the investor's liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.		

WE INTEND TO ASSERT THE FOREGOING REPRESENTATION AS A DEFENSE IN ANY SUBSEQUENT LITIGATION WHERE SUCH ASSERTION WOULD BE RELEVANT. AS USED ABOVE, THE SINGULAR INCLUDES THE PLURAL IN ALL RESPECTS IF SHARES ARE BEING ACQUIRED BY MORE THAN ONE PERSON. THIS SUBSCRIPTION AGREEMENT AND ALL RIGHTS THEREUNDER SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICT OF LAWS. BY EXECUTING THIS SUBSCRIPTION AGREEMENT, THE SUBSCRIBER HEREBY DECLARES THE INFORMATION SUPPLIED ABOVE IS TRUE AND CORRECT AND MAY BE RELIED UPON BY EACH ISSUER IN CONNECTION WITH THE SUBSCRIBER'S INVESTMENT IN SUCH ISSUER. THE SUBSCRIBER DOES NOT WAIVE ANY RIGHTS IT MAY HAVE UNDER THE SECURITIES ACT OF 1933, THE SECURITIES EXCHANGE ACT OF 1934 OR ANY STATE SECURITIES

C-1-4

LAW BY EXECUTING THIS SUBSCRIPTION AGREEMENT. A SALE OF SHARES MAY NOT BE COMPLETED UNTIL THE SUBSCRIBER HAS BEEN IN RECEIPT OF THE FINAL PROSPECTUS FOR THIS OFFERING (AT LEAST FIVE BUSINESS DAYS). THE SUBSCRIBER WILL NOT BE ADMITTED AS A SHAREHOLDER OF THE APPLICABLE ISSUER UNTIL THIS SUBSCRIPTION AGREEMENT HAS BEEN ACCEPTED BY SUCH ISSUER. SUCH ISSUER MAY REJECT ANY SUBSCRIPTION, IN WHOLE OR IN PART, IN ITS SOLE DISCRETION, SO LONG AS SUCH PARTIAL ACCEPTANCE OR REJECTION DOES NOT RESULT IN AN INVESTMENT OF LESS THAN THE MINIMUM AMOUNT SPECIFIED IN THE PROSPECTUS. SUBSCRIPTIONS WILL BE ACCEPTED OR REJECTED WITHIN 30 DAYS OF THEIR RECEIPT. EACH ISSUER WILL ACCEPT GROUPS OF SUBSCRIPTIONS ON AN ORDERLY BASIS NO LESS FREQUENTLY THAN MONTHLY, SUBJECT TO THE TERMS OF THE CURRENT PROSPECTUS. IF AN ISSUER REJECTS THE SUBSCRIBER'S SUBSCRIPTION, THE PURCHASE PRICE WILL BE RETURNED TO THE SUBSCRIBER WITHIN 10 BUSINESS DAYS AFTER THE REJECTION OF THE SUBSCRIPTION. IF THE SUBSCRIBER'S SUBSCRIPTION IS ACCEPTED, THE SUBSCRIBER WILL BE SENT A CONFIRMATION OF ITS PURCHASE AFTER THE SUBSCRIBER HAS BEEN ADMITTED AS A SHAREHOLDER.

Subscriber Signature(s)

6a

IMPORTANT: The investor must go to Section 6b and complete the Substitute W-9 form in its entirety in order for the Subscription Agreement to be considered valid for review.*

* *Your ability to sell shares pursuant to the Share Repurchase Program is severely restricted. The Share Repurchase Program may be suspended or terminated at any time, and redemption requests may be rejected for any reason. You may not be able to sell your shares.*

SIGNATURE OF OWNER AND CO-OWNER ***(ALL INVESTORS MUST SIGN)***

If the investor signing below is acquiring the shares through an IRA or will otherwise beneficially hold the shares through a Custodian or Trustee, the investor authorizes the Investment Program(s) indicated in Section 1 to receive (on behalf of the investor) authorization for the investor to act as proxy for the Custodian or Trustee. This authorization coupled with the Custodian or Trustee authorization below is intended to permit the investor to vote his or her shares even though the investor is not the record holder of the shares.

Owner Signature ______________________ Date (mm/dd/yyyy) __________

Co-Owner Signature (if applicable) ______________________ Date (mm/dd/yyyy) __________

FOR AUTHORIZED REPRESENTATIVE OF CUSTODIAN USE ONLY

Signature of Custodian(s) or Trustee(s): By signing this Subscription Agreement, the Custodian authorizes the investor to vote the number of shares of the Investment Program(s) indicated in Section 1 that are beneficially owned by the investor as reflected on the records of each said offering as of the applicable record date at any meeting of the shareholders of each said offering. This authorization shall remain in place until revoked in writing by the Custodian. The Investment Program(s) indicated in Section 1 are hereby authorized to notify the investor of his or her right to vote consistent with this authorization.

Authorized Signature (Custodian or Trustee) ______________________ Date (mm/dd/yyyy) __________

6b

Substitute Form W-9
ALL U.S. Taxpayer Must Sign

SUBSTITUTE FORM W-9 (Form W-9 (Rev. 10-2007)

Certification

To prevent backup withholding on any payment made to a stockholder with respect to subscription proceeds held in escrow, the stockholder is generally required to provide current TIN (or the TIN of any other payee) and certain other information by completing the form below, certifying that the TIN provided on Substitute Form W-9 is correct (or that such investor is awaiting a TIN), that the investor is a U.S. person, and that the investor is not subject to backup withholding because (i) the investor is exempt from backup withholding, (ii) the investor has not been notified by the IRS that the investor is subject to backup withholding as a result of failure to report all interests or dividends or (iii) the IRS has notified the investor that the investor is no longer subject to backup withholding. If a TIN is not provided by the time any payment is made in connection with the proceeds held in escrow, 28% of all such payments will be withheld until a TIN is provided and if a TIN is not provided within 60 days, such withheld amounts will be paid over to the IRS.

Exempt TIN. Check here if investor is an exempt payee. ☐

Under penalties of perjury, I certify that:

1. The number shown on this form is my correct taxpayer identification number, and
2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and
3. I am a U.S. citizen or other U.S. person (including a U.S. resident alien).

Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

Signature of Investor	Print Name	Date
Signature of Joint Owner, if applicable	Print Name	Date

C-1-5

C-1-6

C-1-7

7

☐ **RIA Submission:** Check this box to indicate whether submission is made through a Registered Investment Advisor (RIA) in its capacity as the RIA and not in its capacity as a Registered Representative, if applicable, whose agreement with the subscriber includes a fixed or "wrap" fee feature for advisory and related brokerage services. If an owner or principal or any member of the RIA firm is a FINRA licensed Registered Representative affiliated with a broker-dealer, the transaction should be completed through that broker-dealer, not through the RIA.

☐ **Special Alabama Undertaking Regarding APP:** The Firm must check this box if the Automatic Purchase Plan ("APP") box in Section 5 is checked and either the sale was made in Alabama or Alabama is the state designated as the investor's address. By checking the box at the beginning of this paragraph, the Firm covenants and agrees that: (1) the Firm will obtain updated suitability information from such investor on a quarterly basis; (2) this updated information will be provided in writing and signed by the investor; (3) if written suitability information is more than 90 days old, then the investor may not participate in the Automatic Purchase Plan until the information is updated; and (4) the updated information shall consist of the information that an investor is required to provide under Section 6 of this Subscription Agreement.

Financial Advisor, Registered Investment Advisor & Registered Representative

The Financial Advisor, Registered Investment Advisor or the Authorized Representative (the "Advisor") must sign below to complete order. The undersigned broker-dealer or Advisor warrants that it is a duly licensed broker-dealer (or non-commission based financial advisor) and may lawfully offer the Shares in the state designated as the investor's address or the state in which the sale is to be made, if different. The broker-dealer or Advisor warrants that he or she has (a) reasonable grounds to believe this investment is suitable for the investor as defined by Rule 2310 of the FINRA Conduct Rules, (b) informed the investor of all aspects of liquidity and marketability of this investment as required by Rule 2810 of the FINRA Conduct Rules, (c) delivered the Prospectus to the investor the requisite number of days prior to the date that the investor will deliver this Subscription Agreement to the issuer as specified under the laws of the investor's state of residence, (d) verified the identity of the investor through appropriate methods and will retain proof of such verification process as required by applicable law, and (e) verified that the investor and the registered owner do not appear on the Office of Foreign Assets Control list of foreign nations, organizations and individuals subject to economic and trade sanctions.

Broker/Dealer or RIA Firm Address or P.O. Box

Mailing Address

City, State, Zip

Business Phone # (Required)

Fax Phone #

E-mail Address

Registered Representative(s) or Advisor(s) [I.A.] Name(s) (Required)

Representative #

Registered Representative or Advisor [I.A.] Address or P.O. Box

City, State, Zip

Business Phone # (Required)

Fax Phone #

E-mail Address

If a Registered Associate of a FINRA member firm, I hereby certify that I hold a Series 7 or Series 62 FINRA license and I am registered in the following state in which this sale was completed. If a Registered Investment Advisor, I certify that I am properly licensed and I am registered in the following state in which this sale was completed.

State (Required)

Signature(s) of Registered Representative(s) or Advisor(s) (Required)

Date

Signature of Broker/Dealer or RIA (If Required by Broker/Dealer)

Date

8

For Non-Custodial Accounts: Please mail a completed original Subscription Agreement along with a check and the appropriate documents outlined in Sections 1 and 2 of this agreement, to the appropriate address as outlined to the right.

For Custodial Accounts: Please mail a completed original Subscription Agreement directly to the custodian, along with your check and the appropriate documents outlined in Sections 1 and 2 of this agreement.

For Regular Mail

For Overnight Deliveries

FOR COMPANY USE ONLY:

Amount

Date

Check/Wire#

Account #

Registered Representative #

Firm #

Custodian ID#

Transfer Agent Reviewer

C-1-8

ARCT III	ARC DailyNAV	ARC-HT	NYRR	ARC Retail	BDCA	PE-ARC	UDFIV

Multi-Offerings SUBSCRIPTION AGREEMENT

AN INVESTMENT IN THE OFFERINGS DESCRIBED HEREIN CANNOT BE COMPLETED UNTIL AT LEAST FIVE (5) BUSINESS DAYS AFTER THE DATE THE INVESTOR RECEIVED THE FINAL PROSPECTUS FOR EACH OFFERING. SUBSCRIPTIONS WILL BE EFFECTIVE ONLY UPON OUR ACCEPTANCE, AND WE RESERVE THE RIGHT TO REJECT ANY SUBSCRIPTION IN WHOLE OR IN PART. IF REJECTED, ALL FUNDS SHALL BE RETURNED TO SUBSCRIBERS WITHOUT INTEREST AND WITHOUT DEDUCTION FOR ANY EXPENSES WITHIN TEN BUSINESS DAYS FROM THE DATE THE SUBSCRIPTION IS REJECTED. INVESTORS WILL RECEIVE A CONFIRMATION OF THEIR PURCHASE. INVESTORS IN ALABAMA OR TENNESSEE MAY NOT USE THIS MULTI-OFFERINGS SUBSCRIPTION AGREEMENT TO SUBSCRIBE FOR SHARES OF ANY OFFERING DESCRIBED HEREIN BUT INSTEAD SHOULD REFER TO THE SUBSCRIPTION AGREEMENT FOR EACH OFFERING. IF YOU HAVE ANY QUESTIONS, PLEASE CALL YOUR REGISTERED REPRESENTATIVE OR REALTY CAPITAL SECURITIES, LLC *(MEMBER FINRA/SIPC)* AT 1-877-373-2522.

SUBSCRIPTION AGREEMENT

8

C-2-1

1

Please indicate which offering you wish to invest in and whether this purchase is an "initial investment" or an "additional investment."

☐ **Net of Commission Purchase ("NOCP"):** Check this box if you are eligible for a NOCP.

NOCPs are available to registered associates and other employees of soliciting broker/dealers, the above referenced REITs and their affiliates, participants in a wrap account or commission replacement account with approval for a discount by the broker/dealer, RIA, bank trust account, etc. Representative will not receive selling commission. Refer to prospectus for details.

Note: Investment subject to suitability standards, see the corresponding Prospectus for details.

† **Texas investors cannot subscribe to the ARC Daily NAV offering because this offering has not been cleared in Texas.**

Investment		Investment Amount
☐ **American Realty Capital Trust III, Inc. ("ARCT III")** ▸ State in which sale was made: ______	☐ Initial Investment ☐ Additional Investment: Acct# ______________	$ ______________ ▸ *$2,500 minimum investment* ▸ *$100 increments for additional investments*
☐ **American Realty Capital Daily Net Asset Value Trust, Inc. ("ARC Daily NAV")†** ▸ State in which sale was made: ______	☐ Initial Investment: ☐ *Retail* * (or) ☐ *Institutional* ** ☐ Additional Investment: ☐ *Retail* * (or) ☐ *Institutional* ** Acct# ______________	$ ______________ ▸ *$2,500 minimum investment* ▸ *$100 increments for additional investments*
☐ **American Realty Capital Healthcare Trust, Inc. ("ARC-HT")** ▸ State in which sale was made: ______	☐ Initial Investment ☐ Additional Investment: Acct# ______________	$ ______________ ▸ *$2,500 minimum investment* ▸ *$100 increments for additional investments*
☐ **American Realty Capital New York Recovery REIT, Inc. ("NYRR")** ▸ State in which sale was made: ______	☐ Initial Investment ☐ Additional Investment: Acct# ______________	$ ______________ ▸ *$2,500 minimum investment* ▸ *$100 increments for additional investments*
☐ **American Realty Capital – Retail Centers of America, Inc. ("ARC Retail")** ▸ State in which sale was made: ______	☐ Initial Investment ☐ Additional Investment: Acct# ______________	$ ______________ ▸ *$2,500 minimum investment* ▸ *$100 increments for additional investments*
☐ **Business Development Corporation of America ("BDCA")** ▸ State in which sale was made: ______	☐ Initial Investment ☐ Additional Investment: Acct# ______________	$ ______________ ▸ *$1,000 minimum investment*
☐ **Phillips Edison – ARC Shopping Center REIT, Inc. ("PE-ARC")** ▸ State in which sale was made: ______	☐ Initial Investment ☐ Additional Investment: Acct# ______________	$ ______________ ▸ *$2,500 minimum investment*
☐ **United Development Funding IV ("UDFIV")‡** ▸ State in which sale was made: ______ ‡ *Stated share price of $20 per share*	☐ Initial Investment ☐ Additional Investment: Acct# ______________	$ ______________ ▸ *$2,500 minimum investment* ▸ *$1,000 minimum investment if purchased through IRA or other qualified account* ▸ *$1,000 minimum for additional investments*

* *Retail shares are sold to the public through broker dealers and are subject to applicable selling commissions and dealer manager fees (see prospectus for details).*

** *Institutional shares are sold through RIAs and broker dealers that are managing wrap or fee-based accounts and are subject to an annual platform fee equal to 70 basis points of net asset value (see prospectus for details).*

Payment Method: Please indicate the method of payment: ☐ Check Enclosed ☐ Subscription amount wired ☐ Check/funding being sent by other third party

Payment Instructions: Please follow the instructions outlined below.

- **For custodial held accounts, such as IRAs and other qualified plans:** Checks should be made payable to the custodian and sent, with a completed copy of the Subscription Agreement, directly to the custodian who will forward them to the applicable address.
- **For all other investments:**
  - **For ARCT III, ARC Daily NAV** *(except ARC Daily NAV investors in PA)*, **ARC-HT, ARC Retail** *(except ARC Retail investors in PA)*, **NYRR, BDCA, PE-ARC** *(except PE-ARC investors in PA)* **and UDFIV, make checks payable to the respective offering:** American Realty Capital Trust III, Inc. (or) American Realty Capital Daily Net Asset Value Trust, Inc. (or) American Realty Capital Healthcare Trust, Inc. (or) American Realty Capital New York Recovery REIT, Inc. (or) American Realty Capital – Retail Centers of America, Inc. (or) Business Development Corporation of America (or) Phillips Edison – ARC Shopping Center REIT, Inc. (or) United Development Funding IV.
  - **For ARC Retail investors in PA, make checks payable to:** UMB Bank, NA, Escrow Agent for American Realty Capital – Retail Centers of America, Inc.
  - **For PE-ARC investors in PA, make checks payable to:** Wells Fargo Bank, NA, Escrow Agent for Phillips Edison – ARC Shopping Center REIT, Inc.
  - **For ARC Daily NAV investors in PA, make checks payable to:** UMB Bank, NA, Escrow Agent for American Realty Capital Daily Net Asset Value Trust, Inc.

2 OWNERSHIP

IMPORTANT: Please choose **one** option, either within the "Non-Custodial Ownership" column, or within the "Custodial Ownership" column.

(1) Investors who qualify may elect Transfer on Death (TOD) registration for such investment account. TOD registration is designed to give an owner/investor of securities the option of a nonprobate transfer at death of the assets held in the account by designating proposed beneficiary(ies) to receive the account assets upon the owner/investor's death. TOD registration is available only for owner(s)/investor(s) who is (i) a natural person or (ii) two natural persons holding the account as Tenants by the Entirety or (iii) two or more natural persons holding the account as Joint Tenants with Right of Survivorship or (iv) a married couple holding the account as community property with right of survivorship. The following forms of ownership are ineligible for TOD registration: Tenants in Common, community property without survivorship, non-natural account owners (i.e., entities such as corporations, trusts or partnerships), and investors who are not residents of a state that has adopted the Uniform Transfer on Death Security Registration Act.

2a. Non-Custodial Ownership *(Non-Qualified)*

- ☐ **Individual** – *One signature required & initial.*
- ☐ **Joint Tenants with Right of Survivorship** – *All parties must sign & initial.*
- ☐ **Tenants in Common** – *All parties must sign & initial.*
- ☐ **Company or Corporation or Partnership** – *Authorized signature required. Include Corporate Resolution or Partnership Agreement, as applicable.*
- ☐ **Uniform Gift/Transfer to Minors Act (UGMA/UTMA)** – *Owner and custodian signature required.*
  State of ______ Custodian for ______________
- ☐ **Estate** – *Personal representative signature required.*
  Name of Executor: ______________
  Include a copy of the court appointment.
- ☐ **Qualified Pension or Profit Sharing Plan*** – *Trustee or custodian signature required. Include plan documents.*
  Name of Trustee: ______________
- ☐ **Trust** – *Trustee(s) signature(s) and copy of trust document or trust certificate required.*
- ☐ **Transfer on Death**(1) – *Must complete separate Transfer on Death Registration Form.*
- ☐ **Other** (Specify) – ______________
  Include title and signature pages.

2b. Custodial Ownership *(Qualified)*

- ☐ **Traditional IRA*** – *One signature required.*
- ☐ **Roll-Over IRA*** – *One signature required.*
- ☐ **Roth IRA*** – *One signature required.*
- ☐ **KEOGH Plan*** – *One signature required.*
- ☐ **Simplified Employee Pension/Trust (S.E.P.)***
- ☐ **Qualified Pension or Profit Sharing Plan*** – *Owner and custodian signature required.*
- ☐ **401(k)** *(Only available for ARC Daily NAV)*
- ☐ **Other** (Specify) – ______________

* Investors who are plan participants under a registered IRA, Keogh, Qualified Pension Plan or Qualified Profit Sharing Plan program may be eligible to purchase such investment through such accounts. No representations are made, and the offeror disclaims any responsibility or liability to the plan custodian, plan administrators, plan participants, investors, or beneficiaries thereof as to the tax ramifications of such investment, the suitability or eligibility of such investment under the respective plan, or that such investment comports with ERISA, Internal Revenue Service or other governmental rules and regulations pertaining to such plan investments and rights thereunder. A separate private investment form or similar documentation from the Plan Custodian/Administrator and plan participants/investors is required for investment through these types of accounts.

C-2-2

3

IMPORTANT: Send all paperwork directly to the custodian.

Note: This section is only for accounts specified in Section 2b and not for Custodial Accounts for Minors.

Custodial Ownership *(Must be completed by Custodian/Trustee for accounts identified in Section 2b)*

Name of Trust or Business Entity *(Does not apply to IRA accounts)*

Name of Custodian or Trustee

Mailing Address

City, State, Zip

Business Phone

Custodian/Trust/Business Entity Tax ID#

Account #

Name of Custodian or Other Administrator

4

IMPORTANT: Investor Information is required.

Note: Please provide all necessary corporate documents, partnership agreement, or trust powers (specified in Section 2) to establish authority to act.

Investor Information

☐ Mr. ☐ Mrs. ☐ Ms. ☐ Other ______

Name of Account Owner

Date of Birth

Social Security Number or Taxpayer ID #

Legal Address (No P.O. Boxes)

City, State, Zip

Citizenship: *Please indicate Citizenship Status* ***(Required)***

☐ **U.S. Citizen** ☐ **Resident Alien** ☐ **Non-Resident Alien*** | ☐ **Employee, Affiliate or Board Member**

NOTE: Any and all U.S. Taxpayers are required to complete W-9 form in Section 6b

* If non-resident alien, investor must submit the appropriate W-8 form **(W-8BEN, W-8ECI, W-8EXP or W-8IMY)** in order to make an investment. **(Again, if a foreign national who is, in fact, a U.S taxpayer, complete W-9 form.)**

Employer: ☐ RETIRED

☐ Mr. ☐ Mrs. ☐ Ms. ☐ Other ______

Name of Joint Account Owner or Minor

Entity Name

Date of Birth

Social Security Number or Taxpayer ID#

If Non-U.S. Citizen, specify Country of Citizenship

Mailing Address (if different than legal address)

City, State, Zip

Home Phone

Business Phone

Government ID: ***(Foreign Citizens only)*** *Identification documents must have a reference number and photo. Please attach a photocopy.*

Place of Birth: ______________________________
City State/Province Country

Immigration Status: ☐ Permanent resident ☐ Non-permanent resident ☐ Non-resident

Check which type of document you are providing:

☐ US Driver's License ☐ INS Permanent resident alien card ☐ Passport with U.S. Visa

☐ Employment Authorization Document ☐ Passport without U.S. Visa Bank Name (required):______________

Account No. (required):______________

☐ Foreign national identity documents Bank Name (required):______________

Phone No. (required):______________

Number for the document checked above and country of issuance: ______________

CALIFORNIA INVESTORS: ALL CERTIFICATES REPRESENTING SHARES WHICH ARE SOLD IN THE STATE OF CALIFORNIA WILL BEAR THE FOLLOWING LEGEND CONDITIONS: IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS FOR THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES.

Any subscriber seeking to purchase shares pursuant to a discount offered by us must submit such request in writing and set forth the basis for the request. Any such request will be subject to our verification.

C-2-3

5

Complete this section to enroll in the Distribution Reinvestment Plan or to elect how you wish to receive your distributions.[1]

Note: Qualified accounts may not direct distributions without the custodian's approval. Please also note that all custodial account distributions not reinvested pursuant to the distribution reinvestment plan will be directed to the custodian.

Footnotes:

1 *Distributions may be funded from borrowings, offering proceeds, or proceeds from the sale of assets, which may constitute a return of capital and significantly reduce the amount of capital available for investment by each program. Any capital returned to investors through distributions will be returned after certain fees and expenses are paid to the sponsor of this offering or its affiliates.*

2 *Ohio investors in ARCT III and ARC Daily NAV cannot participate in the distribution reinvestment plan. Other Ohio investors (except Ohio investors in NYRR) cannot participate in the Distribution Reinvestment Plan feature that reinvests distributions into subsequent affiliated programs.*

3 *Each investor who elects to have distributions reinvested agrees to notify the applicable program and the broker-dealer in writing if at any time during his or her participation in the distribution reinvestment plan, there is any material change in the stockholder's financial condition or inaccuracy of any representation under the subscription agreement for such stockholder's initial purchase of our shares.*

4 *I authorize American Realty Capital Trust III, Inc., American Realty Capital Daily Net Asset Value Trust, Inc., American Realty Capital Healthcare Trust, Inc., American Realty Capital New York Recovery REIT, Inc., American Realty Capital – Retail Centers of America, Inc., Business Development Corporation of America, Phillips Edison – ARC Shopping Center REIT Inc., United Development Funding IV or its agent, DST Systems, Inc. (collectively referred to as "Issuer") to deposit my distribution/dividend to my checking or savings account. This authority will remain in force until I notify the Issuer in writing to cancel it. If the Issuer deposits funds erroneously into my account, they are authorized to debit my account for an amount not to exceed the amount of the erroneous deposit. The above services cannot be established without a pre-printed voided check. For electronic funds transfers, signatures of bank account owners are required exactly as they appear on the bank records. If the registration at the bank differs from that on this Subscription Agreement, all parties must sign below. Investors' ability to sell shares pursuant to the Share Repurchase Program is subject to numerous restrictions. The Share Repurchase Program may be suspended or terminated at ay time and individual requests for redemption may not be honored. Investors may not be able to sell their shares.*

Distributions

AMERICAN REALTY CAPITAL TRUST III, INC.

▸ *I hereby subscribe for Shares of American Realty Capital Trust III, Inc. and elect the distribution option indicated.*

- ☐ **Reinvest/Distribution Reinvestment Plan**[2,3] *Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution.*
- ☐ **Mail Check** to the address of record
- ☐ **Send to Custodial Account** listed in Section 3
- ☐ **Cash/Direct Deposit**[4] *Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only)*

AMERICAN REALTY CAPITAL DAILY NET ASSET VALUE TRUST, INC.

▸ *I hereby subscribe for Shares of American Realty Capital Daily Net Asset Value Trust, Inc. and elect the distribution option indicated.*

- ☐ **Reinvest/Distribution Reinvestment Plan**[2,3] *Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution.*
- ☐ **Mail Check** to the address of record
- ☐ **Send to Custodial Account** listed in Section 3
- ☐ **Cash/Direct Deposit**[4] *Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only)*

AMERICAN REALTY CAPITAL HEALTHCARE TRUST, INC.

▸ *I hereby subscribe for Shares of American Realty Capital Healthcare Trust, Inc. and elect the distribution option indicated.*

- ☐ **Reinvest/Distribution Reinvestment Plan**[2,3] *Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution.*
- ☐ **Mail Check** to the address of record
- ☐ **Send to Custodial Account** listed in Section 3
- ☐ **Cash/Direct Deposit**[4] *Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only)*

AMERICAN REALTY CAPITAL NEW YORK RECOVERY REIT, INC.

▸ *I hereby subscribe for Shares of American Realty Capital New York Recovery REIT, Inc. and elect the distribution option indicated.*

- ☐ **Reinvest/Distribution Reinvestment Plan**[2,3] *Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution.*
- ☐ **Mail Check** to the address of record
- ☐ **Send to Custodial Account** listed in Section 3
- ☐ **Cash/Direct Deposit**[4] *Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only)*

AMERICAN REALTY CAPITAL – RETAIL CENTERS OF AMERICA, INC.

▸ *I hereby subscribe for Shares of American Realty Capital – Retail Centers of America, Inc. and elect the distribution option indicated.*

- ☐ **Reinvest/Distribution Reinvestment Plan**[2,3] *Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution.*
- ☐ **Mail Check** to the address of record
- ☐ **Send to Custodial Account** listed in Section 3
- ☐ **Cash/Direct Deposit**[4] *Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only)*

BUSINESS DEVELOPMENT CORPORATION OF AMERICA

▸ *I hereby subscribe for Shares of Business Development Corporation of America and elect the distribution option indicated.*

- ☐ **Reinvest/Distribution Reinvestment Plan**[2,3] *Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution.*
- ☐ **Mail Check** to the address of record
- ☐ **Send to Custodial Account** listed in Section 3
- ☐ **Cash/Direct Deposit**[4] *Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only)*

PHILLIPS EDISON – ARC SHOPPING CENTER REIT, INC.

▸ *I hereby subscribe for Shares of Phillips Edison – ARC Shopping Center REIT, Inc. and elect the distribution option indicated.*

- ☐ **Reinvest/Distribution Reinvestment Plan**[2,3] *Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution.*
- ☐ **Mail Check** to the address of record
- ☐ **Send to Custodial Account** listed in Section 3
- ☐ **Cash/Direct Deposit**[4] *Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only)*

UNITED DEVELOPMENT FUNDING IV

▸ *I hereby subscribe for Shares of United Development Funding IV and elect the distribution option indicated.*

- ☐ **Reinvest/Distribution Reinvestment Plan**[2,3] *Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution.*
- ☐ **Mail Check** to the address of record
- ☐ **Send to Custodial Account** listed in Section 3
- ☐ **Cash/Direct Deposit**[4] *Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only)*

C-2-4

5a Please complete this section if you should wish to direct distributions (non-custodial accounts) to the registered owner's checking or savings account or to a party other than the registered owner.

Name of Third Party Financial Institution

Mailing Address

City, State, Zip

Account #

Bank's ABA/Routing #

☐ **Checking Account** *(must enclose voided check)* ☐ **Savings Account** *(subject to bank verification)*

ELECTRONIC DELIVERY ELECTION

Electronic Delivery of stockholder communication is available and if you would prefer to receive such communications and statements electronically, please affirmatively elect to do so by checking the offering for which you elect to receive the electronic delivery of stockholder communications and statement notifications, and signing below where indicated:

☐ **Business Development Corporation of America** ☐ **Phillips Edison – ARC Shopping Center REIT, Inc.** ☐ **United Development Funding IV**

We encourage you to reduce printing and mailing costs and to conserve natural resources by electing to receive electronic delivery of stockholder communications and statement notifications. By consenting below to electronically receive stockholder communications, including your account-specific information, you authorize said offering(s) to either (i) e-mail stockholder communications to you directly or (ii) make them available on each offering's respective Web site and notify you by e-mail when such documents are available and how to access the documents.

You will not receive paper copies of these electronic materials unless specifically requested, the delivery of electronic materials is prohibited or we, in our sole discretion, elect to send paper copies of the materials.

Sign below if you consent to the electronic delivery of documents including annual reports, proxy materials, and any other documents that may be required to be delivered under federal or state securities laws as well as account-specific information such as quarterly account statements or tax information. Your consent will be effective until you revoke it. In addition, by consenting to electronic access, you will be responsible for your customary Internet Service Provider charges in connection with access to these materials. E-mail address in the section below is required. Please carefully read the following representations before consenting to receive documents electronically. By signing this box and consenting to receive documents electronically, you represent the following: **(a)** I acknowledge that access to both Internet e-mail and the World Wide Web is required in order to access documents electronically. I may receive by e-mail notification the availability of a document in electronic format. The notification e-mail will contain a web address (or hyperlink) where the document can be found. By entering this address into my web browser, I can view, download and print the document from my computer. I acknowledge that there may be costs associated with the electronic access, such as usage charges from my Internet provider and telephone provider, and that these costs are my responsibility. **(b)** I acknowledge that documents distributed electronically may be provided in Adobe's Portable Document Format (PDF). The Adobe Reader® software is required to view documents in PDF format. The Reader software is available free of charge from Adobe's web site at www.adobe.com . The Reader software must be correctly installed on my system before I will be able to view documents in PDF format. Electronic delivery also involves risks related to system or network outage that could impair my timely receipt of or access to stockholder communications. **(c)** I acknowledge that I may receive at no cost from the respective offering(s) a paper copy of any documents delivered electronically by calling Realty Capital Securities, LLC at 877-373-2522 from 9:00 am to 5:00 pm EST Monday-Friday. **(d)** I acknowledge that if the e-mail notification is returned to the respective offering(s) as "undeliverable", a letter will be mailed to me with instructions on how to update my e-mail address to begin receiving communication via electronic delivery. I further understand that if the respective offering(s) is/are unable to obtain a valid e-mail address for me, the respective offering(s) will resume sending a paper copy of its filings by U.S. mail to my address of record. **(e)** I acknowledge that my consent may be updated or cancelled, including any updates in e-mail address to which documents are delivered, at any time by calling Realty Capital Securities, LLC at 877-373-2522 from 9:00 am to 5:00 pm EST Monday-Friday.

Owner Signature ______________________ Date (mm/dd/yyyy) ____________

Co-Owner Signature (if applicable) ______________________ Date (mm/dd/yyyy) ____________

Joint Accounts: If your Social Security number is the primary number on a joint account and you opt-in to electronic delivery, each consenting stockholder must have access to the e-mail account provided.

My e-mail address is ______________________

Your e-mail address will be held in confidence and used only for matters relating to your investments.

6 **IMPORTANT:** Please carefully read and separately initial each of the representations. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf.

NOTE: ***Investors in Alabama or Tennessee may not use this multi-offerings subscription agreement to subscribe for shares of any offering described herein but instead should refer to the subscription agreement for each offering.***

Subscriber Acknowledgements & Signatures The undersigned (or in the case of fiduciary accounts, the person authorized to sign on each subscriber's behalf) further acknowledges and/or represents the following: **(you must initial ALL appropriate representations below)**	**Owner**	**Co-Owner**
For Investors of ALL Offerings:		
Represents that I (we) either: (i) have a net worth (excluding home, home furnishings and automobiles) of at least $70,000 and estimate that (without regard to investment in the applicable offering) I (we) have gross income due in the current year of at least $70,000; or (ii) have a net worth (excluding home, home furnishings and automobiles) of at least $250,000 or such higher suitability as may be required by certain states and set forth in the "Investor Suitability Standards" section of the applicable Prospectus; in the case of sales to fiduciary accounts, suitability standards must be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the Shares.		
California residents only: In addition to the suitability requirements described above, investors' maximum investment in our shares will be limited to 10% of the investor's net worth *(exclusive of home, home furnishings and automobiles)*.		
Kansas residents only: In addition to the suitability requirements described above, it is recommended that investors should invest no more than 10% of their liquid net worth in our shares and securities of other real estate investment trusts. "Liquid net worth" is defined as that portion of net worth *(total assets minus total liabilities)* that is comprised of cash, cash equivalents and readily marketable securities.

C-2-5

6 ***Continued***

Subscriber Acknowledgements & Signatures *(Continued)* *(you must initial ALL appropriate representations below)*	**Owner**	**Co-Owner**
For Investors of ALL Offerings *(Continued)*:		
Missouri residents only: In addition to the suitability requirements described above, no more than ten percent (10%) of any one (1) Missouri investor's liquid net worth shall be invested in the securities registered by us for this offering with the Securities Division.		
For American Realty Capital Trust III, Inc. ("ARCT III") Investors Only:		
I/We acknowledge receipt of the final Prospectus of American Realty Capital Trust III, Inc., not less than five (5) business days prior to the signing of this Subscription Agreement.		
I/We am/are purchasing shares for my/our own account.		
I/We acknowledge that shares are not liquid.		
If an affiliate of American Realty Capital Trust III, Inc., I/We represent that the shares are being purchased for investment purposes only and not for immediate resale.		
Nebraska residents only: Investors must have either (a) a net worth of $350,000 (exclusive of home, auto and home furnishings) or (b) a net worth of $100,000 (exclusive of home, auto and home furnishings) and an annual income of $70,000. The investor's maximum investment in the issuer and its affiliates should not exceed 10% of the investor's net worth (exclusive of home, auto and home furnishings).		
Massachusetts, Michigan, Ohio, Iowa, Oregon, Pennsylvania and Washington residents only: Investors must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. The investor's maximum investment in the issuer and its affiliates cannot exceed 10% of the Massachusetts, Michigan, Iowa, Oregon, Pennsylvania or Washington resident's net worth. An Ohio investor's aggregate investment in our shares, shares of our affiliates, and in other non-traded real estate investment programs may not exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles *minus* total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities.		
Kentucky residents only: Investors must have either (a) a net worth of $250,000 or (b) a gross annual income of at least $70,000 and a net worth of at least $70,000, with the amount invested in this offering not to exceed 10% of the Kentucky investor's liquid net worth.		
North Dakota residents only: Shares will only be sold to residents of North Dakota representing that they have a liquid net worth of at least ten times their investment in the Issuer and its affiliates and meet one of the established suitability standards.		
Maine residents only: The Maine Office of Securities recommends that an investor's aggregate investment in this offering and similar direct participation investments not exceed 10% of the investor's liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.		
For American Realty Capital Daily Net Asset Value Trust, Inc. ("ARC Daily NAV") Investors Only:		
I/We acknowledge receipt of the final Prospectus of American Realty Capital Daily Net Asset Value Trust, Inc., not less than five (5) business days prior to the signing of this Subscription Agreement.		
I/We am/are purchasing shares for my/our own account.		
I/We acknowledge that shares are not liquid.		
If an affiliate of American Realty Capital Daily Net Asset Value Trust, Inc., I/We represent that the shares are being purchased for investment purposes only and not for immediate resale.		
Kentucky residents only: Investors must have either (a) a net worth of $250,000 or (b) a gross annual income of at least $70,000 and a net worth of at least $70,000, with the amount invested in this offering not to exceed 10% of the Kentucky investor's liquid net worth.		
Massachusetts, Michigan, Ohio, Iowa, Oregon, Pennsylvania, Washington and New Mexico residents only: Investors must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. The investor's maximum investment in the issuer and its affiliates cannot exceed 10% of the Massachusetts, Michigan, Iowa, Oregon, Pennsylvania, Washington or New Mexico resident's net worth. An Ohio investor's aggregate investment in our shares, shares of our affiliates, and in other non-traded real estate investment programs may not exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles *minus* total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities. We will not release any Pennsylvania investor proceeds for subscriptions from escrow until we have received an aggregate of $75,000,000 in subscriptions.

C-2-6

6 ***Continued***

Subscriber Acknowledgements & Signatures *(Continued)* *(you must initial ALL appropriate representations below)*	**Owner**	**Co-Owner**
For American Realty Capital Daily Net Asset Value Trust, Inc. ("ARC Daily NAV") Investors Only *(Continued)*:		
North Dakota residents only: Shares will only be sold to residents of North Dakota representing that they have a liquid net worth of at least ten times their investment in the Issuer and its affiliates and meet one of the established suitability standards.		
Nebraska residents only: Investors must have either (a) a net worth of $350,000 (exclusive of home, auto and home furnishings) or (b) a net worth of $100,000 (exclusive of home, auto and home furnishings) and an annual income of $70,000. The investor's maximum investment in the issuer and its affiliates should not exceed 10% of the investor's net worth (exclusive of home, auto and home furnishings).		
Maine residents only: The Maine Office of Securities recommends that an investor's aggregate investment in this offering and similar direct participation investments not exceed 10% of the investor's liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.		
Texas residents only: An investor must have had, during the last tax year, or estimate that the investor will have during the current tax year, (a) a minimum net worth of $100,000 and a minimum annual gross income of $100,000, or (b) a minimum net worth of $500,000. The investor's maximum investment in this offering shall not exceed 10% of the investor's liquid net worth. **Texas investors may not subscribe to this offering until this offering has raised at least $10 million in other jurisdictions.**		
For American Realty Capital Healthcare Trust, Inc. ("ARC-HT") Investors Only:		
I/We acknowledge receipt of the final Prospectus of American Realty Capital Healthcare Trust, Inc., not less than five (5) business days prior to the signing of this Subscription Agreement.		
I/We am/are purchasing shares for my/our own account.		
I/We acknowledge that shares are not liquid.		
If an affiliate of American Realty Capital Healthcare Trust, Inc., I/We represent that the shares are being purchased for investment purposes only and not for immediate resale.		
Nebraska residents only: Investors must have either (a) a net worth of $350,000 (exclusive of home, auto and home furnishings) or (b) a net worth of $100,000 (exclusive of home, auto and home furnishings) and an annual income of $70,000. The investor's maximum investment in the issuer should not exceed 10% of the investor's net worth (exclusive of home, auto and home furnishings).		
Massachusetts, Michigan, Ohio, Iowa, Oregon, Pennsylvania and Washington residents only: Investors must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. The investor's maximum investment in the issuer and its affiliates cannot exceed 10% of the Massachusetts, Michigan, Iowa, Oregon, Pennsylvania or Washington resident's net worth. An Ohio investor's aggregate investment in our shares, shares of our affiliates, and in other non-traded real estate investment programs may not exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles *minus* total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities.		
Kentucky residents only: Investors must have either (a) a net worth of $250,000 or (b) a gross annual income of at least $70,000 and a net worth of at least $70,000, with the amount invested in this offering not to exceed 10% of the Kentucky investor's liquid net worth.		
California residents only: Investors must have either (a) a net worth of $250,000 or (b) a gross annual income of at least $70,000 and a net worth of at least $120,000, with the investor's maximum investment in our shares not to exceed 10% of the investor's net worth (exclusive of home, home furnishings and automobile).		
North Dakota residents only: Shares will only be sold to residents of North Dakota representing that they have a liquid net worth of at least ten times their investment in the Issuer and its affiliates and meet one of the established suitability standards.		
Maine residents only: The Maine Office of Securities recommends that an investor's aggregate investment in this offering and similar direct participation investments not exceed 10% of the investor's liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.		
For American Realty Capital New York Recovery REIT, Inc. ("NYRR") Investors Only:		
I/We acknowledge receipt of the final Prospectus of American Realty Capital New York Recovery REIT, Inc., not less than five (5) business days prior to the signing of this Subscription Agreement.		
I/We am/are purchasing shares for my/our own account.

C-2-7

6 Continued

Subscriber Acknowledgements & Signatures *(Continued)* *(you must initial ALL appropriate representations below)*	**Owner**	**Co-Owner**
For American Realty Capital New York Recovery REIT, Inc. ("NYRR") Investors Only *(Continued)*:		
I/We acknowledge that shares are not liquid.		
If an affiliate of American Realty Capital New York Recovery REIT, Inc., I/We represent that the shares are being purchased for investment purposes only and not for immediate resale.		
Kentucky residents only: Investors must have either (a) a net worth of $250,000 or (b) a gross annual income of at least $70,000 and a net worth of at least $70,000, with the amount invested in this offering not to exceed 10% of the Kentucky investor's liquid net worth.		
Massachusetts, Michigan, Ohio, Iowa, Oregon, Pennsylvania, Washington and New Mexico residents only: Investors must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. The investor's maximum investment in the issuer and its affiliates cannot exceed 10% of the Massachusetts, Michigan, Ohio, Iowa, Oregon, Pennsylvania, Washington or New Mexico resident's net worth.		
Nebraska residents only: Investors must have either (a) a net worth of $350,000 *(exclusive of home, auto and home furnishings)* or (b) a net worth of $100,000 *(exclusive of home, auto and home furnishings)* and an annual income of $70,000. The investors' maximum investment in the issuer should not exceed 10% of the investor's net worth *(exclusive of home, auto and home furnishings)*.		
For American Realty Capital – Retail Centers of America ("ARC Retail") Investors Only:		
I/We acknowledge receipt of the final Prospectus of American Realty Capital – Retail Centers of America, Inc., not less than five (5) business days prior to the signing of this Subscription Agreement.		
I/We am/are purchasing shares for my/our own account.		
I/We acknowledge that shares are not liquid.		
If an affiliate of American Realty Capital – Retail Centers of America, Inc., I/We represent that the shares are being purchased for investment purposes only and not for immediate resale.		
Kentucky residents only: Investors must have either (a) a net worth of $250,000 or (b) a gross annual income of at least $70,000 and a net worth of at least $70,000, with the amount invested in this offering not to exceed 10% of the Kentucky investor's liquid net worth.		
Massachusetts, Michigan, Ohio, Iowa, Oregon, Pennsylvania, Washington and New Mexico residents only: Investors must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. The investor's maximum investment in the issuer and its affiliates cannot exceed 10% of the Massachusetts, Michigan, Iowa, Oregon, Pennsylvania, Washington or New Mexico resident's net worth. An Ohio investor's aggregate investment in our shares, shares of our affiliates, and in other non-traded real estate investment programs may not exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles *minus* total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities. We will not release any Pennsylvania investor proceeds for subscriptions from escrow until we have received an aggregate of $75,000,000 in subscriptions.		
Nebraska residents only: Investments must have either (a) a minimum net worth of $100,000 and an annual income of $70,000 or (b) a minimum net worth of $350,000. The investor's maximum in investment in the issuer and its affiliate cannot exceed 10% of the investor's net worth.		
Mississippi residents only: In addition to the suitability standards above, shares will only be sold to Mississippi residents that represent that they have a liquid net worth of at least 10 times the amount of their investment in this real estate investment program and other similar programs.		
North Dakota residents only: Shares will only be sold to residents of North Dakota representing that they have a liquid net worth of at least ten times their investment in the Issuer and its affiliates and meet one of the established suitability standards.		
Maine residents only: The Maine Office of Securities recommends that an investor's aggregate investment in this offering and similar direct participation investments not exceed 10% of the investor's liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

C-2-8

6 Continued

Subscriber Acknowledgements & Signatures *(Continued)* *(you must initial ALL appropriate representations below)*	**Owner**	**Co-Owner**
For Business Development Corporation of America ("BDCA") Investors Only:		
I/We acknowledge receipt of the final Prospectus of Business Development Corporation of America, not less than five (5) business days prior to the signing of this Subscription Agreement.		
I/We am/are purchasing shares for my/our own account.		
I/We acknowledge that shares are not liquid.		
If an affiliate of Business Development Corporation of America, I/We represent that the shares are being purchased for investment purposes only and not for immediate resale.		
Arizona residents only: The term of this offering shall be effective for a period of one year with the ability to renew for additional periods of one year.		
Iowa, Kentucky and New Jersey residents only: Investors must have either (a) a liquid net worth of $85,000 and annual gross income of $85,000 or (b) a liquid net worth of $300,000. Additionally, an Iowa investor's total investment in us shall not exceed 10% of his or her net worth.		
Massachusetts residents only: Investors who reside in the state of Massachusetts must have either (i) a minimum of $100,000 annual gross income and a liquid net worth of $100,000; or (ii) a liquid net worth of $250,000 irrespective of gross annual income. Additionally, a Massachusetts investor's total investment in us shall not exceed 10% of his or her liquid net worth. For this purpose, liquid net worth is determined exclusive of home, home furnishings and automobiles.		
Michigan and Oregon residents only: In addition to the general suitability requirements described above, the investor's maximum investment in our shares and our affiliates shall not exceed 10% of his or her net worth.		
Nebraska residents only: Nebraska investors must meet the following suitability standards: (i) either (a) an annual gross income of at least $100,000 and a net worth of at least $350,000, or (b) a net worth of at least $500,000; and (ii) investor will not invest more than 10% of their net worth in the Issuer. For such investors, net worth should not include the value of one's home, home furnishings, or automobiles.		
Oklahoma residents only: Purchases by Oklahoma investors should not exceed 10% of their net worth (not including home, home furnishings and automobiles).		
Idaho residents only: Investors who reside in the state of Idaho must have either (a) a liquid net worth of $85,000 and annual gross income of $85,000 or (b) a liquid net worth of $300,000. Additionally, an Idaho investor's total investment shall not exceed 10% of his or her liquid net worth. (The calculation of liquid net worth shall include only cash plus cash equivalents. Cash equivalents include assets which may be convertible to cash within one year.)		
North Dakota residents only: Our shares will only be sold to residents of North Dakota representing that their investment will not exceed 10% of his or her net worth and that they meet one of the established suitability standards.		
Texas residents only: Investors who reside in the state of Texas must have either (i) a minimum of $100,000 annual gross income and a liquid net worth of $100,000; or (ii) a liquid net worth of $250,000 irrespective of gross annual income. Additionally, a Texas investor's total investment in us shall not exceed 10% of his or her liquid net worth. For this purpose, liquid net worth is determined exclusive of home, home furnishings and automobiles.		
Maine residents only: The Maine Office of Securities recommends that an investor's aggregate investment in this offering and other similar offerings not exceed 10% of the investor's liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.		
North Carolina residents only: Investors who reside in the state of North Carolina must have either (i) a minimum liquid net worth of $85,000 and minimum annual gross income of $85,000 or (ii) a minimum liquid net worth of $300,000.		
Ohio residents only: In addition to the suitability standards above, the state of Ohio requires that each Ohio investor will limit his or her investment in our common stock to a maximum of 10% of his or her net worth.		
New Mexico residents only: In addition to the suitability standards above, the state of New Mexico requires that an investment by an New Mexico resident in the Company, affiliates of the Company, and in other non-traded business development companies will not exceed 10% of the investor's net worth.		
For Phillips Edison – ARC Shopping Center REIT, Inc. ("PE-ARC") Investors Only:		
Acknowledges receipt, not less than five (5) business days prior to the signing of this Subscription Agreement, of the final Prospectus of Phillips Edison – ARC Shopping Center REIT, Inc.		
I/We am/are purchasing shares for my/our own account.		
I/We acknowledge that shares are not liquid.

C-2-9

6 *Continued*

Subscriber Acknowledgements & Signatures *(Continued)* *(you must initial ALL appropriate representations below)*	**Owner**	**Co-Owner**
For Phillips Edison – ARC Shopping Center REIT, Inc. ("PE–ARC") Investors Only *(Continued)*:		
AFFILIATES OF PHILLIPS EDISON – ARC SHOPPING CENTER REIT, INC.: I/We represent that the shares are being purchased for investment purposes only and not for immediate resale.		
Nebraska residents only: Investors must have either (a) a net worth of $350,000 *(exclusive of home, auto and home furnishings)* or (b) a net worth of $100,000 *(exclusive of home, auto and home furnishings)* and an annual income of $70,000. The investors' maximum investment in the issuer should not exceed 10% of the investor's net worth *(exclusive of home, auto and home furnishings)*.		
Maine, Massachusetts, Michigan, Ohio, Iowa, Oregon, Pennsylvania and Washington residents only: Investors must have either (a) a minimum net worth of $250,000 or (b) a gross annual income of at least $70,000 and a net worth of at least $70,000. The investor's maximum investment in the issuer and its affiliates cannot exceed 10% of the Maine, Massachusetts, Michigan, Ohio, Iowa, Oregon, Pennsylvania or Washington resident's net worth.		
Kentucky residents only: Investors must have either (a) a net worth of $250,000 or (b) a gross annual income of at least $70,000 and a net worth of at least $70,000, with the amount invested in this offering not to exceed 10% of the Kentucky investor's liquid net worth.		
For United Development Funding IV ("UDFIV") Investors Only:		
I/We have received the final prospectus of United Development Funding IV, not less than five (5) business days prior to the signing of this Subscription Agreement, and I/we accept the terms and conditions of the declaration of trust and bylaws of the issuer.		
I/We am/are purchasing shares for my/our own account and I/We acknowledge that the shares are not liquid and there is no public market for this investment.		
I/We am/are not an Unacceptable Investor, as such term is defined in the prospectus under "Suitability Standards - Restrictions Imposed by the USA PATRIOT Act and Related Acts."		
California residents only: I/We have, excluding the value of my/our home, furnishings and automobiles, (a) a gross annual income of at least $70,000 and a net worth of at least $100,000, or (b) a net worth of at least $250,000.		
Iowa residents only: This investment, when added to my/our investments in similar programs, does not exceed 10% of my/our liquid net worth.		
Massachusetts residents only: I/We have, excluding the value of my/our home, furnishings, and automobiles, a gross annual income of at least $85,000 and a net worth of at least $330,000. I/We acknowledge the recommendation of the Massachusetts Securities Division that I/we should limit my/our aggregate investment in the issuer and other similar investments to no more than 10% of my/our liquid net worth.		
Michigan residents only: This investment, when added to my/our investments in affiliates of the issuer, does not exceed 10% of my/our liquid net worth.		
Oregon and Pennsylvania residents only: This investment does not exceed 10% of my/our liquid net worth.		
Kentucky residents only: Investors must have either (a) a net worth of $250,000 or (b) a gross annual income of at least $70,000 and a net worth of at least $70,000, with the amount invested in this offering not to exceed 10% of the Kentucky investor's liquid net worth.		

WE INTEND TO ASSERT THE FOREGOING REPRESENTATION AS A DEFENSE IN ANY SUBSEQUENT LITIGATION WHERE SUCH ASSERTION WOULD BE RELEVANT. AS USED ABOVE, THE SINGULAR INCLUDES THE PLURAL IN ALL RESPECTS IF SHARES ARE BEING ACQUIRED BY MORE THAN ONE PERSON. THIS SUBSCRIPTION AGREEMENT AND ALL RIGHTS THEREUNDER SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICT OF LAWS. BY EXECUTING THIS SUBSCRIPTION AGREEMENT, THE SUBSCRIBER HEREBY DECLARES THE INFORMATION SUPPLIED ABOVE IS TRUE AND CORRECT AND MAY BE RELIED UPON BY EACH ISSUER IN CONNECTION WITH THE SUBSCRIBER'S INVESTMENT IN SUCH ISSUER.

THE SUBSCRIBER DOES NOT WAIVE ANY RIGHTS IT MAY HAVE UNDER THE SECURITIES ACT OF 1933, THE SECURITIES EXCHANGE ACT OF 1934 OR ANY STATE SECURITIES LAW BY EXECUTING THIS SUBSCRIPTION AGREEMENT. A SALE OF SHARES MAY NOT BE COMPLETED UNTIL THE SUBSCRIBER HAS BEEN IN RECEIPT OF THE FINAL PROSPECTUS FOR EACH OFFERING (AT LEAST FIVE BUSINESS DAYS).

THE SUBSCRIBER WILL NOT BE ADMITTED AS A SHAREHOLDER OF THE APPLICABLE ISSUER UNTIL THIS SUBSCRIPTION AGREEMENT HAS BEEN ACCEPTED BY SUCH ISSUER. SUCH ISSUER MAY REJECT ANY SUBSCRIPTION, IN WHOLE OR IN PART, IN ITS SOLE DISCRETION, SO LONG AS SUCH PARTIAL ACCEPTANCE OR REJECTION DOES NOT RESULT IN AN INVESTMENT OF LESS THAN THE MINIMUM AMOUNT SPECIFIED IN THE PROSPECTUS. SUBSCRIPTIONS WILL BE ACCEPTED OR REJECTED WITHIN 30 DAYS OF THEIR RECEIPT. EACH ISSUER WILL ACCEPT GROUPS OF SUBSCRIPTIONS ON AN ORDERLY BASIS NO LESS FREQUENTLY THAN MONTHLY, SUBJECT TO THE TERMS OF THE APPLICABLE CURRENT PROSPECTUS. IF AN ISSUER REJECTS THE SUBSCRIBER'S SUBSCRIPTION, THE PURCHASE PRICE WILL BE RETURNED TO THE SUBSCRIBER WITHIN 10 BUSINESS DAYS AFTER THE REJECTION OF THE SUBSCRIPTION. IF THE SUBSCRIBER'S SUBSCRIPTION IS ACCEPTED, THE SUBSCRIBER WILL BE SENT A CONFIRMATION OF ITS PURCHASE AFTER THE SUBSCRIBER HAS BEEN ADMITTED AS A SHAREHOLDER.

C-2-10

Subscriber Signature(s)

6a

IMPORTANT: The investor must go to Section 6b and complete the Substitute W-9 form in its entirety in order for the Subscription Agreement to be considered valid for review.*

☐ **Automatic Purchase Plan:** Check this box if you wish to participate in the Automatic Purchase Plan ("APP"). A separate form is required to be completed to participate in APP. Be advised that APP may not be available with all programs and is not available for BDCA or UDFIV.

SIGNATURE OF OWNER AND CO-OWNER ***(ALL INVESTORS MUST SIGN)***

If the investor signing below is acquiring the shares through an IRA or will otherwise beneficially hold the shares through a Custodian or Trustee, the investor authorizes the Investment Program(s) indicated in Section 1 to receive (on behalf of the investor) authorization for the investor to act as proxy for the Custodian or Trustee. This authorization coupled with the Custodian or Trustee authorization below is intended to permit the investor to vote his or her shares even though the investor is not the record holder of the shares.

Owner Signature ______________________ Date (mm/dd/yyyy) __________

Co-Owner Signature (if applicable) ______________________ Date (mm/dd/yyyy) __________

FOR AUTHORIZED REPRESENTATIVE OF CUSTODIAN USE ONLY

Signature of Custodian(s) or Trustee(s): By signing this Subscription Agreement, the Custodian authorizes the investor to vote the number of shares of the Investment Program(s) indicated in Section 1 that are beneficially owned by the investor as reflected on the records of each said offering as of the applicable record date at any meeting of the shareholders of each said offering. This authorization shall remain in place until revoked in writing by the Custodian. The Investment Program(s) indicated in Section 1 are hereby authorized to notify the investor of his or her right to vote consistent with this authorization.

Authorized Signature (Custodian or Trustee) ______________________ Date (mm/dd/yyyy) __________

* *Your ability to sell shares pursuant to the Share Repurchase Program is severely restricted. The Share Repurchase Program may be suspended or terminated at any time, and redemption requests may be rejected for any reason. You may not be able to sell your shares.*

6b

Substitute Form W-9
ALL U.S. Taxpayer Must Sign

SUBSTITUTE FORM W-9 (Form W-9 (Rev. 10-2007)

Certification

To prevent backup withholding on any payment made to a stockholder with respect to subscription proceeds held in escrow, the stockholder is generally required to provide current TIN (or the TIN of any other payee) and certain other information by completing the form below, certifying that the TIN provided on Substitute Form W-9 is correct (or that such investor is awaiting a TIN), that the investor is a U.S. person, and that the investor is not subject to backup withholding because (i) the investor is exempt from backup withholding, (ii) the investor has not been notified by the IRS that the investor is subject to backup withholding as a result of failure to report all interests or dividends or (iii) the IRS has notified the investor that the investor is no longer subject to backup withholding. If a TIN is not provided by the time any payment is made in connection with the proceeds held in escrow, 28% of all such payments will be withheld until a TIN is provided and if a TIN is not provided within 60 days, such withheld amounts will be paid over to the IRS.

Exempt TIN. Check here if investor is an exempt payee. ☐

Under penalties of perjury, I certify that:

1. The number shown on this form is my correct taxpayer identification number, and
2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and
3. I am a U.S. citizen or other U.S. person (including a U.S. resident alien).

Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

Signature of Investor	Print Name	Date
Signature of Joint Owner, if applicable	Print Name	Date

C-2-11

6b Continued

Guidelines for Certification of Taxpayer Identification Number ("TIN") on Substitute Form W-9

What Number to Give the Requester. – Social Security numbers ("SSN") have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers ("EIN") have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer. All "Section" references are to the Internal Revenue Code of 1986, as amended. "IRS" means the Internal Revenue Service.

For this type of account:	**Give the SSN of:**
1. An individual's account	The individual
2. Two or more individuals (Joint account)	The actual owner of the account or, if combined funds, the first individual on the account [1]
3. Custodian account of a minor (Uniform Gift to Minors Act)	The minor [2]
4. (a) The usual revocable savings trust account (grantor also is trustee)	The grantor-trustee [1]
(b) So-called trust account that is not a legal or valid trust under State law	The actual owner [1]
5. Sole proprietorship or single-owner LLC	The owner [3]

For this type of account:	**Given the EIN of:**
6. Sole proprietorship or single-owner LLC	The owner [3]
7. A valid trust, estate, or pension trust	The legal entity [4]
8. Corporate or LLC electing corporate status on Form 8832	The corporation
9. Association, club, religious, charitable, educational, or other tax-exempt organization	The organization
10. Partnership or multi-member LLC	The partnership or LLC
11. Account with the Department of Agriculture in the name of a public entity (such as a State or local government, school district or prison) that receives agricultural program payments	The public entity
12. A broker or registered nominee	The broker or nominee

(1) List first and circle the name of the person whose number you furnish. If only one person on a joint account has a SSN, that person's number must be furnished.
(2) Circle the minor's name and furnish the minor's SSN.
(3) You must show your individual name and you also may enter your business or "DBA" name on the second name line. You may use either your SSN or EIN (if you have one). If you are a sole proprietor, the IRS encourages you to use your SSN.
(4) List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

Note: *If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.*

Obtaining a Number

If you do not have a TIN, apply for one immediately. To apply for an SSN, get Form SS-5, Application for a Social Security Card, from your local Social Security Administration office or get this form online at *www.socialsecurity.gov/online/ss-5.pdf.* You also may get this form by calling 1-800-772-1213. Use Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for an ITIN, or Form SS-4, Application for Employer Identification Number, to apply for an EIN. You can apply for an EIN online by accessing the IRS website at *www.irs.gov/businesses* and clicking on Employer ID Numbers under Related Topics. You can get Forms W-7 and SS-4 from the IRS by visiting *www.irs.gov* or by calling 1-800-TAX-FORM (1-800-829-3676).

Payees Exempt from Backup Withholding

Backup withholding is not required on any payments made to the following payees:

- An organization exempt from tax under Section 501(a), an individual retirement account ("IRA"), or a custodial account under Section 403(b)(7) if the account satisfies the requirements of Section 401(f)(2).
- The United States or any of its agencies or instrumentalities.
- A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities.
- A foreign government or any of its political subdivisions, agencies or instrumentalities.
- An international organization or any of its agencies or instrumentalities.

Other payees that may be exempt from backup withholding include:

- A corporation.
- A foreign central bank of issue.
- A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States.
- A futures commission merchant registered with the Commodity Futures Trading Commission.
- A real estate investment trust.
- An entity registered at all times during the tax year under the Investment Company Act of 1940.
- A common trust fund operated by a bank under Section 584(a).
- A financial institution.
- A middleman known in the investment community as a nominee or custodian.
- A trust exempt from tax under Section 664 or described in Section 4947.

C-2-12

6b Continued

Guidelines for Certification of Taxpayer Identification Number ("TIN") on Substitute Form W-9 *(Continued)*

Exempt payees should complete a Substitute Form W-9 to avoid possible erroneous backup withholding. *Check the "Exempt TIN" box in the attached Substitute Form W-9, sign and date the form and return it to the payer. Foreign payees who are not subject to backup withholding should complete an appropriate Form W-8 and return it to the payer.*

Privacy Act Notice

Section 6109 requires you to provide your correct TIN to persons who must file information returns with the IRS to report interest, dividends, and certain other income paid to you, mortgage interest paid to you, mortgage interest you paid, the acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA, or Archer MSA or HSA. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. The IRS also may provide this information to the Department of Justice for civil and criminal litigation, and to cities, states, the District of Columbia and U.S. possessions to carry out their tax laws. The IRS also may disclose this information to other countries under a tax treaty, to federal and state agencies to enforce federal nontax criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism. You must provide your TIN whether or not you are required to file a tax return. Payers must generally withhold 28% of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to a payer. Certain penalties also may apply.

Penalties

- *Failure to Furnish TIN.* If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.
- *Civil Penalty for False Information With Respect to Withholding.* If you make a false statement with no reasonable basis which results in no backup withholding, you are subject to a $500 penalty.
- *Criminal Penalty for Falsifying Information.* Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.
- *Misuse of TINs.* If the requester discloses or uses taxpayer identification numbers in violation of Federal law, the payer may be subject to civil and criminal penalties.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE IRS.

7

☐ **RIA Submission:** Check this box to indicate whether submission is made through a Registered Investment Advisor (RIA) in its capacity as the RIA and not in its capacity as a Registered Representative, if applicable, whose agreement with the subscriber includes a fixed or "wrap" fee feature for advisory and related brokerage services. If an owner or principal or any member of the RIA firm is a FINRA licensed Registered Representative affiliated with a broker-dealer, the transaction should be completed through that broker-dealer, not through the RIA.

Financial Advisor, Registered Investment Advisor & Registered Representative

The Financial Advisor, Registered Investment Advisor or the Authorized Representative (the "Advisor") must sign below to complete order. The undersigned broker-dealer or Advisor warrants that it is a duly licensed broker-dealer (or non-commission based financial advisor) and may lawfully offer the Shares in the state designated as the investor's address or the state in which the sale is to be made, if different. The broker-dealer or Advisor warrants that he or she has (a) reasonable grounds to believe this investment is suitable for the investor as defined by Rule 2310 of the FINRA Conduct Rules, (b) informed the investor of all aspects of liquidity and marketability of this investment as required by Rule 2810 of the FINRA Conduct Rules, (c) delivered the Prospectus to the investor the requisite number of days prior to the date that the investor will deliver this Subscription Agreement to the issuer as specified under the laws of the investor's state of residence, (d) verified the identity of the investor through appropriate methods and will retain proof of such verification process as required by applicable law, and (e) verified that the investor and the registered owner do not appear on the Office of Foreign Assets Control list of foreign nations, organizations and individuals subject to economic and trade sanctions.

Broker/Dealer or RIA Firm Address or P.O. Box ______________________

Mailing Address ______________________

City, State, Zip ______________________

Business Phone # (Required) ______________________

Fax Phone # ______________________

E-mail Address ______________________

Registered Representative(s) or Advisor(s) [I.A.] Name(s) (Required) ______________________

Representative # ______________________

Registered Representative or Advisor [I.A.] Address or P.O. Box ______________________

City, State, Zip ______________________

Business Phone # (Required) ______________________

Fax Phone # ______________________

E-mail Address ______________________

If a Registered Associate of a FINRA member firm, I hereby certify that I hold a Series 7 or Series 62 FINRA license and I am registered in the following state in which this sale was completed. If a Registered Investment Advisor, I certify that I am properly licensed and I am registered in the following state in which this sale was completed.

State (Required) ______________________

Signature(s) of Registered Representative(s) or Advisor(s) (Required) ______________________

Date ______________________

Signature of Broker/Dealer or RIA (If Required by Broker/Dealer) ______________________

Date ______________________

C-2-13

C-2-14

APPENDIX E

LETTER OF DIRECTION

                , 20

American Realty Capital Healthcare Trust, Inc.
c/o DST Systems, Inc.
430 W 7th Street
Kansas City, Missouri 64105-1407

Re: Registered Investment Advisory Fees
        Account No.        (“Account”)

Ladies and Gentlemen:

You are hereby instructed and authorized by me to deduct advisory fees payable to       , my registered investment advisor, in the following amount from my Account, and to pay such amount by check to my registered investment advisor, upon each distribution by American Realty Capital Healthcare Trust, Inc. (the “Company”) on my Account, as payment for my registered investment advisor’s advisory fees (select only one):

$         ; or

    % of Asset Value (calculated on a 365-day calendar year basis) to be paid by the Company on my Account.

I acknowledge that any and all advisory fees payable to my registered investment advisor are my sole responsibility and you are paying the amounts directed by me as an accommodation.

This letter shall serve as an irrevocable instruction to you to pay such advisory fees from my Account until such time as I provide you with written notice of my election to revoke this instruction.

Sincerely,

*	This election is not available for custodial ownership accounts, such as individual retirement accounts, Keogh plans, 401(k) plans or Alabama investors.

E-1